                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       EXTENDICARE HEALTH SERVICES, INC.*
             (Exact name of registrant as specified in its charter)

          DELAWARE                            8051                       98-0066268
(State or other jurisdiction      (Primary Standard Industrial      (I.R.S. Employer
     of incorporation)             Classification Code Number)     Identification No.)

                            111 WEST MICHIGAN STREET
                           MILWAUKEE, WISCONSIN 53203
                                 (414) 908-8000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  MELVIN A. RHINELANDER                                    Copy to:
    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER               RUSSELL E. RYBA, ESQ.
            EXTENDICARE HEALTH SERVICES, INC.                          FOLEY & LARDNER
                111 WEST MICHIGAN STREET                          777 EAST WISCONSIN AVENUE
               MILWAUKEE, WISCONSIN 53203                        MILWAUKEE, WISCONSIN 53202
                     (414) 908-8000                                    (414) 271-2400
(Name, address, including zip code, and telephone number,
     including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          Upon consummation of the Exchange Offer referred to herein.

                                   ---------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                   ---------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF                    AMOUNT TO BE     OFFERING PRICE PER       AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED                   REGISTERED           NOTE(1)                   PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
9 1/2% New Senior Notes due 2010(2)........  $150,000,000          100%                $150,000,000              $13,800
------------------------------------------------------------------------------------------------------------------------------------
Guarantees for the 9 1/2% New
  Senior Notes due 2010(3).................  $          0            0%                $          0              $     0
====================================================================================================================================


(1)  Estimated solely for purposes of determining the registration fee.
(2)  Calculated pursuant to Rule 457(f) under the Securities Act of 1933.
(3) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

                                   ---------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                        *TABLE OF ADDITIONAL REGISTRANTS


                                                                            PRIMARY
                                                       STATE OR OTHER      STANDARD
                                                      JURISDICTION OF   INDUSTRIAL CODE         I.R.S. EMPLOYER
                                                      INCORPORATION OR  CLASSIFICATION          IDENTIFICATION
NAME, ADDRESS AND TELEPHONE NUMBER (1)                  ORGANIZATION        NUMBER                  NUMBER
--------------------------------------                ----------------  ---------------         ----------------

Adult Services Unlimited, Inc.                              PA               8051                 23-2284465
Alpine Health and Rehabilitation Center, LLC                FL               8051                 36-4321373
Arbors at Bayonet Point, LLC                                FL               8051                 36-4329444
Arbors at Fairlawn Care, LLC                                OH               8051                 36-4402146
Arbors at Fairlawn Realty OH, LLC                           OH               8051                 36-4321488
Arbors at Sylvania Care, LLC                                OH               8051                 36-4402158
Arbors at Sylvania Realty OH, LLC                           OH               8051                 36-4321462
Arbors at Tampa, LLC                                        FL               8051                 36-4329446
Arbors at Toledo, Inc.                                      OH               8051                 34-1645103
Arbors East, Inc.                                           OH               8051                 34-1677616
Arbors West Care, LLC                                       OH               8051                 36-4402159
Arbors West Realty OH, LLC                                  OH               8051                 36-4321454
Blanchester Care, LLC                                       OH               8051                 36-4321500
Canton Care, LLC                                            OH               8051                 36-4321498
Colonial Care, LLC                                          FL               8051                 39-1978966
Columbus Rehabilitation Care, LLC                           OH               8051                 36-4402162
Columbus Rehabilitation Realty OH, LLC                      OH               8051                 36-4321497
Concordia Manor, LLC                                        FL               8051                 36-4321452
Coventry Care Holdings, Inc.                                DE               8051                 39-1978947
Coventry Care, Inc.                                         PA               8051                 25-1212961
Dayton Care, LLC                                            OH               8051                 36-4321495
Delaware Care, LLC                                          OH               8051                 36-4321492
Edgewood Care, LP                                           DE               8051                 39-1978952
Edgewood Nursing Center, Inc.                               PA               8051                 25-1203766
Eldercrest Care, LP                                         DE               8051                 39-1978954
Elder Crest, Inc.                                           PA               8051                 25-1115979
Extendicare Great Trail, Inc.                               DE               8051                 39-1893202
Extendicare Health Facilities, Inc.                         WI               8051                 39-1045271
Extendicare Health Facility Holdings, Inc.                  WI               8051                 39-1441286
Extendicare Health Network, Inc.                            DE               8051                 39-1104974
Extendicare Homes, Inc.                                     DE               8051                 39-1441287
Extendicare of Indiana, Inc.                                DE               8051                 39-1792004
Fir Lane Terrace Convalescent Center, Inc.                  WA               8051                 91-1085334
First Coast Health and Rehabilitation Center, LLC           FL               8051                 36-4329440
Fiscal Services Group, LLC                                  DE               8051                 None
Gallipolis Care, LLC                                        OH               8051                 36-4321485
Great Trail Care, LLC                                       OH               8051                 36-4402165
Greenbriar Care, LLC                                        FL               8051                 39-1978964
Greenbrook Care, LLC                                        FL               8051                 39-1978961
Haven Care, LP                                              DE               8051                 39-1978957
Haven Crest, Inc.                                           PA               8051                 25-1102724
Health Poconos, Inc.                                        PA               8051                 23-2651850
Heritage Care, LLC                                          FL               8051                 39-1978989
Hilliard Care, LLC                                          OH               8051                 36-4321480


----------
(1) The address of each of these additional registrants is 111 West Michigan Street, Milwaukee, Wisconsin 53203. Their telephone number is
    (414) 908-8000.

                                                                           PRIMARY
                                                       STATE OR OTHER      STANDARD
                                                      JURISDICTION OF   INDUSTRIAL CODE         I.R.S. EMPLOYER
                                                      INCORPORATION OR  CLASSIFICATION          IDENTIFICATION
NAME, ADDRESS AND TELEPHONE NUMBER (1)                  ORGANIZATION        NUMBER                  NUMBER
--------------------------------------                ----------------  ---------------         ----------------

Indiana Health and Rehabilitation Centers                   IN               8051                  39-1792007
Jackson Heights Rehabilitation Center, LLC                  FL               8051                  36-4321425
Jacksonville Care, LLC                                      FL               8051                  36-4321383
Kaufman Street, WV, LLC                                     WI               8051                  36-4321388
Kissimmee Care, LLC                                         FL               8051                  36-4321390
Lady Lake Care, LLC                                         FL               8051                  39-1978988
London Care, LLC                                            OH               8051                  36-4321471
Marietta Care, LLC                                          OH               8051                  36-4321469
Marshall Properties, Inc.                                   OH               8051                  38-2583847
Meadow Care, LP                                             DE               8051                  39-1978958
Meadow Crest, Inc.                                          PA               8051                  25-1412967
Milford Care, LLC                                           OH               8051                  36-4402179
New Castle Care, LLC                                        DE               8051                  36-4321396
New Horizon Care, LLC                                       FL               8051                  39-1978984
North Rehabilitation Care, LLC                              FL               8051                  39-1978982
Northern Health Facilities, Inc.                            DE               8051                  39-1406172
Oak Hill Care, LP                                           DE               8051                  39-1978959
Oak Hill Home of Rest and Care, Inc.                        PA               8051                  25-1181655
Orange Park Care, LLC                                       FL               8051                  36-4321421
Oregon Care, LLC                                            OH               8051                  36-4402147
Palm Court Care, LLC                                        FL               8051                  39-1978970
Partners Health Group - Florida, LLC                        DE               8051                  None
Partners Health Group - Louisiana, LLC                      DE               8051                  None
Partners Health Group - Texas, LLC                          DE               8051                  None
Partners Health Group, LLC                                  DE               8051                  39-2013764
Port Charlotte Care, LLC                                    FL               8051                  36-4321416
Richey Manor, LLC                                           FL               8051                  36-4321430
Rockledge Care, LLC                                         FL               8051                  39-1978968
Rockmill Care, LLC                                          OH               8051                  36-4402142
Rocksprings Care, LLC                                       OH               8051                  36-4402136
Safety Harbor Care, LLC                                     FL               8051                  36-4321391
Sarasota Care, LLC                                          FL               8051                  36-4321370
Seminole Care, LLC                                          FL               8051                  36-4321380
South Heritage Health and Rehabilitation Center, LLC        FL               8051                  36-4321432
Stonebridge Care, LP                                        DE               8051                  39-1978949
The Oaks Residential and Rehabilitation Center, LLC         FL               8051                  36-4321428
The Progressive Step Corporation                            WI               8051                  39-1878099
Treasure Isle Care Center, LLC                              FL               8051                  36-4321449
United Professional Services, Inc.                          WI               8051                  39-1325589
Waterville Care, LLC                                        OH               8051                  36-4321460
Winter Haven Care, LLC                                      FL               8051                  36-4321378
Winter Haven Health and Rehabilitation Center, LLC          FL               8051                  36-4321792
Woodsfield Care, LLC                                        OH               8051                  36-4402135


----------
(1) The address of each of these additional registrants is 111 West Michigan Street, Milwaukee, Wisconsin 53203. Their telephone number is
    (414) 908-8000.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 30, 2002

PROSPECTUS

                    [EXTENDICARE HEALTH SERVICES, INC. LOGO]
                               Offer to Exchange
                                All Outstanding
                          9 1/2% Senior Notes due 2010
                    $150,000,000 Aggregate Principal Amount
                                      for
                        New 9 1/2% Senior Notes due 2010
                    $150,000,000 Aggregate Principal Amount
--------------------------------------------------------------------------------
- We are offering to exchange new registered 9 1/2% Senior Notes due 2010 for all of our outstanding unregistered 9 1/2% Senior Notes due 2010.

- The exchange offer expires at 5:00 p.m., New York City time, on           ,
  2002, unless we extend it.

- The terms of the new notes to be issued are substantially identical to those of the old notes, except that the new notes will not have securities law transfer restrictions and registration rights relating to the old notes and the new notes will not provide for the payment of liquidated damages under circumstances relating to the timing of the exchange offer.

- All of our existing and future domestic significant subsidiaries, all of our existing and future domestic subsidiaries that guarantee or incur any indebtedness and any other existing or future significant subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of ours or any of our domestic subsidiaries will fully and unconditionally guarantee the new notes.

- All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged.

- No established trading market for the new notes currently exits. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for any automated quotation system to quote them.

- You may withdraw your tender of old notes any time before the exchange offer expires.

- Neither we nor any subsidiary guarantor will receive any proceeds from the exchange offer.

- The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

See "Risk Factors" beginning on page 14 for a discussion of risk factors that you should consider before deciding to exchange your old notes for new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------
               The date of this prospectus is             , 2002.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Prospectus Summary..........................................      1
Risk Factors................................................     14
The Exchange Offer..........................................     22
Use of Proceeds.............................................     31
Capitalization..............................................     32
Selected Consolidated Historical Financial Data.............     33
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     34
Business....................................................     51
Management..................................................     65
Certain Relationships and Related Party Transactions........     67
Description of Other Indebtedness...........................     68
Description of the New Notes................................     72
Certain U.S. Federal Income Tax Considerations..............    107
Plan of Distribution........................................    108
Legal Matters...............................................    108
Experts.....................................................    108
Where You Can Find More Information.........................    108
Index to Consolidated Financial Statements..................    F-1

                          ----------------------------

     In this prospectus, "we," "us" and "our" and "EHSI" refer to Extendicare Health Services, Inc. and its subsidiaries on a combined basis, unless the context indicates otherwise.

     You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any different information. The information in this prospectus is current only as of the date on the cover, and our business or financial condition and other information in this prospectus may change after that date.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management's plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as "expect," "intend," "believe," "anticipate," "estimate," "plan" or "objective" or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Some, but not all, of the risks and uncertainties include those described in the "Risk Factors" section of this prospectus beginning on page 14 and the following:

     - Medicare and Medicaid reimbursement policies;

     - resident care litigation, including exposure for punitive damage claims and increased insurance costs, which among other things caused us to exit the Florida and Texas markets;

     - the shortage of, and the related costs of hiring and retraining, qualified staff and employees;

     - federal and state regulations of our business;

     - actions of our competitors; and

     - fee pressures and slow payment practices by health maintenance organizations and preferred provider organizations.

     We will only update publicly any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, to the extent required by law.

                               PROSPECTUS SUMMARY

     This prospectus summary may not contain all of the information that may be important to you. This prospectus includes the specific terms of the new notes we are offering, as well as information regarding our business. We encourage you to read this prospectus in its entirety.

                       EXTENDICARE HEALTH SERVICES, INC.

     We are one of the largest providers of long-term care and related services in the United States. Through our network of geographically clustered facilities, we offer a continuum of healthcare services, including skilled nursing care, assisted living and related medical specialty services, such as subacute care and rehabilitative therapy. As of March 31, 2002, we operated or managed 198 long-term care facilities with 18,328 beds in 15 states, of which 157 were skilled nursing facilities with 16,416 beds and 41 were assisted living and retirement facilities with 1,912 units. In addition, we operated 21 outpatient rehabilitation clinics in four states. We also provided consulting services to 34 facilities with 3,195 beds in two states. We receive payment for our services from Medicare, Medicaid, private insurance, self pay residents and other third party payors. For the twelve month period ended March 31, 2002, we generated adjusted revenue from continuing operations of $770.3 million and $83.4 million of Adjusted EBITDA, as defined in "Summary Consolidated Historical Financial and Operating Data."

     We focus on our core skilled nursing facility operations, while continuing to grow our complementary long-term care services. By emphasizing quality care of patients and by clustering several long-term care facilities together within the geographic areas we serve, we hope to build upon our reputation as a leading provider of a full range of long-term care services in our communities and, as a result, to continue to improve our Medicare census and occupancy rate. For the three months ended March 31, 2002, our average occupancy rate was 89.5% in our skilled nursing facilities and 81.8% in our assisted living facilities.

                          THE LONG-TERM CARE INDUSTRY

     According to the Health Care Industry Market Update report issued in February 2002 by the Centers for Medicare and Medicaid Services (formerly the Health Care Financing Administration), long-term care spending relating to nursing facilities was estimated at approximately $92.2 billion in 2000. The aging of the U.S. population is a leading driver of demand for long-term care services. According to the U.S. Census Bureau, there are approximately 35 million Americans aged 65 or older, representing 13% of the total U.S. population. The Centers for Medicare and Medicaid Services have projected the annual growth rate through 2020 for persons over 65 will be 1.8%, and 2.6% for persons over 85. In 2000, approximately 2.1 million or 5.9% of all persons aged 65 and over were living in a nursing facility, up from 5.0% in 1990. The long-term care industry is fragmented, with the 10 largest nursing facility companies accounting for 18.5% of the total facility beds.

     As the number of people over age 65 continues to grow and as advances in medical technology continue to increase life expectancies, healthcare costs are expected to rise faster than the availability of resources from government-sponsored healthcare programs. In response to these rising costs, governmental and private pay sources in the United States have adopted cost containment measures that encourage reduced lengths of stay in acute care hospitals. As a result, an increasing number of patients require a high degree of monitoring, intensive and specialized medical care, 24-hour per day nursing services and a comprehensive array of rehabilitative therapies. This trend has increased the demand for these services from long-term care, home healthcare, outpatient facilities, hospices and assisted living facilities to provide some or all of these services in place of acute care hospitals. Long-term care companies with information systems to process clinical and financial data and that provide a broad range of healthcare services are in a more competitive position than traditional acute care and rehabilitation hospitals to contract with managed care companies and other payors to provide a continuum of services to the elderly population.

                             COMPETITIVE STRENGTHS

     Leading Provider of Long-Term Care Services. We are among the largest providers of long-term care services in the United States. As of March 31, 2002, we owned, leased or managed 198 long-term care facilities with 18,328 beds. Our scope of operations allows us to achieve economies of scale in purchasing and contracting with suppliers and customers. For example, through one of our subsidiaries, we purchase for nursing facilities in numerous states in addition to the facilities we operate or manage. Through our affiliate, Virtual Care Provider, Inc., we also provide technology support services to unaffiliated long-term care facilities.

     Significant Facility Ownership. We own rather than lease a majority of our properties, unlike a number of other long-term care providers. As of March 31, 2002, we owned 157 facilities and had the option to purchase an additional seven facilities, or a combined 93.7% of the total number of facilities we operated. We believe that owning properties increases our operating flexibility by allowing us to:

     - refurbish facilities to meet changing consumer demands;

     - add assisted living and retirement facilities adjacent to our skilled nursing facilities;

     - divest facilities and exit markets at our discretion; and

     - more directly control our occupancy costs.

     Focus on Core Business. Over the past four years, we have successfully identified and disposed of business segments that did not fit within our core business and facilities located in states with unacceptable litigation risks. These dispositions included the 1998 sale of our institutional pharmacy operation, the 1999 and 2000 sale or lease of all of our facilities in Florida and the 2001 lease or sublease of all our skilled nursing operations in Texas. We intend to continue to focus on owning and managing long-term care facilities. In addition, we will continue to review the performance of our current facilities and exit markets or sell facilities that do not meet our performance goals.

     Dual Medicare and Medicaid Certification. We have certified substantially all of our beds for the provision of care to both Medicare and Medicaid patients. We believe that dual certification increases the likelihood of higher occupancy rates by increasing the availability of beds to patients who require a specific bed certification. In addition, dual certification allows our facilities to easily shift patients from one level of care and reimbursement to another without physically moving the patient.

     Management Focus on Key Performance Drivers. We believe that our senior management, as well as our field personnel, are proficient at focusing on the key areas that drive revenues, profits and cash flows. Our senior management has identified three critical drivers of operating and financial performance:

     - improving census, particularly increasing our Medicare census;

     - expediting billing and collections; and

     - controlling labor costs.

     Every level of management, starting with our chief executive officer, devotes a significant portion of its time to improving these drivers. We believe that this attention has resulted in substantial improvement in several of our key operating metrics.

     For the three month period ended March 31, 2002, the occupancy rate for our skilled nursing facilities was 89.5%, or 2.4 percentage points higher than the 87.1% occupancy rate for the three month period ended March 31, 2001. For the three month period ended March 31, 2002, our Medicare revenues were 25.5% of total revenues, or 2.1 percentage points higher than our Medicare revenues percentage for the three month period ended March 31, 2001, which was 23.4%.

     Through consistent emphasis on admissions protocols, attention to older and larger account balances and proactive collection efforts at regional and head offices, we have improved our accounts receivable management. Days of revenues outstanding have dropped from approximately 59 days in 1998 to 46 days as of March 31, 2002.

     We have employed a variety of strategies to control labor costs and minimize the use of temporary staff. Our strategies include adjusting wage scales, offering greater flexibility in staffing and improving overall job satisfaction. Regular wages as a percent of revenues have declined to 45.7% in the three months ended March 31, 2002 from 46.8% in the three months ended March 31, 2001, while temporary wages as a percent of revenues in the same periods decreased to 1.6% from 2.6%.

     Geographic Diversity. We operate or manage facilities located in specific markets across 15 states throughout the Northeast, Midwest, South and Northwest regions of the United States. No state contains more than 18% of our facilities or 20% of our beds or generates more than 21% of our Adjusted EBITDA. Each state is unique in terms of its competitive dynamics as well as political and regulatory environment. Each state administers its own Medicaid program, which constitutes a significant portion of our revenue. Our diversified market scope limits our exposure to events or trends that may occur in any individual state, including changes in any state's Medicaid reimbursement program and in regional and local economic conditions and demographics.

     Experienced and Proven Management Team. Our management has demonstrated competency in dealing with major changes in the reimbursement environment resulting from the shift to the prospective payment system. In addition, management determined that the best way to address the extremely litigious environments in Florida and Texas was to cease operating in those markets. During these challenging times, we have retained substantially all of our executive and operating management team.

                               BUSINESS STRATEGY

     The principal elements of our business strategy are to:

     Provide Quality, Clinically Based Services. We engage in outcomes management, forecasting and continuous quality improvement processes at the facility, regional and corporate level. In recognition of increased state regulatory oversight, we have an internal team of field-based quality validation specialists who are responsible for mirroring the regulatory survey process and regularly communicating with our outcomes management specialists in our corporate office. On-site data is integrated with clinical indicators, facility human resource data and state regulatory outcomes to provide a detailed picture of problems, challenges and successes in achieving performance at all levels of our organization. This information pool allows us to determine best practices for duplication in similarly situated facilities. We emphasize these programs when marketing our services to acute care providers, community organizations and physicians in the communities we serve.

     Increase Medicare Census. We continue to develop and implement strategies and capabilities to attract residents, with a focus on increasing Medicare census. As of March 31, 2002, Medicare payments represented approximately 26% of our total net revenues, up from 22% in 1999. Senior management has worked with our regional and local management teams to develop strategies to continue to increase this percentage. Strategies such as focused marketing efforts, standardized admissions protocols, streamlined admitting procedures, the dual certification of beds and improved management communication have driven this improvement. In addition to increasing our facilities' profitability, the increased Medicare census expands the market for our service related businesses as Medicare patients utilize significant ancillary services.

     Leverage Presence in Small Urban Markets. We geographically cluster our long-term care facilities and services in small urban markets in order to improve operating efficiencies and to offer our customers a broad range of long-term care and related health services, including assisted living facilities. Future expansion of our owned nursing facility operations is anticipated to be through the selective acquisition and construction of new facilities in areas that are in close proximity to existing facilities, where management is experienced in dealing with the regulatory and reimbursement environments, where the facility can participate as an active member of the nursing facility association and where the facility's reputation is established.

     Expand Management and Consulting Services. We seek to increase the number of management and consulting contracts with third party operators. We have knowledge and expertise in both the operational and administrative aspects of the long-term care sector. We believe that the increasingly complex and administratively burdensome nature of the long-term care sector, coupled with our commitment and reputation as a leading, high-quality operator, will drive demand for new contracts. We believe this strategy is a logical extension of our business model and competencies and will drive growth without requiring substantial capital expenditures.

     Increase Operating Efficiency. We are focused on reducing operating costs by improving our communications systems, streamlining documentation and strengthening the formalization of procedures to approve expenditures. We are reducing duplication of roles at the corporate and regional levels. We continue to seek to improve our utilization of regional resources by adding management and consulting contracts to our existing regions, thereby enabling us to spread the semi-fixed costs of our regional structure over a wider base of facilities.

     Proactively Manage Our Asset Portfolio. While we have made significant progress over the last several years in disposing of non-core and under-performing assets, we will continue to review our asset portfolio and exit markets or sell facilities which do not meet our performance goals.

                              NEW CREDIT FACILITY

     In connection with the issuance of the old notes, we refinanced all of our outstanding indebtedness under our then-existing credit facility with the proceeds of that issuance, and we entered into a new credit facility that provides senior secured financing of up to $105.0 million on a revolving basis. As of July 15, 2002, we did not have any borrowings outstanding under this new credit facility, but we did replace $40.1 million of letters of credit under the old credit facility with new letters of credit under the new credit facility. Each of the subsidiary guarantees of the old notes and the new notes guaranteed the new credit facility on a senior basis.

                              RECENT DEVELOPMENTS

     Sale to Tandem Health Care, Inc. On May 31, 2002, Tandem and its affiliates purchased seven skilled nursing facilities in Florida that they had leased from us prior to that date. As a result of the transaction, we received total proceeds of $28.6 million.

     Purchase of Ohio and Indiana Facilities. We are currently negotiating the purchase of three skilled nursing facilities in Ohio and four assisted living facilities in Indiana that we currently lease. We currently anticipate that the transaction will close in August 2002 and will have an aggregate purchase price of approximately $17.5 million.
                          ----------------------------

     We are an indirect wholly owned subsidiary of Extendicare Inc., a Canadian publicly traded company. Our principal executive offices are located at 111 West Michigan Street, Milwaukee, Wisconsin 53203. Our telephone number is (414) 908-8000.

                               THE EXCHANGE OFFER

OLD NOTES.....................   On June 20, 2002, we sold to the initial
                                 purchasers $150,000,000 aggregate principal
                                 amount of our 9 1/2% Senior Notes due 2010,
                                 which are fully and unconditionally guaranteed
                                 by:

                                 - all of our existing and future domestic
                                   significant subsidiaries;

                                 - all of our existing and future domestic
                                   subsidiaries that guarantee or incur any indebtedness; and

                                 - any other existing or future significant
                                   subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of ours or any of our domestic subsidiaries.

                                 In this prospectus we refer to those senior notes as the old notes. We issued the old notes at a discount of 0.25% per old note, which means the initial purchasers paid less than the principal amount for the old notes. The initial purchasers resold those old notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and outside the United States to persons other than United States persons in offshore transactions meeting the requirements of Regulation S under the Securities Act.

REGISTRATION RIGHTS
AGREEMENT.....................   When we sold the old notes we entered into a
                                 registration rights agreement with the initial purchasers in which we agreed, among other things, to provide to you and all other holders of these old notes the opportunity to exchange your unregistered old notes for substantially identical new notes that we have registered under the Securities Act. This exchange offer is being made for that purpose.

NEW NOTES.....................   We are offering to exchange the old notes for
                                 9 1/2% Senior Notes due 2010 that have been
                                 registered under the Securities Act, which are
                                 fully and unconditionally guaranteed by:

                                 - all of our existing and future domestic
                                   significant subsidiaries;

                                 - all of our existing and future domestic
                                   subsidiaries that guarantee or incur any indebtedness; and

                                 - any other existing or future significant
                                   subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of ours or any of our domestic subsidiaries.

                                 In this prospectus we refer to those registered senior notes as the new notes. In this prospectus we may refer to the old notes and the new notes collectively as the notes. The terms of the new notes and the old notes are substantially identical except:

                                 - the new notes will be issued in a transaction
                                   that will have been registered under the Securities Act;

                                 - the new notes will not contain securities law
                                   restrictions on transfer, and

                                 - the new notes will not provide for the
                                   payment of liquidated damages under
                                   circumstances relating to the timing of the exchange offer.

THE EXCHANGE OFFER............   We are offering to exchange $1,000 principal
                                 amount of the new notes for each $1,000
                                 principal amount of your old notes. As of the date of this prospectus, $150,000,000 aggregate principal amount of the old notes are outstanding. For procedures for tendering, see
                                 "The Exchange Offer -- Procedures for Tendering
                                 Old Notes."

EXPIRATION DATE...............   This exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2002, unless
                                 we extend it.

RESALES OF NEW NOTES..........   We believe that the new notes issued pursuant
                                 to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if:

                                 - you are not our "affiliate" within the
                                   meaning of Rule 405 under the Securities Act;

                                 - you are acquiring the new notes in the
                                   ordinary course of your business; and

                                 - you have not engaged in, do not intend to
                                   engage in, and have no arrangement or
                                   understanding with any person to participate in, a distribution of the new notes.

                                 If you are an affiliate of ours, or are
                                 engaging in or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, then:

                                 - you will not be permitted to tender old notes
                                   in the exchange offer; and

                                 - you must comply with the registration and
                                   prospectus delivery requirements of the
                                   Securities Act in connection with any resale of the old notes.

                                 Each participating broker-dealer that receives new notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

ACCEPTANCE OF OLD NOTES AND
DELIVERY
OF NEW NOTES..................   We will accept for exchange any and all old
                                 notes that are validly tendered in the exchange offer and not withdrawn before the offer expires. The new notes will be delivered promptly following the exchange offer.

WITHDRAWAL RIGHTS.............   You may withdraw your tender of old notes at
                                 any time before the exchange offer expires.

CONDITIONS OF THE EXCHANGE
OFFER.........................   The exchange offer is subject to certain
                                 customary conditions, which we may waive.
                                 Please see "The Exchange Offer --

                                 Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

CONSEQUENCES OF FAILURE TO
EXCHANGE
OLD NOTES.....................   If you are eligible to participate in the
                                 exchange offer and you do not tender your old notes, then you will continue to hold your old notes and you will be subject to all the limitations and restrictions on transfer applicable to such old notes. Generally, untendered old notes will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities
                                 Act. The trading market for the old notes could be adversely affected if some but not all of the old notes are tendered and accepted in the exchange offer.

FEDERAL INCOME TAX
CONSEQUENCES..................   The exchange of an old note for a new note in
                                 the exchange offer will not be a taxable event for United States federal income tax purposes.
                                 Consequently, you will not recognize any gain or loss upon receipt of the new notes. See
                                 "Certain U.S. Federal Income Tax
                                 Considerations" for a more detailed description of the tax consequences of the exchange.

USE OF PROCEEDS...............   Neither we nor any subsidiary guarantor will
                                 receive any proceeds from the issuance of new notes pursuant to the exchange offer.

ACCOUNTING TREATMENT..........   We will not recognize any gain or loss on the
                                 exchange of old notes for new notes. See "The
                                 Exchange Offer -- Accounting Treatment."

EXCHANGE AGENT................   U.S. Bank, N.A. is the exchange agent. See "The
                                 Exchange Offer -- Exchange Agent."

                                 THE NEW NOTES

     The new notes will evidence the same debt as the old notes and will be governed by the same indenture under which the old notes were issued. The summary below describes the principal terms of the new notes. The "Description of the New Notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

ISSUER........................   Extendicare Health Services, Inc.

NOTES OFFERED.................   $150,000,000 in aggregate principal amount of
                                 9 1/2% Senior Notes due 2010.

GUARANTEES....................   All payments, including principal and interest,
                                 with respect to the old notes are and the new
                                 notes will be, fully and unconditionally
                                 guaranteed on a senior unsecured basis, jointly
                                 and severally, by:

                                 - all of our existing and future domestic
                                   significant subsidiaries;

                                 - all of our existing and future domestic
                                   subsidiaries that guarantee or incur any indebtedness; and

                                 - any other existing or future significant
                                   subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of ours or any of our domestic subsidiaries.

                                 The old notes and guarantees are, and the new notes and guarantees will be, our and our subsidiary guarantors' general unsecured obligations.

MATURITY DATE.................   July 1, 2010.

INTEREST PAYMENT DATES........   January 1 and July 1, commencing January 1,
                                 2003.

RANKING.......................   The old notes and guarantees are, and the new
                                 notes and guarantees will be, unsecured and:

                                 - equal in right of payment to all of our and
                                   our subsidiary guarantors' existing and
                                   future unsecured senior indebtedness;

                                 - senior in right of payment to all of our and
                                   our subsidiary guarantors' existing and
                                   future subordinated indebtedness;

                                 - effectively subordinated in right of payment
                                   to all existing and future indebtedness and other liabilities of any of our existing or future non-guarantor subsidiaries; and

                                 - effectively subordinated in right of payment
                                   to all of our and our subsidiary guarantors' secured indebtedness to the extent of the value of the assets securing that indebtedness, which will consist primarily of existing secured indebtedness of $37.5 million as of March 31, 2002.

OPTIONAL REDEMPTION...........   On or after July 1, 2006, we may redeem all or
                                 part of the notes, at the redemption prices
                                 (expressed as percentages of principal amount) listed below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period commencing on July 1 of the years set forth below:

                                                                                              REDEMPTION
                                                                 YEAR                           PRICE
                                                                 ----                         ----------
                                             2006.........................................     104.750%
                                             2007.........................................     102.375%
                                             2008 and thereafter..........................     100.000%

                                 Before July 1, 2005, we may redeem up to 35% of the aggregate principal amount of outstanding notes issued under the indenture with the net cash proceeds of qualified equity offerings.

CHANGE OF CONTROL.............   Upon specified change of control events, unless
                                 we have exercised our option to redeem all of the notes as described above, each holder of a note will have the right to require us to repurchase all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

COVENANTS.....................   The indenture governing the notes limits our
                                 ability and the ability of our subsidiary guarantors to, among other things:

                                 - incur additional indebtedness;

                                 - create liens;

                                 - pay dividends on or redeem capital stock;

                                 - make certain investments;

                                 - make restricted payments;

                                 - make certain dispositions of assets;

                                 - engage in certain transactions with
                                   affiliates;

                                 - engage in certain business activities; and

                                 - engage in mergers, consolidations and certain
                                   sales of assets.

                                 The indenture governing the notes also limits our ability to permit restrictions on the ability of some of our subsidiaries to pay dividends or make certain other distributions.

                                 These covenants are subject to important exceptions and qualifications, as described under "Description of the New Notes."

ABSENCE OF ESTABLISHED MARKET
FOR THE
NOTES.........................   The notes are a new issue of securities, and
                                 there is currently no market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The notes have been designated for trading on the PORTAL
                                 Market(SM). The initial purchasers of the old notes have advised us that they intend to make a market for the notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market will develop or continue for the notes.

     For a discussion of certain risks that you should consider before deciding to exchange your old notes for new notes, see "Risk Factors."

                        SUMMARY CONSOLIDATED HISTORICAL
                          FINANCIAL AND OPERATING DATA

     The following table summarizes our consolidated historical financial and operating data (including adjusted historical data, as noted). You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes. The summary consolidated financial data as of December 31, 2001, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2001 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data as of March 31, 2002 and for the three month periods ended March 31, 2002 and 2001 have been derived from our unaudited consolidated quarterly financial statements included elsewhere in this prospectus, and the summary financial data as of March 31, 2001 have been derived from our unaudited consolidated quarterly financial statements, all of which, in our opinion, reflect all adjustments necessary to present fairly the data for such periods. The summary financial data for the twelve months ended March 31, 2002 have been derived from our audited consolidated financial statements for the year ended December 31, 2001 and our unaudited consolidated quarterly financial statements, all of which are included elsewhere in this prospectus. Interim results for the three months ended March 31, 2002 are not necessarily indicative of results that can be expected in future periods. "Operating Data" below are not directly derived from our financial statements, but have been presented to provide additional data for your analysis. Twelve months ended March 31, 2002 means the twelve-month period beginning April 1, 2001 and ending March 31, 2002.

                                            TWELVE
                                            MONTHS       THREE MONTHS ENDED
                                             ENDED           MARCH 31,               YEAR ENDED DECEMBER 31,
                                           MARCH 31,    --------------------    ---------------------------------
                                             2002         2002        2001        2001        2000        1999
                                           ---------    --------    --------    --------    --------    ---------
                                                                   (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues:
  Nursing and assisted living
    facilities.........................    $771,394     $190,998    $186,556    $766,952    $904,847    $ 916,195
  Outpatient therapy and medical
    supplies...........................       9,645        2,452       2,322       9,515       9,716       43,068
  Other................................      17,877        4,791       4,554      17,640       8,506        8,322
                                           --------     --------    --------    --------    --------    ---------
    Total revenues.....................     798,916      198,241     193,432     794,107     923,069      967,585
Costs and expenses:
  Operating............................     681,354      166,604     170,064     684,814     825,172      844,391
  General and administrative...........      32,174        8,211       8,424      32,387      46,507       45,524
  Lease costs..........................      13,792        3,034       3,817      14,575      15,731       16,631
  Depreciation and amortization........      39,908        9,434      10,298      40,772      45,434       52,005
  Interest, net........................      33,698        7,988       9,850      35,560      45,155       51,267
  Loss on impairment of long-lived
    assets.............................       1,685           --          --       1,685      20,753       38,173
  Loss on disposal of assets and other
    items..............................      22,837           --       1,409      24,246       6,663       42,774
                                           --------     --------    --------    --------    --------    ---------
(Loss) earnings before income taxes,
  minority interests and extraordinary
  item.................................     (26,532)       2,970     (10,430)    (39,932)    (82,346)    (123,180)
Net (loss) earnings....................    $(19,087)    $  1,657    $ (6,751)   $(27,495)   $(55,121)   $ (70,457)
                                           ========     ========    ========    ========    ========    =========
OTHER FINANCIAL DATA:
Property and equipment capital
  expenditures.........................    $ 16,549     $  3,130    $  2,929    $ 16,348    $ 14,169    $  25,330
Net cash provided by operating
  activities...........................      66,259       10,388      20,056      75,927      32,842       18,643
EBITDA(1)(2)...........................      71,596       20,392      11,127      62,331      35,659       61,039
Adjusted EBITDA(1)(2)..................      83,390       20,840      11,460      74,010      72,563       66,224
Adjusted EBITDA margin(1)..............       10.8%        10.5%        6.3%        9.8%       10.0%         9.9%
EBITDAR(1)(2)..........................      85,388       23,426      14,944      76,906      51,390       77,670
Adjusted EBITDAR(1)(2).................      95,390       23,426      14,829      86,792      86,501       81,064
Adjusted EBITDAR margin(1).............       12.4%        11.8%        8.2%       11.5%       11.9%        12.1%
Days of Revenues Outstanding...........          46           45          49          48          52           56

                                            TWELVE
                                            MONTHS       THREE MONTHS ENDED
                                             ENDED           MARCH 31,               YEAR ENDED DECEMBER 31,
                                           MARCH 31,    --------------------    ---------------------------------
                                             2002         2002        2001        2001        2000        1999
                                           ---------    --------    --------    --------    --------    ---------
                                                                   (DOLLARS IN THOUSANDS)
SELECTED PRO FORMA RATIOS(3):
Adjusted EBITDA/Interest...............        2.15x
Senior debt/Adjusted EBITDA............        2.26x
Total debt/Adjusted EBITDA.............        4.66x
Total adjusted debt/Adjusted EBITDAR...        5.08x

RATIO OF EARNINGS TO FIXED
  CHARGES(4)...........................        0.37x        1.31x       0.13x       0.10x      (0.54)x      (1.05)x

BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents..............    $  2,993     $  2,993    $  1,462    $    997    $  1,641    $   2,941
Working capital........................         538          538      23,197       4,145      44,473       67,807
Property and equipment.................     471,586      471,586     501,733     477,830     507,536      610,343
Total assets...........................     785,725      785,725     841,051     795,836     873,590      974,448
Total debt(5)..........................     372,524      372,524     432,184     385,347     451,147      530,155
Shareholder's equity...................     157,637      157,637     176,466     156,002     184,161      237,895

OPERATING DATA:
Number of facilities at end of
  period(6)
  Nursing-owned........................         122          122         126         122         126          154
  Nursing-leased.......................          17           17          30          17          29           32
  Nursing-managed......................          18           18          17          18          16            6
  Nursing-consulting...................          34           34          12          35          12           --
                                           --------     --------    --------    --------    --------    ---------
    Total nursing......................         191          191         185         192         183          192
                                           ========     ========    ========    ========    ========    =========
  Assisted living and
    retirement-owned...................          35           35          35          35          35           39
  Assisted living and
    retirement-leased..................           1            1           1           1           1            1
  Assisted living and
    retirement-managed.................           5            5           5           5           5            5
                                           --------     --------    --------    --------    --------    ---------
    Total assisted-living and
      retirement.......................          41           41          41          41          41           45
                                           ========     ========    ========    ========    ========    =========
  Rehabilitation
    centers-owned/leased...............          21           21          21          20          20           28
Resident capacity at end of period(6)
  Nursing (beds).......................      19,611       19,611      19,099      19,759      18,753       20,143
  Assisted living and retirement
    (units)............................       1,912        1,912       1,919       1,912       1,925        1,912
Average occupancy rate(7)
  Nursing..............................         88%          90%         87%         88%         88%          86%
  Assisted living and retirement.......         83%          82%         84%         83%         85%          80%
Payor source as a percentage of total
  revenue
  Private pay..........................         25%          25%         25%         25%         25%          28%
  Medicare.............................         24%          26%         24%         24%         24%          22%
  Medicaid.............................         51%          49%         51%         51%         51%          50%

---------------

(1) "EBITDA" is defined as net (loss) earnings before income taxes, minority interests and extraordinary item as adjusted for net interest expense, depreciation, amortization, and non-cash, non recurring losses on asset disposals and impairments, primarily from Florida and Texas. "Adjusted EBITDA" is defined as EBITDA as adjusted for operating income from discontinued operations, the June 2002 purchase of seven facilities that were previously leased and the provisions for self-insured liabilities related to discontinued operations. "EBITDAR" is defined as EBITDA as adjusted for lease costs. "Adjusted EBITDAR" is defined as EBITDAR as adjusted for operating income from discontinued operations, the June 2002 purchase of seven facilities that were previously leased and the provisions for self-insured liabilities related to discontinued operations. Our definitions of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR may not be comparable to the definitions of EBITDA and EBITDAR used by other companies. "Adjusted EBITDA margin" is defined as Adjusted EBITDA as a percent of total revenues from continuing operations. "Adjusted EBITDAR margin" is defined as Adjusted EBITDAR as a percent of total revenues from continuing operations. The following table reconciles net (loss) earnings to EBITDA, Adjusted EBITDA and Adjusted EBITDAR:

                                                            TWELVE        THREE MONTHS
                                                            MONTHS           ENDED
                                                             ENDED         MARCH 31,            YEAR ENDED DECEMBER 31,
                                                           MARCH 31,   ------------------   -------------------------------
                                                             2002       2002       2001       2001       2000       1999
                                                           ---------   -------   --------   --------   --------   ---------
                                                                                (DOLLARS IN THOUSANDS)
      (LOSS) EARNINGS BEFORE INCOME TAXES, MINORITY
        INTERESTS AND EXTRAORDINARY ITEM................   $(26,532)   $ 2,970   $(10,430)  $(39,932)  $(82,346)  $(123,180)
      Add:
        Loss on disposal of assets and other items......     22,837         --      1,409     24,246      6,663      42,774
        Loss on impairment of long-lived assets.........      1,685         --         --      1,685     20,753      38,173
        Interest, net...................................     33,698      7,988      9,850     35,560     45,155      51,267
        Depreciation and amortization...................     39,908      9,434     10,298     40,772     45,434      52,005
                                                           --------    -------   --------   --------   --------   ---------
      EBITDA............................................     71,596     20,392     11,127     62,331     35,659      61,039
                                                           --------    -------   --------   --------   --------   ---------
      Less: Operating income from discontinued
        operations......................................       (521)        --       (238)      (759)    (6,160)     (9,406)
      Adjustment for Medicare settlement................         --         --         --         --     (9,527)      9,527
      Add: Increase in depreciation due to June 2002
        purchase of seven leased facilities.............      1,792        448        448      1,793      1,793       1,791
      General and professional liability provision
        allocated to discontinued operations............     10,523         --        123     10,645     50,798       3,273
                                                           --------    -------   --------   --------   --------   ---------
      ADJUSTED EBITDA...................................     83,390     20,840     11,460     74,010     72,563      66,224
                                                           --------    -------   --------   --------   --------   ---------
      Add: Lease costs..................................     13,792      3,034      3,817     14,575     15,731      16,631
      Less: reduction in lease costs due to June 2002
        purchase of seven leased facilities.............     (1,792)      (448)      (448)    (1,793)    (1,793)     (1,791)
                                                           --------    -------   --------   --------   --------   ---------
      ADJUSTED EBITDAR..................................   $ 95,390    $23,426   $ 14,829   $ 86,792   $ 86,501   $  81,064
                                                           ========    =======   ========   ========   ========   =========

(2) EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are not measures of performance under generally accepted accounting principles, or GAAP. While EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles in the United States, or GAAP, or as a measure of profitability or liquidity, we understand that EBITDA and/or EBITDAR are customarily used by financial and credit analysts as a criteria in evaluating healthcare companies. Moreover, substantially all of our financing agreements contain covenants in which EBITDA is used as a measure of financial performance.

(3) Pro forma to reflect the issuance of the old notes and the application of the proceeds from that issuance. Lease costs are capitalized at 8.0x.

(4) The ratio of earnings to fixed charges for the year ended December 31, 1998 is 2.63x and the ratio of earnings to fixed charges for the year ended December 31, 1997 is 2.89x. For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of (loss) earnings before income taxes, minority interest and extraordinary item, adjusted to add back interest expense, amortization of deferred financing costs and estimated interest within rental expense. Fixed charges consist of interest, amortization of deferred financing costs and estimated interest within rental expense. The ratio of earnings to fixed charges for the three month period ended March 31, 2002 and the year ended December 31, 2001, on a pro forma basis to reflect the issuance of the old notes and the application of the proceeds from that issuance, was 1.15x and 0.09x, respectively. The amount of the deficiency (the amount by which fixed charges exceed earnings) for the three month period ended March 31, 2001, and the years ended December 31, 2001, 2000 and 1999, was $10,430, $39,932, $82,346 and
    $123,481, respectively. The amount of the deficiency for the pro forma basis ratio for the year ended December 31, 2001 was $45,360.

(5) Total debt includes long term debt and current maturities of long term debt.

(6) Excludes properties leased and held under Greystone divestiture agreement.

(7) Based upon our operational beds for nursing facilities and units following one year of operation for assisted living and retirement facilities and excluding occupancy for facilities under management and specific consulting services agreements.

                                  RISK FACTORS

     You should consider carefully each of the following risks and all other information contained in this prospectus before deciding to exchange your old notes for new notes. The risks and uncertainties described below are not the only ones we face.

                     RISKS RELATING TO US AND OUR BUSINESS

WE DEPEND UPON REIMBURSEMENT FOR OUR SERVICES BY THIRD-PARTY PAYORS, AND CHANGES IN THEIR REIMBURSEMENT LEVELS COULD ADVERSELY AFFECT OUR REVENUES, RESULTS OF OPERATIONS AND FINANCIAL POSITION.

     Substantially all of our long-term and rehabilitation revenues are derived from private and governmental third-party payors. In 2001, approximately 24% of our revenues were derived from Medicare, 51% from Medicaid and approximately 25% from commercial insurers, managed care plans, the Department of Veterans Affairs and other private pay sources. There are ongoing pressures from many payors to control health care costs and to reduce or limit increases in reimbursement rates for medical services. Governmental payment programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative or executive orders and government funding restrictions, all of which may materially change the amount of payments to us for our services. Medicare funding levels have changed significantly over the past few years. For example, in 1998 and 1999, the industry experienced a decline in revenues primarily attributable to declines in government reimbursement as a result of the Balanced Budget Act of 1997. The revenue rate reductions from the Balanced Budget Act are being partially offset by the Balanced Budget Refinement Act of 1999 and the Benefits Improvement Protective Act of 2000. We cannot assure you that payments from governmental or private payors will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. See
"Business -- Government Regulation" for additional information.

THE COST OF GENERAL AND PROFESSIONAL LIABILITY CLAIMS ARE SIGNIFICANT.

     We have experienced an increasing trend in the number and severity of litigation claims asserted against us, including personal injury and wrongful death claims. We believe that this trend is endemic to the long-term care industry and is a result of the increasing number of large judgments, including large punitive damage awards, against long-term care providers in recent years resulting in an increased awareness by plaintiff's lawyers of potentially large recoveries. This has been particularly the case in Florida and Texas where we have ceased to operate skilled nursing facilities. Industry sources report the average cost of a claim in Florida in 2000 was three times higher than most of the rest of the United States. Florida health care providers experienced four times the number of claims as providers in most other states experienced. We ceased all operations in Florida as of December 31, 2000 and all skilled nursing facility operations in Texas as of September 30, 2001. As a result of the litigious environment, insurance coverage for general and professional liability claims has increased and in certain states become unavailable to skilled nursing facility operators, as insurance companies have refrained from providing insurance in certain states.

     Since January 1, 2000, we are essentially self-insured for general and professional liability claims up to a certain amount per incident. We have provided for all general and professional liability claims based on an independent actuarial review; however, we may need to increase our accrual for claims in excess of the amounts we have accrued with respect to such claims. An adverse determination in legal proceedings, whether currently asserted or arising in the future, could have a material adverse effect on us. See "Business -- Insurance."

THE SHORTAGE OF QUALIFIED REGISTERED NURSING STAFF AND OTHER HEALTH CARE WORKERS COULD ADVERSELY AFFECT OUR ABILITY TO ATTRACT, TRAIN AND RETAIN QUALIFIED PERSONNEL AND COULD INCREASE OPERATING COSTS.

     A shortage of nurses and other trained personnel and general inflationary pressures have forced us to enhance our wage and benefits packages in order to compete for qualified personnel. In some of the markets where we operate, there are shortages of health care workers. In order to supplement staffing levels, we periodically use costly temporary help from staffing agencies.

WE CONDUCT OUR BUSINESS IN A HEAVILY REGULATED INDUSTRY AND OUR FAILURE TO COMPLY WITH LAWS AND GOVERNMENT REGULATION COULD LEAD TO FINES AND PENALTIES.

     We must comply with complex laws and regulations at the federal, state and local government levels relating to, among other things:

     - licensure and certification;

     - qualifications of health care and support personnel;

     - maintenance of physical plant and equipment;

     - staffing levels and quality of health care services;

     - maintenance, confidentiality and security issues associated with medical records;

     - relationships with physicians and referral sources;

     - billing for services;

     - operating policies and procedures; and

     - additions or changes to facilities and services.

     There are ongoing initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. In addition, regulations and policies of regulatory agencies are subject to change. Aspects of some of these health care initiatives, such as the termination of Medicare funding improvements and limitations on Medicare coverage, other pressures to contain health care costs by Medicare, Medicaid and other payors, as well as increased operational requirements in the administration of Medicaid, could adversely affect our financial condition or our results of operations. Revisions to regulatory requirements, changes in scope and quality of care to residents and revisions to licensure and certification standards also could potentially have a material impact on us. In the future, different interpretations or enforcement of existing, new or amended laws and regulations could result in allegations of impropriety or illegality or could result in changes requiring capital expenditure programs and operating expenses.

     If we do not comply with applicable laws and regulations, then we could be subject to liabilities, including criminal penalties and civil penalties and exclusion of one or more of our facilities from participation in Medicare, Medicaid and other federal and state health care programs. In 1998, we operated one facility in Maryland that lost its certification under the Medicare and Medicaid programs. In November 2000, we operated one facility in Indiana that lost its certification under the Medicare and Medicaid programs but has since been recertified under both programs.

IF WE DO NOT ACHIEVE AND MAINTAIN COMPETITIVE QUALITY OF CARE RATINGS FROM THE CENTERS FOR MEDICARE AND MEDICAID SERVICES, OUR BUSINESS MAY BE NEGATIVELY AFFECTED.

     The Centers for Medicare and Medicaid Services, or CMS, launched the Nursing Home Quality Initiative pilot program in April 2002 in Colorado, Florida, Maryland, Ohio, Rhode Island and Washington. This program, which is designed to provide consumers with comparative information about nursing home quality measures, will rate every nursing home operating in these states on nine quality of care indicators. These quality of care indicators include such measures as percentages of patients with infections, bedsores and unplanned weight loss. This comparative data will be made available to the public on CMS's web site. CMS has announced that if this pilot program is successful, it intends to expand the initiative to all other states. We currently operate nursing homes in Ohio and Washington. If we are unable to achieve quality of care ratings in these states that are comparable or superior to those of our competitors, our ability to attract and retain patients could be affected and, as a result, our revenues could decline.

IF WE FAIL TO CULTIVATE NEW OR MAINTAIN EXISTING RELATIONSHIPS WITH THE PHYSICIANS IN THE COMMUNITIES IN WHICH WE OPERATE, OUR PATIENT BASE MAY DECREASE.

     Our success depends in part upon the admissions and referral practices of the physicians in the communities in which we operate and our ability to cultivate and maintain relationships with these physicians. Physicians referring patients to our facilities are not our employees and are free to refer their patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with these physicians, our patient population may decline.

WE FACE NATIONAL, REGIONAL AND LOCAL COMPETITION.

     Our nursing and assisted living facilities compete on a local and regional basis with other long-term care providers. The number of competing centers in the local market, the types of services available, quality of care, reputation, age and appearance of each center and the cost of care in each locality all affect our ability to compete successfully. The availability and quality of competing facilities significantly influence occupancy levels in assisted living facilities. There are relatively few barriers to entry in the assisted living industry and, therefore, future development of assisted living facilities in the markets we serve could limit our ability to attract and retain residents, to maintain or increase resident service fees or to expand our business. See "Business -- Competition."

STATE EFFORTS TO REGULATE THE CONSTRUCTION OR EXPANSION OF HEALTH CARE PROVIDERS COULD IMPAIR OUR ABILITY TO EXPAND THROUGH CONSTRUCTION AND REDEVELOPMENT.

     Most of the states in which we currently operate have adopted laws to regulate expansion of skilled nursing facilities. Certificate of need laws generally require that a state agency approve certain acquisitions or physical plant changes and determine that a need exists prior to the addition of beds or services, the implementation of the physical plant changes or the incurrence of capital expenditures exceeding a prescribed amount. Some states also prohibit, restrict or delay the issuance of certificates of need. Many states have established similar certificate of need processes to regulate the expansion of assisted living facilities.

     If certificates of need or other similar approvals are required in order to expand our operations, our failure or inability to obtain the necessary approvals, changes in the standards applicable to such approvals and possible delays and expenses associated with obtaining such approvals could adversely affect our ability to expand and, accordingly, to increase our revenues and earnings. We cannot assure you that we will be able to obtain a certificate of need or other regulatory approval for all future projects requiring such approval.

     Many states in which we operate have implemented moratoria on the granting of licenses for any additional skilled nursing facility beds. In these states we may only expand by acquiring existing operations and licensure rights from other skilled nursing care providers. We cannot guarantee that we will be able to find acceptable acquisition targets in these states and, as a result, we may not be able to expand in these states.

WE FACE PERIODIC REVIEWS, AUDITS AND INVESTIGATIONS UNDER OUR CONTRACTS WITH FEDERAL AND STATE GOVERNMENT AGENCIES, AND THESE AUDITS COULD HAVE ADVERSE FINDINGS THAT MAY NEGATIVELY IMPACT OUR BUSINESS.

     As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Private pay sources also reserve the right to conduct audits. An adverse review, audit or investigation could result in:

     - refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from private payors;

     - state or federal agencies imposing fines, penalties and other sanctions on us;

     - loss of our right to participate in the Medicare or Medicaid programs or one or more private payor networks; or

     - damages to our reputation in various markets.

     Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of health care companies and, in particular, skilled nursing facilities. The investigations include:

     - cost reporting and billing practices;

     - quality of care;

     - financial relationships with referral sources; and

     - medical necessity of services provided.

     We also are subject to potential lawsuits under a federal whistleblower statute designed to combat fraud and abuse in the healthcare industry. These lawsuits can involve significant monetary and award bounties to private plaintiffs who successfully bring these suits.

WE ARE REQUIRED TO COMPLY WITH LAWS GOVERNING THE TRANSMISSION AND PRIVACY OF HEALTH INFORMATION.

     The Health Insurance Portability and Accountability Act of 1996 requires us to comply with standards for the exchange of health information within our company and with third parties. These include standards for:

     - common health care transactions, such as claims information, plan eligibility, payment information and the use of electronic signatures;

     - unique identifiers for providers, employers, health plans and individuals;

     - security;

     - privacy; and

     - enforcement.

The Department of Health and Human Services has released two standards: one governing health care transactions and the second relating to the privacy of individually identifiable health information. Rules governing the security of health information have been proposed but not finalized. We generally must comply with the transaction standards by October 2003 and with the privacy standards by April 2003. The cost of implementing the new standards may require us to make significant expenditures. If we fail to comply with the new standards, we could be subject to criminal penalties and civil sanctions.

WE MAY MAKE ACQUISITIONS THAT COULD SUBJECT US TO A NUMBER OF OPERATING RISKS.

     We anticipate that we may continue to make acquisitions of, investments in, and strategic alliances with, complementary businesses to enable us to add services for our customer base and for adjacent markets and to expand each of our businesses geographically. However, implementation of this strategy entails a number of risks including:

     - inaccurate assessment of undisclosed liabilities;

     - entry into markets in which we may have limited or no experience;

     - diversion of management's attention from our core business;

     - difficulties in assimilating the operations of an acquired business or in realizing projected efficiencies and cost savings; and

     - increasing our indebtedness and limiting our ability to access additional capital when needed.

     Certain changes may be necessary to integrate the acquired businesses into our operations, to assimilate new employees and to implement reporting, monitoring, compliance and forecasting procedures.

             RISKS RELATING TO THE EXCHANGE OFFER AND THE NEW NOTES

YOU MAY HAVE DIFFICULTY SELLING THE OLD NOTES THAT YOU DO NOT EXCHANGE.

     If you do not exchange your old notes for the new notes offered in this exchange offer, then you will continue to be subject to the restrictions on the transfer of your old notes. Those transfer restrictions are described in the indenture governing the notes and in the legend contained on the old notes, and arose because we originally issued the old notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

     In general, you may offer or sell your old notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the old notes under the Securities Act.

     If a large number of old notes are exchanged for new notes in the exchange offer, then it may be more difficult for you to sell your unexchanged old notes. Additionally, if you do not exchange your old notes in the exchange offer, then you will no longer be entitled to have those notes registered under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange Old Notes."

OUR INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NEW NOTES.

     As of March 31, 2002, our total consolidated indebtedness, after giving effect to the issuance of the old notes and the application of the proceeds therefrom, was approximately $388.3 million. We used the net proceeds from issuance of the old notes to refinance all borrowings under our existing credit facility, under one existing industrial development revenue bond and under one other promissory note. The existing credit facility was refinanced with a new credit facility that provides senior secured financing of up to $105.0 million on a revolving basis.

     Our indebtedness could have important consequences to you including:

     - making it more difficult for us to satisfy our obligations with respect to the notes;

     - increasing our vulnerability to general adverse economic and industry conditions;

     - requiring that a portion of our cash flow from operations be used for the payment of interest on our debt, thereby reducing our ability to use our cash flow to fund working capital, capital expenditures, acquisitions and general corporate requirements;

     - limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and general corporate requirements;

     - limiting our flexibility in planning for, or reacting to, changes in our business and the healthcare industry; and

     - placing us at a competitive disadvantage to our competitors that have less indebtedness.

     We and our subsidiaries may be able to incur additional indebtedness in the future, including secured indebtedness. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If new indebtedness is added to our and our subsidiaries' current indebtedness levels, the related risks that we and they now face could intensify.

COVENANT RESTRICTIONS UNDER OUR NEW CREDIT FACILITY AND OUR INDENTURES MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

     Our new credit facility, the indenture governing our senior subordinated notes and the indenture governing the notes contain, among other things, covenants that may restrict our and our subsidiary guarantors' ability to finance future operations or capital needs or to engage in other business activities. Our credit facility and the indentures restrict, among other things, our ability and the ability of our subsidiaries to:

     - incur additional indebtedness;

     - create liens;

     - pay dividends on or redeem capital stock;

     - make certain investments;

     - make restricted payments;

     - make certain dispositions of assets;

     - engage in certain transactions with affiliates;

     - engage in certain business activities; and

     - engage in mergers, consolidations and certain sales of assets.

     In addition, our new credit facility requires us to maintain specified financial ratios and tests which may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general business and economic conditions, may affect our ability to meet those financial ratios and tests. We cannot assure you that we will meet those ratios and tests or that the lenders will waive any failure to meet those ratios and tests. A breach of any of these covenants would result in a default under our credit facility and any resulting acceleration under the credit facility may result in a default under the indenture. If an event of default under our credit facility occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. See the "Description of Other Indebtedness" and "Description of the New Notes" for additional information.

OUR BUSINESS AND FINANCIAL RESULTS DEPEND ON OUR ABILITY TO GENERATE SUFFICIENT CASH FLOWS TO SERVICE OUR DEBT OR REFINANCE OUR INDEBTEDNESS ON COMMERCIALLY REASONABLE TERMS.

     Our ability to make payments on and to refinance our debt and to fund planned expenditures depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that our business will generate cash flows from operations or that future borrowings will be available to us under our new credit facility in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. We cannot assure you that we will be able to refinance our borrowing arrangements or any other outstanding debt on commercially reasonable terms or at all. Refinancing our borrowing arrangements could cause us to:

     - pay higher interest;

     - be subject to additional or more restrictive covenants than those outlined above; and

     - grant additional security interests in our collateral.

     Our inability to generate sufficient cash flow to service our debt or refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our business and results of operations.

AS A HOLDING COMPANY, WE RELY ON PAYMENTS FROM OUR SUBSIDIARIES IN ORDER FOR US TO MAKE PAYMENTS ON THE NOTES.

     We are a holding company with no significant operations of our own. Because our operations are conducted through our subsidiaries, we depend on dividends, loans, advances and other payments from our subsidiaries in order to allow us to satisfy our financial obligations. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to us, whether by dividends, loans, advances or other payments. The ability of our subsidiaries to pay dividends and make other payments to us depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations as well as, in the future, agreements to which our subsidiaries may be a party. Although our subsidiary guarantors are guaranteeing the notes, each guarantee is subordinated to all secured debt of the relevant subsidiary guarantor.

ALTHOUGH THE NOTES ARE REFERRED TO AS "SENIOR NOTES," AND THE SUBSIDIARY GUARANTEES ARE SENIOR OBLIGATIONS OF OUR SUBSIDIARIES, EACH WILL BE EFFECTIVELY SUBORDINATED TO OUR AND OUR SUBSIDIARY GUARANTORS' SECURED INDEBTEDNESS.

     The notes and our subsidiaries' guarantees are effectively subordinated in right of payment to all of our and our subsidiary guarantors' secured indebtedness to the extent of the value of the assets securing that indebtedness, which consists primarily of indebtedness under the new credit facility. In the event of our or one of our guarantor's bankruptcy, liquidation, reorganization or other winding up, the assets securing our or our guarantor's debt, as the case may be, will be available to pay obligations on the notes or guarantees, only after all such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes or guarantees, as the case may be, that are outstanding.

A COURT MAY VOID THE GUARANTEES OF THE NOTES OR SUBORDINATE THE GUARANTEES TO OTHER OBLIGATIONS OF OUR SUBSIDIARY GUARANTORS.

     Although standards may vary depending upon the applicable law, generally under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void all or a portion of the guarantees of the notes or subordinate the guarantees to other obligations of our subsidiary guarantors. If the claims of the holders of the notes against any guarantor were held to be subordinated in favor of other creditors of that guarantor, the other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the notes.

WE MAY BE UNABLE TO REPURCHASE THE NOTES IF WE EXPERIENCE A CHANGE IN CONTROL.

     If we were to experience a change of control, the indenture governing the notes and the indenture governing the senior subordinated notes require us to offer to purchase all of the outstanding notes and senior subordinated notes. Our failure to repay holders tendering notes upon a change of control will result in an event of default under the notes and the senior subordinated notes. A change of control or an event of default under the notes or the senior subordinated notes may also result in an event of default under our new credit facility, which may result in the acceleration of the indebtedness under that facility requiring us to repay that indebtedness immediately. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under the new credit facility or to purchase the notes, the senior subordinated notes or any other securities which we would be required to offer to purchase. We expect that we would require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. See "Description of Other Indebtedness" and "Description of the Notes."

NO PUBLIC MARKET EXISTS FOR THE NOTES, AND ANY MARKET FOR THE NOTES MAY BE ILLIQUID.

     The notes are a new issue of securities with no established trading market. We do not intend to list the notes for trading on any stock exchange or arrange for any quotation system to quote prices for them. The initial purchasers for the old notes have informed us that they intend to make a market in the notes. However, the initial purchasers are not obligated to do so and may cease market-making activities at any time. As a result, we cannot assure you that an active trading market will develop or continue for the notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT; REGISTRATION RIGHTS

     We sold the old notes on June 20, 2002 in transactions exempt from the registration requirements of the Securities Act. Therefore, the old notes are subject to significant restrictions on resale. In connection with the issuance of the old notes; we entered into a registration rights agreement, which required that we and the subsidiary guarantors:

     - file with the SEC a registration statement under the Securities Act relating to the exchange offer and the issuance and delivery of the new notes in exchange for the old notes;

     - use our best efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act; and

     - use our best efforts to consummate the exchange offer not later than 30 business days following the effective date of the exchange offer registration statement.

     If you participate in the exchange offer, you will, with limited exceptions, receive new notes that are freely tradeable and not subject to restrictions on transfer. You should see "The Exchange Offer -- Resales of New Notes" for more information relating to your ability to transfer new notes.

     If you are eligible to participate in the exchange offer and do not tender your old notes, you will continue to hold the untendered old notes, which will continue to be subject to restrictions on transfer under the Securities Act.

     The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement that includes this prospectus.

TERMS OF THE EXCHANGE OFFER

     We are offering to exchange $150,000,000 in aggregate principal amount of our 9 1/2% Senior Notes due 2010 that have been registered under the Securities Act for a like aggregate principal amount of our outstanding unregistered 9 1/2% Senior Notes due 2010.

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all old notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes we accept in the exchange offer. You may tender some or all of your old notes under the exchange offer. However, the old notes are issuable in authorized denominations of $1,000 and integral multiples thereof. Accordingly, old notes may be tendered only in denominations of $1,000 and integral multiples thereof. The exchange offer is not conditioned upon any minimum amount of old notes being tendered.

     The form and terms of the new notes will be the same as the form and terms of the old notes, except that:

     - the new notes will be registered with the SEC and thus will not be subject to the restrictions on transfer or bear legends restricting their transfer;

     - all of the new notes will be represented by global notes in book-entry form unless exchanged for notes in definitive certificated form under the limited circumstances described under "Description of the New
       Notes -- Book-Entry, Delivery and Form;" and

     - the new notes will not provide for registration rights and the payment of liquidated damages under circumstances relating to the timing of the exchange offer.

     The new notes will evidence the same debt as the old notes and will be issued under, and be entitled to the benefits of, the indenture governing the old notes.

     The new notes will accrue interest from the most recent date to which interest has been paid on the old notes or, if no interest has been paid, from the date of issuance of the old notes. Accordingly, registered holders of new notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid on the old notes or, if no interest has been paid, from the date of issuance of the old notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the old notes on that record date.

     In connection with the exchange offer, you do not have any appraisal or dissenters' rights under applicable law or the indenture. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The exchange offer is not being made to, nor will we accept tenders for exchange from, holder of the old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

     We will be deemed to have accepted validly tendered old notes when we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

     If we do not accept any tendered old notes because of an invalid tender or for any other reason, then we will return certificates for any unaccepted old notes without expense to the tendering holder as promptly as practicable after the expiration date.

EXPIRATION DATE; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time, on , 2002, unless we, in our sole discretion, extend the exchange offer.

     If we determine to extend the exchange offer, then we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 5:00 p.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion, to delay accepting any old notes, to extend the exchange offer or to amend or terminate the exchange offer if any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied or waived by giving oral or written notice to the exchange agent of the delay, extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. We will notify you as promptly as practicable of any extension, amendment or termination. We will also file a post-effective amendment to the registration statement of which this prospectus is a part with respect to any fundamental change in the exchange offer.

PROCEDURES FOR TENDERING OLD NOTES

     A holder who wishes to tender old notes in the exchange offer must do either of the following:

     - properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under "-- Exchange Agent" on or before the expiration date; or

     - if the old notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent an agent's message, which agent's message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     In addition, one of the following must occur:

     - the exchange agent must receive certificates representing your old notes along with the letter of transmittal on or before the expiration date, or

     - the exchange agent must receive a timely confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC under the procedure for book-entry transfers described below along with the letter of transmittal or a properly transmitted agent's message, on or before the expiration date; or

     - the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted by a book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal, and that we may enforce the letter of transmittal against the participant.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "-- Exchange Agent" on or before the expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under '-- Exchange Agent."

     Any tender of old notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by that holder, then that tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Do not send letters of transmittal or old notes to us.

     Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the old notes are tendered:

     - by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm which is:

     - a member of a registered national securities exchange;

     - a member of the National Association of Securities Dealers, Inc.;

     - a commercial bank or trust company having an office or correspondent in the United States; or

     - another "eligible institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding old notes, the original notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder(s) name(s) appear(s) on the old notes and an eligible institution must guarantee the signature on the power of attorney.

     If the letter of transmittal, or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

     If you wish to tender old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf. If you wish to tender on your behalf, you must, before completing the procedures for tendering old notes, either register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of old notes not properly tendered or old notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your old notes.

     By tendering, you will represent to us that:

     - any new notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the new notes;

     - if the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those new notes (see "Plan of Distribution"); and

     - the holder is not our "affiliate," as defined in Rule 405 of the Securities Act, or, if the holder is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

     If any holder or any such other person is our "affiliate," or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes to be acquired in the exchange offer, then that holder or any such other person:

     - may not rely on the applicable interpretations of the staff of the SEC;

     - is not entitled and will not be permitted to tender old notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer who acquired its old notes as a result of market-making activities or other trading activities and thereafter receives new notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes.

     For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when we have given oral or written notice of that acceptance to the exchange agent. For each old note accepted for exchange, you will receive a new note having a principal amount equal to that of the surrendered old note.

     In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - certificates for your old notes or a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

     If we do not accept any tendered old notes for any reason set forth in the terms of the exchange offer or if you submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged old notes without expense to you. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC under the book-entry procedures described below, we will credit the non-exchanged old notes to your account maintained with DTC.

BOOK-ENTRY TRANSFER

     We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the old notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent's message in lieu of a letter of transmittal, and all other required documents at its address listed below under "-- Exchange Agent" on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your old notes and your old notes are not immediately available, or you cannot deliver your old notes, the letter of transmittal or any other required documents or comply with DTC's procedures for transfer before the expiration date, then you may participate in the exchange offer if:

     - the tender is made through an eligible institution;

     - before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing:

      -- the name and address of the holder and the principal amount of old notes tendered;

      -- a statement that the tender is being made thereby; and

      -- a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the old notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered old notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

WITHDRAWAL RIGHTS

     You may withdraw your tender of old notes at any time before the exchange offer expires.

     For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under "-- Exchange Agent." The notice of withdrawal must:

     - specify the name of the person who tendered the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the principal amount, or, in the case of old notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC; and

     - if certificates for old notes have been transmitted, specify the name in which those old notes are registered if different from that of the withdrawing holder.

     If you have delivered or otherwise identified to the exchange agent the certificates for old notes, then, before the release of these certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with the signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

     We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any old notes that have been tendered but that are not exchanged for any reason to the holder, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, the old notes will be credited to an account maintained with DTC for the old notes. You may retender properly withdrawn old notes by following one of the procedures described under "-- Procedures for Tendering Old Notes" at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to exchange new notes for, any old notes if in our reasonable judgement:

     - the new notes to be received will not be tradable by the holder, without restriction under the Securities Act and the Securities Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - the exchange offer, or the making of any exchange by a holder of old notes, would violate any applicable law or applicable interpretation by the staff of the SEC; or

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. Subject to applicable law, we may waive these conditions in our discretion in whole or in part at any time and from time to time. If we waive these conditions, then we intend to continue the exchange offer for at least five business days after the waiver. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time.

     We will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any old notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indentures under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     U.S. Bank, N.A. is the exchange agent for the exchange offer. You should direct any questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

     By Hand, Overnight Mail, Courier, or Registered or Certified Mail:

     U.S. Bank Trust Center
     180 East Fifth Street
     St. Paul, MN 55101
     Attention: Specialized Finance Group

     By Facsimile:

     (651) 244-1537
     Attention: Specialized Finance Group

     Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

     We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your old notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

TRANSFER TAXES

     You will be obligated to pay any transfer taxes applicable to the transfer of the old notes pursuant to the exchange offer.

ACCOUNTING TREATMENT

     We will record the new notes in our accounting records at the same carrying values as the old notes, which is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will amortize the expenses of the exchange offer over the term of the new notes.

RESALES OF NEW NOTES

     Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that new notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any old note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

     - the holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - the new notes are acquired in the ordinary course of the holder's business; and

     - the holder does not intend to participate in a distribution of the new notes.

     Any holder who exchanges old notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     This prospectus may be used for an offer to resell, resale or other transfer of new notes. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please see "Plan of Distribution" for more details regarding the transfer of new notes.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

     Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the offering memorandum, dated June 20, 2002, relating to the old notes. Except in limited circumstances with respect to the specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will take any action to register the untendered old notes under the Securities Act or under any state securities laws.

     Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

     Old notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the old notes and the new notes. Holders of the new notes and any old notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the old notes. Neither we nor any subsidiary guarantor will receive any proceeds from the issuance of the new notes. In consideration for issuing the new notes as contemplated by this prospectus, we will receive the old notes in like principal amount, the terms of which are identical in all material respects to the new notes. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

     We used the net proceeds of approximately $145.1 million from the sale of the old notes to refinance our existing credit facility, an industrial development revenue bond and an outstanding promissory note. We used the remainder of the net proceeds for general corporate purposes and to pay related fees and expenses.

                                 CAPITALIZATION

     The following table sets forth the cash and cash equivalents and our consolidated capitalization as of March 31, 2002 on an actual basis and as adjusted to give effect to the issuance of the old notes, the application of the net proceeds of the issuance of the old notes and the entering into of our new credit facility. You should read this table in conjunction with our consolidated financial statements and the related notes to the consolidated financial statements included in this prospectus. See "Use of Proceeds," "Summary Consolidated Historical Financial and Operating Data," "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness."

                                                                    MARCH 31, 2002
                                                                ----------------------
                                                                                AS
                                                                 ACTUAL      ADJUSTED
                                                                ---------    ---------
                                                                     (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................    $  2,993     $ 11,662
                                                                ========     ========

Total debt:
  Existing credit facility (including term loans)...........     127,479           --
  New credit facility(1)....................................          --           --
  Industrial development revenue bonds......................      37,381       33,535
  Promissory notes, mortgages and capital lease
     obligations............................................       7,664        5,133
  9.50% Senior Notes due 2010 offered hereby................          --      149,625
  9.35% Senior Subordinated Notes due 2007..................     200,000      200,000
                                                                --------     --------
       Total debt...........................................     372,524      388,293
                                                                --------     --------

Shareholder's equity:
  Common stock..............................................           1            1
  Additional paid-in capital................................     208,787      208,787
  Accumulated other comprehensive loss(2)...................      (2,389)      (1,969)
  Accumulated deficit(3)....................................     (48,762)     (50,344)
                                                                --------     --------
       Total shareholder's equity...........................     157,637      156,475
                                                                --------     --------
       Total capitalization.................................    $530,161     $544,768
                                                                ========     ========

---------------

(1) Subject to certain conditions, we may be able to borrow up to $105.0 million under our new credit facility. We replaced $40.1 million of letters of credit under the old credit facility with new letters of credit under the new facility.

(2) Adjusted for a credit, net of income taxes, of $420,000, relating to the termination of an existing interest rate swap contract.

(3) Adjusted for a charge, net of income taxes, of $1.2 million, relating to the extinguishment of debt related to early repayment of our existing credit facility, and a charge, net of income taxes, of $420,000, relating to the termination of an existing interest rate swap contract.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The following table summarizes our selected consolidated historical financial data, which you should read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, which should be read in their entirety. The selected consolidated financial data have been derived from our consolidated financial statements. The unaudited interim period selected consolidated financial data, in our opinion, reflect all adjustments necessary to present fairly the data for such periods. Interim results for the three months ended March 31, 2002 are not necessarily indicative of results that can be expected in future periods.

                                  THREE MONTHS ENDED
                                       MARCH 31,                         YEAR ENDED DECEMBER 31,
                                  -------------------   ---------------------------------------------------------
                                    2002       2001       2001       2000       1999         1998         1997
                                  --------   --------   --------   --------   ---------   ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues(1):
  Nursing and assisted living
    facilities..................  $190,998   $186,556   $766,952   $904,847   $ 916,195   $  990,066   $  796,006
  Outpatient therapy and medical
    supplies....................     2,452      2,322      9,515      9,716      43,068      141,131      113,206
  Other.........................     4,791      4,554     17,640      8,506       8,322        9,238        6,949
                                  --------   --------   --------   --------   ---------   ----------   ----------
      Total revenues............   198,241    193,432    794,107    923,069     967,585    1,140,435      916,161
Costs and expenses:
  Operating.....................   166,604    170,064    684,814    825,172     844,391      953,639      747,016
  General and administrative....     8,211      8,424     32,387     46,507      45,524       45,432       40,510
  Lease costs...................     3,034      3,817     14,575     15,731      16,631       15,895       10,213
  Depreciation and
    amortization................     9,434     10,298     40,772     45,434      52,005       53,723       35,290
  Interest, net.................     7,988      9,850     35,560     45,155      51,267       55,831       24,002
  Loss on impairment of
    long-lived assets...........        --         --      1,685     20,753      38,173           --           --
  Loss (gain) on disposal of
    assets and other items......        --      1,409     24,246      6,663      42,774      (93,337)          --
                                  --------   --------   --------   --------   ---------   ----------   ----------
(Loss) earnings before income
  taxes, minority interests and
  extraordinary item............     2,970    (10,430)   (39,932)   (82,346)   (123,180)     109,252       59,130
Net (loss) earnings.............  $  1,657   $ (6,751)  $(27,495)  $(55,121)  $ (70,457)  $   27,264   $   25,763
                                  ========   ========   ========   ========   =========   ==========   ==========

BALANCE SHEET DATA (AS PERIOD
  END):
Cash and cash equivalents.......  $  2,993   $  1,462   $    997   $  1,641   $   2,941   $    1,084   $    1,418
Working capital.................       538     23,197      4,145     44,473      67,807       17,477       95,184
Property and equipment..........   471,586    501,733    477,830    507,536     610,643      700,141      688,169
Total assets....................   785,725    841,051    795,836    873,590     974,448    1,135,477    1,229,249
Total debt(2)...................   372,524    432,184    385,347    451,147     530,155      547,748      713,324
Shareholder's equity............   157,637    176,466    156,002    184,161     237,895      311,629      281,772

---------------

(1) Revenues have been restated for consistency to reflect therapy services within nursing facilities.

(2) Total debt includes long term debt and current maturities of long term debt.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We are one of the largest providers of long-term care and related services in the United States. As of March 31, 2002, we operated 139 nursing facilities with 14,090 beds and 36 assisted living and retirement facilities with 1,756 units that we owned or leased in 13 states. In addition, we managed 18 nursing facilities with 2,326 beds and five assisted living and retirement facilities with 156 units and provided selected consulting services to 34 nursing facilities with 3,195 beds owned by third parties. In total, we operated, managed or provided selected consulting services to 232 long-term care facilities with 21,523 beds in 16 states, of which 191 were nursing facilities with 19,611 beds and 41 were assisted living and retirement facilities with 1,912 units. We are one of the top ten operators of long-term care facilities in the United States in terms of number of beds and revenues.

Revenues

     We derive revenues by providing healthcare services in our network of facilities, including long-term care services such as nursing care, assisted living and related medical services such as subacute care and rehabilitative therapy. We derive nursing and assisted living facility revenues by providing routine and ancillary services for our facilities' residents. We derive outpatient therapy and medical supplies revenues by providing outpatient therapy services at our clinics and to outside third parties.

     We generate our revenue from Medicare, Medicaid and private pay sources. The following table sets forth our Medicare, Medicaid and private pay sources of revenue by percentage of total revenue:

                                                             THREE MONTHS
                                                            ENDED MARCH 31,        YEAR ENDED DECEMBER 31
                                                           -----------------      ------------------------
                                                           2002         2001      2001      2000      1999
                                                           ----         ----      ----      ----      ----
Medicare...............................................     26%          24%       24%       24%       22%
Medicaid...............................................     49%          51%       51%       51%       50%
Private................................................     25%          25%       25%       25%       28%

Legislative Actions Affecting Revenues

     The incremental Medicare relief packages received from the Balanced Budget Refinement Act and the Benefits Improvement and Protection Act provide a total of $2.7 billion in temporary Medicare funding enhancements to the long-term care industry. The funding enhancements implemented by the Balanced Budget Refinement Act and Benefits Improvement and Protection Act fall into two categories. The first category is "legislative add-ons," which includes the 16.66% add-on to the nursing component of the resource utilization groupings rate and the 4% base adjustment. The legislative add-ons are currently scheduled to expire on September 30, 2002. We estimate the average per diem effect of the legislative add-ons to be $31.00 per day, or $19.0 million annually. Congress has not introduced legislation to continue this funding, nor have the Centers for Medicare and Medicaid Services recommended that this funding be continued. A decision to discontinue all or part of the enhancements could have a significant impact on us. The second category is "resource utilization groupings refinements" which involved an initial 20% add-on for 15 resource utilization groupings categories identified as having high intensity, non-therapy ancillary services. Twenty percent add-ons from three resource utilization groupings categories were later redistributed to 14 rehabilitation categories at an add-on rate of 6.7% each. The resource utilization groupings refinements continue until such time as the Centers for Medicare and Medicaid Services refine the resource utilization groupings categories. On April 23, 2002, the Centers for Medicare and Medicaid Services announced that they would delay the implementation of resource utilization groupings refinements, thereby extending the related add-ons for at least one additional government fiscal year. We estimate the average per diem effect to us of resource utilization groupings refinements to be $25.00 per day, or $15.0 million annually.

Income Taxes

     Income tax benefit in 2001 was $12.5 million compared to $27.7 million in 2000. Our effective tax rate was 31.3% in 2001 as compared to 33.6% in 2000. In assessing the reliability of deferred tax assets, we consider whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends upon us generating future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. In 2001 and 2000 we recorded a valuation allowance of $2.8 million and $3.2 million, respectively. The amount of the deferred tax assets considered realizable could be reduced if estimates of future taxable income during the carry forward period are reduced.

Asset Impairment Costs

     We are required to accrue for asset impairment costs when indicators of impairment are present and the undiscounted cash flows from the assets do not appear to be sufficient to recover the assets' carrying value. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. Accordingly, we have estimated the future cash flows of each facility and reduced the corresponding carrying value to the estimated fair value, where appropriate. Such estimates are subject to change due to factors both within and outside our control. If those changes reduce estimated future cash flows, we may be required to record further impairment provisions in subsequent periods. We recorded provisions of $1.7 million in 2001 and $20.7 million in 2000, related to the impairment of assets.

SIGNIFICANT EVENTS IN 2001 AND 2000

     A number of significant factors adversely affected us during the past few years, including:

     - inadequate funding levels in some states or resident classifications in both the Medicaid and Medicare programs;

     - fee pressures and slow payment practices exerted by health maintenance organizations and preferred provider organizations;

     - increased litigation settlements and insurance costs for general and professional liability claims;

     - increased costs incurred as a result of increased regulatory requirements;

     - reduced margins within the therapy and other ancillary service business;

     - increased wages and/or premiums paid to nursing assistants, domestic staff, temporary agencies for professional nursing staff due to the robust economy, general low unemployment levels and a national shortage of qualified nurses; and

     - increased competition in the marketplace for admissions from home care, assisted living facilities and hospitals.

Asset Divestitures

     In 2001, we transferred all of our Texas nursing home operations to affiliates of Senior Health Properties-Texas, Inc. The transaction involved 17 nursing homes, with a capacity of 1,421 residents. We now lease four of these facilities to Senior Health-Texas under a five-year lease, which will expire in September 2006, and sublease 12 of these facilities to Senior Health-Texas under an eleven-year sublease, which will expire in February 2012. The final property was sublet for one month to a Senior Health-Texas affiliate until October 31, 2001, the remainder of the lease term. The Senior Health-Texas affiliate transferred the operations of this final property to an unrelated third party and terminated its leasehold interest on November 1, 2001. We receive annual rental income from the properties of approximately $3.8 million, which is $1.8 million more than our current annual lease costs. Our annual rental income will escalate in alignment with the increases in rent expense under the existing leases and in alignment with improvements in operating income for the owned facilities. Senior Health-Texas has a right of first refusal with respect to any offer to purchase one or more of the four owned facilities.

     In April 2001, Tandem Health Care, Inc. exercised its option to purchase two leased properties in Florida. Upon Tandem's exercise of its option, we received gross proceeds of $11.4 million, consisting of cash of $7.0 million, a $2.5 million 8.5% interest-bearing five-year note and $1.9 million in 9% cumulative dividend preferred shares, mandatorily redeemable after five years. The carrying value of the two facilities on our books was $9.2 million. The gain on sale of $2.1 million has been deferred in accordance with Statement of Financial Accounting Standards, or SFAS, Statement No. 66, "Accounting for Sales of Real Estate," because we have not received a significant portion of the proceeds and the ultimate determination of the gain depends on Tandem exercising all its remaining options. We applied $4.0 million of the net proceeds to reduce our term bank debt. Tandem continues to operate seven of the nursing homes under a lease agreement with us and has an option to purchase these facilities from us at any time during the lease term, which ends June 30, 2002.

     In 2000, we disposed of or leased all 32 of our facilities with 3,427 beds in Florida through a series of transactions. We sold two Florida nursing facilities in separate transactions in July and December 2000. In September 2000, we entered into an agreement involving 15 facilities with Greystone Tribeca Acquisition LLC in which we retain an interest in the properties through the contingent consideration terms of the agreement. This particular transaction, while not accounted for as a sale, resulted in initial net cash proceeds of $30.0 million. In December 2000, we transferred the operations and leased the properties of nine Florida facilities to Tandem and of six Florida facilities to Senior Health Properties-South, Inc. Under the leases, the Tandem and Senior Health Properties-South have options to purchase their respective properties. We also sold two formerly closed facilities, which together with the Florida divestitures, resulted in total cash proceeds of $37.7 million, of which $33.1 million was used to reduce our bank debt. The dispositions, in addition to provisions for the closure of two nursing and one assisted living facilities and provisions for other non-core assets, resulted in a total loss from the disposition of assets of $6.7 million in 2000.

     We have recorded provisions for all estimated future costs related to operations that we disposed of. Those estimates were made at the time of disposition and can be subject to revisions which may impact our future earnings.

     As a result of the divestiture programs in Florida and Texas, we received, in addition to cash proceeds, notes and preferred shares, retained ownership of certain nursing home properties and entered into on-going consulting service agreements with operators in these two states. As of December 31, 2001, we:

     - held an aggregate of $8.4 million in notes and preferred shares from Tandem;

     - owned 13 leased nursing home properties in Florida and four leased nursing home properties in Texas with a net book value of $41.6 million; and

     - subleased 12 properties in Texas to another long-term care operator.

     Of the 13 Florida leases, seven expire on June 30, 2002, and six expire in December 2005. The Texas leases expire in September 2006 and the Texas subleases expire in February 2012. In addition, we provide on-going management and consulting services to and earn rental income from the operators of these facilities. As of December 31, 2001, we had $9.2 million in accounts receivable from long-term care operators for whom we provided management and consulting services, which included interim working capital advances related to the transfer of ownership. As a result, our earnings and cash flow can be influenced by the financial stability of these unrelated companies.

Other Items

     In April 2000, the Provider Reimbursement Review Board heard our appeal involving workers' compensation costs reimbursements. In December 2000, the administrator for the Centers for Medicare and Medicaid Services confirmed the review board's September 2000 decision resulting in a favorable settlement of $12.4 million, including the recovery of a $10.3 million accrual recorded in 1999. In addition, we reached a settlement on another staffing cost issue resulting in a recovery of $2.4 million, including a recovery of a $1.7 million accrual recorded in 1999. In total, a recovery of $12.0 million was recorded in 2000 relating to accruals recorded in 1999.

     At December 31, 2001, we were attempting to settle a number of outstanding Medicare and Medicaid receivables. Normally such issues are resolved during an annual audit process and no provisions are required. However, where differences exist between us and the fiscal intermediary, we may record a general provision. For two specific Medicare issues, totaling an estimated $22.1 million, we and the fiscal intermediary have agreed that if the parties do not resolve the issue in 2002, then the parties and a mediator will review the matters prior to either party proceeding to the Provider Reimbursement Review Board. The two issues involve the allocation of overhead costs and a staffing cost issue. Though we remain confident that we will successfully settle the issues, an unsuccessful conclusion could impair our earnings and anticipated cash flow.

RESULTS FROM OPERATIONS:

     The following table sets forth details of our revenues and earnings as a percentage of total revenues:

                                                          THREE MONTHS
                                                        ENDED MARCH 31,         YEAR ENDED DECEMBER 31
                                                        ----------------      ---------------------------
                                                        2002       2001       2001       2000       1999
                                                        -----      -----      -----      -----      -----
Revenues
  Nursing and assisted living facilities............     96.3%      96.4%      96.6%      98.0%      94.7%
  Outpatient therapy and medical supplies...........      1.2        1.2        1.2        1.1        4.5
  Other.............................................      2.5        2.4        2.2        0.9        0.8
                                                        -----      -----      -----      -----      -----
                                                        100.0      100.0      100.0      100.0      100.0
Operating and general and administrative costs......     88.2       92.3       90.3       94.5       92.0
Lease, depreciation and amortization................      6.3        7.3        7.0        6.6        7.1
Interest, net.......................................      4.0        5.1        4.5        4.9        5.3
Loss on impairment of long-lived assets.............       --         --        0.2        2.2        3.9
Loss on disposal of assets and other items..........       --        0.7        3.1        0.7        4.4
                                                        -----      -----      -----      -----      -----
  Earnings (loss) before taxes......................      1.5       (5.4)      (5.1)      (8.9)     (12.7)
Income tax expense (benefit)........................      0.7       (1.9)      (1.6)      (3.0)      (5.5)
                                                        -----      -----      -----      -----      -----
  Earnings (loss) before minority interests and
     extraordinary item.............................      0.8       (3.5)      (3.5)      (5.9)      (7.2)
Extraordinary item..................................       --         --         --       (0.1)        --
                                                        -----      -----      -----      -----      -----
     Net (loss) earnings............................      0.8%      (3.5)%     (3.5)%     (6.0)%     (7.2)%
                                                        =====      =====      =====      =====      =====

     Average occupancy in our long-term care facilities was as follows:

                                                          THREE MONTHS
                                                        ENDED MARCH 31,         YEAR ENDED DECEMBER 31
                                                        ----------------      ---------------------------
                                                        2002       2001       2001       2000       1999
                                                        -----      -----      -----      -----      -----
Skilled nursing facilities..........................    89.5%      87.1%      87.5%      87.5%      85.9%
Assisted living facilities..........................    81.8%      84.3%      83.1%      84.6%      80.3%

THREE MONTHS ENDED MARCH 31, 2002 COMPARED WITH THREE MONTHS ENDED MARCH 31,
2001

Revenues

     Revenues in the three months ended March 31, 2002 were $198.2 million, representing an increase of $4.8 million, or 2.5%, from $193.4 million in the three months ended March 31, 2001. The increase in revenues includes a $15.4 million increase in revenues from nursing and assisted living facilities and other businesses operated during both the 2002 and the 2001 quarters ("same facility operations") and an increase of $0.4 million from lease revenue, partially offset by a decrease of $11.0 million in revenues from divested nursing facilities.

     Revenues from same-facility operations increased $15.4 million due to:

     - an increase of $15.0 million, or 8.6%, as a result of an overall higher percentage of Medicare residents and increased rates, aided by a 0.9% increase in resident census from an average daily census of 13,931 in 2001 to 14,054 in 2002;

     - an increase of $0.3 million when comparing periods due to more favorable Medicaid cost settlements in 2002; and

     - an increase of $0.1 million from other business operations.

     Our key Medicare and Medicaid results and statistics for our nursing operations on a same-facility basis in the first quarter of 2002 and 2001 are summarized as follows:

                                                   MEDICARE                               MEDICAID
                                       --------------------------------      ----------------------------------
                                         THREE MONTHS ENDED MARCH 31,           THREE MONTHS ENDED MARCH 31,
                                       --------------------------------      ----------------------------------
                                        2002        2001       INCREASE       2002        2001        INCREASE
                                       ------      ------      --------      ------      ------      ----------
Average daily rate...............      $  337      $  315        7.0%        $  125      $  118         5.9%
Residents as a percent of
  total..........................       13.0%       11.7%                     68.6%       69.3%
Average daily census.............       1,640       1,455       12.7%         8,653       8,618         0.4%

Operating and General and Administrative Costs

     Operating and general and administrative costs decreased $3.7 million, or 2.1%, between periods. Operating and general and administrative costs decreased $10.8 million relating to operations closed or nursing homes divested. The increase in operating and general and administrative costs on a same-facility was $7.1 million, or a 4.2% increase on a same-facility basis, and included:

     - an increase in wage and benefit costs of $5.2 million, or a 4.6% increase on a same-facility basis;

     - an increase in contracted food and laundry services totaling $1.3 million relating to services that were formerly provided by employees; and

     - a net increase in other operating and administrative expenses of $0.6 million.

Lease Costs, Depreciation and Amortization

     Lease costs decreased $0.8 million when comparing periods, including $0.6 million as a result of divestitures and $0.2 million as a result of continuing operations.

     Depreciation and amortization decreased $0.9 million to $9.4 million for the 2002 quarter compared to $10.3 million for the 2001 quarter. This decrease included a $0.4 million decrease as a result of divestitures and a $0.6 million decrease relating to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized to earnings.

Interest

     Interest expense, net of interest income, decreased $1.9 million to $8.0 million for the 2002 quarter compared to $9.9 million in the 2001 quarter. The decrease was primarily due to a reduction in the average debt level to $384.0 million during the 2002 quarter compared to $439.7 million during the 2001 quarter resulting from our use of divestiture proceeds and income tax refund during 2001 to reduce bank debt balances. The weighted average interest rate of all long-term debt decreased to 7.82% during the 2002 quarter compared to approximately 8.58% during the 2001 quarter.

Gain (Loss) on Disposal of Assets and Other Items

     A loss of $1.4 million was recorded in the 2001 quarter for costs relating to the disposal or lease during 2000 of our Florida operations.

Income Taxes

     Income tax expense in the 2002 quarter was $1.3 million compared to an income tax benefit of $3.7 million in the 2001 quarter. Our effective tax rate was 43.9% in 2002 as compared to 35.3% in 2001. The increase is due to an increase in effective state income tax rates.

Net Earnings (Loss)

     Net earnings in the 2002 quarter were $1.7 million compared to a net loss of $6.8 million in the 2001 quarter. The net loss prior to loss on disposal of assets and other items was $5.8 million for the 2001 quarter.

YEAR ENDED DECEMBER 31, 2001 COMPARED WITH YEAR ENDED DECEMBER 31, 2000

Revenues

     Revenues for the year ended December 31, 2001 were $794.1 million, representing a decrease of $129.0 million, or 14.0%, from $923.1 million for the year ended December 31, 2000. The decrease in revenues is attributable to:

     - a decrease of $154.6 million, relating to the divestiture of nursing and assisted living facilities primarily in Florida and Texas;

     - the one-time recovery of $8.9 million in revenue in 2000 on a same-facility basis pertaining to the settlement of the workers compensation issue through the Provider Reimbursement Review Board and the staffing cost issue with the fiscal intermediary; and

     - a decrease of $0.4 million from outpatient therapy divestitures in 2000,

offset in part by an increase of $3.6 million from new management services contracts and an increase of $31.3 million in revenue from nursing and assisted living facilities and other businesses operated during both 2001 and 2000.

     Revenues from same-facility operations increased $31.3 million in 2001 due to:

     - a $33.5 million increase, or a 4.8% increase on a same-facility basis, from increased rates, partially offset by a 0.9% decline in overall resident census from an average daily census of 14,055 in 2000 to an average daily census of 13,928 in 2001;

     - a $1.5 million decrease due to more favorable Medicaid cost settlements in 2000;

     - a $1.4 million decrease as a result of the accrual in 2000 for blood glucose revenue for the period of October 1, 1997 through December 31, 2000 due to favorable rulings regarding reimbursement litigation with our fiscal intermediary; and

     - a $0.7 million increase from other business operations.

     Our key Medicare and Medicaid results and statistics for our nursing operations on a same-facility basis in 2001 and 2000 are summarized as follows:

                                                                                          MEDICAID
                                                   MEDICARE                  ----------------------------------
                                       --------------------------------                               INCREASE
                                        2001        2000       INCREASE       2001        2000       (DECREASE)
                                       ------      ------      --------      ------      ------      ----------
Average daily rate...............      $  334      $  316        5.7%        $  121      $  115         4.5%
Residents as a percent of
  total..........................       11.4%       10.7%                     69.6%       70.2%
Average daily census.............       1,427       1,341        6.4%         8,676       8,812        (1.5%)

     Overall, our average daily Medicare rate increased 3.7% to $333 during 2001 compared to $321 during 2000, and our average daily Medicaid rate increased 4.5% to $117 in 2001 compared to $112 in 2000.

Operating and General and Administrative Costs

     Operating and general and administrative costs in 2001 decreased $154.5 million, or 17.7%, as compared to 2000. The decrease was caused by a $49.5 million decrease in expenses for insurance and liability claims, primarily relating to our disposal of our Florida operations, and a $134.7 million reduction in operating costs, other than insurance and liability claims, attributable to operations closed or nursing facilities divested during 2001 and 2000. The increase in operating and general and administrative costs on a same-facility basis, excluding expenses for insurance and liability claims, was $29.7 million, a 4.7% increase on a same-facility basis. The increase is attributable to:

     - an increase in wage and benefit costs of $29.8 million, a 6.9% increase on a same-facility basis;

     - an increase in drug expense of $2.4 million primarily due to settlement of 1999 contracted drug charges in 2001;

     - an increase in utility costs of $1.1 million due to higher rates in 2001;

     - a decrease in workers' compensation costs of $3.1 million due to favorable actuarial adjustments for prior years in 2001;

     - a decrease in bad debt expense of $2.4 million; and

     - a net increase in other operating and administrative expenses of $2.0 million, or a 0.3% increase on a same-facility basis.

     We had $70.3 million in accruals for known or potential general and professional liability claims at December 31, 2001 based upon claims experience and actuarial estimates. Though we regularly evaluate these accruals and we believe they are fairly stated, the accruals are subject to adjustment, which could have a material impact on our earnings. The timing of the settlement of the claims could influence cash flow and our ability to meet financial covenants under our existing credit facility or the new credit facility.

     In 1998, we sold our pharmacy operations to Omnicare, Inc. In connection with that sale, we entered into a preferred provider agreement with Omnicare. Under the terms of this preferred provider agreement, Omnicare pharmacies are required to execute pharmacy service agreements and pharmacy consulting agreements to provide pharmacy supplies and services to all of our skilled nursing facilities. Pricing under the agreement is to be competitive within the local marketplace. Omnicare may not charge us rates that are higher than the most favorable rates that Omnicare charges for similarly situated beneficiaries in the same marketplace. We secured per diem pricing arrangements for pharmacy supplies provided to residents with managed care and Medicare payor sources for the first four years of the agreement, which period expires in December 2002. The preferred provider agreement contains a number of provisions that involve sophisticated calculations to determine the per diem pricing during this first four-year period. Under a per diem pricing agreement pharmacy costs fluctuate based upon occupancy levels in the facilities. The per diem rates were established assuming a declining per diem value over the initial four years of the contract to coincide with the phase-in of the Medicare prospective payment system rates.

     We are presently involved in an arbitration with Omnicare regarding the application of the managed care pricing provisions in 2001 and 2002. Omnicare has asserted that per diem rates for managed care and Medicare beneficiaries are subject to an upward adjustment based upon a comparison of per diem rates to pricing models based on Medicaid rates. The arbitrator determined that a pricing adjustment is applicable, but also approved our motion to reopen and reconsider that determination. We and Omnicare are also attempting to resolve implementation issues related to the application of the adjustment formula to pricing data. We do not expect the arbitration decision to materially affect our results of operations or our financial position.

     Omnicare has indicated that it intends to make similar claims for Medicare residents for a similar time period. Provisions for settlement of the claims are included within the financial statements. We believe we have properly interpreted and complied with the terms of the preferred provider agreement; however, we cannot assure you that other claims will not be made with respect to the agreement.

     We record a provision for bad debts in relation to revenues recorded based upon our past experience and we believe our reserves are adequate. We continually review and refine our reserve estimation process and the adequacy of our reserve, but we cannot guarantee that our estimates accurately reflect the future credit losses that we may incur and therefore our estimates can be subject to future adjustments.

Lease Costs, Depreciation and Amortization

     Lease costs decreased $1.2 million from 2000 to 2001. We lease seven nursing homes in Indiana and Ohio and, in accordance with the lease agreement, exercised our right to purchase the properties in September 2000. However, negotiations with the landlord have not been successfully concluded and the matter may need to go to arbitration. We believe that we will successfully settle this issue and acquire these leased facilities. The net book value of the leased facilities is $4.2 million, and the 2001 earnings from their operations were approximately $2.2 million.

     Depreciation and amortization decreased $4.7 million to $40.8 million in 2001 compared to $45.5 million in 2000. This decrease included a $1.4 million decrease as a result of divestitures and a $3.3 million decrease from same-facility operations as a result of assets becoming fully depreciated and reduced depreciation relating to losses recorded in 2001 and 2000 for impairment of depreciable assets.

Interest

     Interest expense, net of interest income, decreased $9.6 million to $35.6 million in 2001 compared to $45.2 million in 2000. The decrease was primarily due to a reduction in our average debt level to $406.5 million during 2001 compared to $478.3 million during 2000, resulting from our use of divestiture proceeds and income tax refunds during both years to reduce our bank debt. The weighted average interest rate of all long-term debt decreased to approximately 9.31% during 2001 compared to approximately 9.73% during 2000 due to an overall decline in interest rates.

Loss on Impairment of Long-Lived Assets

     When we commit to a plan for disposal of assets, assets held for disposal are adjusted to the lower of the assets' carrying value or the fair value less selling costs. In September 2001, we decided to lease all owned, and sublease all leased, nursing facilities in Texas. As a result of the transaction and based on the terms of the lease with Senior Health-Texas, in 2001 we recorded a provision of $1.7 million for impairment of Texas nursing properties in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

     In December 2000, we decided to sell or lease all of our remaining operations in Florida and completed two transactions to accomplish that decision. Both transactions resulted in providing the two operators with an option to purchase the properties within the lease term. In December 2000, we recorded a provision of $15.9 million for impairment of Florida properties and reported within the loss from disposal of assets a provision of $1.1 million for costs related to the termination of our Florida operational staff. In addition, in December 2000, we determined that a $4.8 million adjustment was required for non-Florida properties resulting in a total impairment provision for 2000 of $20.7 million.

Loss on Disposal of Assets and Other Items

     A loss of $24.2 million was recorded in 2001 for the disposal or closure of facilities and settlements of previously ceased operations. On September 30, 2001, we transferred all Texas nursing homes to Senior Health-Texas. As a result of the Texas transaction, as well as the closure and sale of one nursing home and two other properties in Wisconsin, we provided $3.7 million for related disposal and closure costs. We also made additional provisions of $20.5 million relating to previously ceased operations, including $19.0 million related to the nursing facilities in Florida. Based upon an actuarial review of resident care liability costs, we recorded an additional $11.0 million provision related to Florida claims for years prior to 2001.

     In 2000, we disposed or leased all of our operations in Florida consisting of 32 facilities with 3,427 beds through a series of transactions, two of which involved lease agreements with operators who have an option to purchase the properties and one in which we retain an interest in the properties through the contingent consideration terms of the agreement. In addition, we sold two formerly closed facilities. In the aggregate these five transactions, along with other asset sales, resulted in cash proceeds of $37.7 million, of which $33.1 million was applied to reduce our debt. The sale or lease of the Florida facilities, associated costs in exiting Florida and the loss from the disposition of the two formerly closed facilities resulted in a pre-tax loss of $4.0 million. In addition, we provided $1.7 million for the closure of two nursing and one assisted living facilities and $1.0 million for the disposition of other non-core assets. Total losses for 2000 from the disposal of assets and other items totaled $6.7 million.

Income Taxes

     We have recorded a financial statement benefit for federal and state tax losses and other deferred tax assets based upon our future anticipated taxable earnings. As of December 31, 2001, the valuation allowance was $6.9 million, primarily relating to state net operating losses to reflect limited carry forward periods and reductions in various states apportionment. The allowance was increased by $2.8 million in 2001 and $3.2 million in 2000.

Extraordinary Item

     The extraordinary loss in 2001 of $45,000, net of income tax effect, is related to the write-off of deferred financing costs in connection with debt reduction with the proceeds of sales of nursing facilities. The extraordinary loss in 2000 of $0.4 million, net of income tax effect, is related to the write-off of deferred financing costs in connection with the repayment of debt repayment upon the sale of nursing and assisted living facilities and upon receipt of an income tax refund.

Net Loss

     The net loss in 2001 was $27.5 million compared to a net loss of $55.1 million in 2000. The net loss prior to loss on disposal of assets and other items, loss on impairment of long-lived assets and extraordinary item, after applicable income tax effect, was $11.0 million for 2001 compared to a comparable net loss of $37.1 million for 2000 due to the changes noted above.

YEAR ENDED DECEMBER 31, 2000 COMPARED WITH YEAR ENDED DECEMBER 31, 1999

Revenues

     Revenues for the year ended December 31, 2000 were $923.1 million, representing a decrease of $44.5 million, or 4.6%, from $967.6 million for the year ended December 31, 1999. The $44.5 million decrease in revenues includes a $33.4 million decrease in outpatient therapy and medical supplies revenues due to the divestiture of the home health operations and contracted therapy operations in 1999 and 2000 and a decrease of $85.1 million from nursing and assisted living facility divestitures, net of the opening of newly constructed facilities. These decreases were partially offset by a $74.0 million increase in revenue from facilities operated during each of the years.

     Revenues from same-facility operations increased $74.0 million due to:

     - a $27.4 million reduction in revenue recorded in 1999 relating to a general provision for disputed Medicare receivables based on cost reports filed for 1995 to 1998;

     - a $12.0 million increase in revenue in 2000 relating to two disputed Medicare receivable issues, which were provided for in 1999 and settled in favor of the Company;

     - a favorable ruling for the billing of blood glucose claims for the period of October 1, 1997 through December 31, 2000, which resulted in a $3.6 million revenue increase in 2000; and

     - an additional $31 million of revenues, or a 4.6% increase on a same-facility basis, due to improvements in census and increased Medicaid rates, partially offset by the decline in Medicare rates.

     Our average daily Medicaid rate increased to $112 in 2000 compared to $106 in 1999 and the percent of Medicaid-related revenue to total revenues increased slightly to 51% in 2000 from 50% in 1999. In 1999, the average rate for Medicare Part A services was approximately $323 per patient day as compared to the average of $304 per patient day in 2000. The percentage of Medicare patients in skilled nursing facilities increased to 10.9% in 2000 from 10.8% in 1999, and during 2000 the total number of Medicare patient days was 649,000. The percent of Medicare-related revenue to total revenues increased to 24% in 2000 from 22% in 1999.

Operating and General and Administrative Costs

     Operating and general and administrative costs in 2000 decreased $18.4 million or 2.1% compared to 1999, of which $47.7 million related to costs saved from the closing of operations or divestitures of nursing homes in 1999 and 2000, net of newly constructed facilities. The increase in operating and general and administrative costs on a same-facility basis was $29.3 million, a 4.7% increase on a same-facility basis, and included:

     - an increase in wage-related costs of $19.0 million;

     - an increase in workers' compensation costs of $5.7 million due to higher premiums in 2000 and more favorable actuarial adjustments in 1999 as compared to 2000;

     - an increase in insurance expense and liability claim provisions of $6.3 million due to increased premiums and adverse experience; and

     - an increase in bad debt expense of $2.2 million, partially offset by a $3.9 million decrease, or a 0.6% decrease on a same-facility basis, in other operating and administrative expenses.

Lease costs, Depreciation and Amortization

     Total lease costs and depreciation and amortization decreased $7.5 million in 2000 compared to 1999. Lease costs decreased by $0.9 million as a result of divestitures. Depreciation and amortization expense decreased $6.6 million also due to divestitures.

Interest

     Interest expense, net of interest income, decreased $6.1 million to $45.2 million in 2000 compared with $51.3 million in 1999. The decrease was primarily due to a reduction in the average debt level to $478.3 million during 2000 compared to $575.5 million during 1999 resulting from our use of divestiture proceeds and our income tax refund to reduce our bank debt. This decrease was partially offset by an increase in the weighted average interest rate of all long-term debt to approximately 9.73% during 2000 compared to approximately 9.12% during 1999.

Loss on Impairment of Long-Lived Assets

     Loss on impairment of long-lived assets decreased to $20.8 million for 2000 from $38.2 million for 1999 for the reasons discussed below.

     We record impairment losses recognized for long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted cash flows do not appear to be sufficient to recover the assets' carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. In addition, once management has committed the organization to a plan for disposal, assets held for disposal are adjusted to the lower of the assets' carrying value and its fair value less costs to sell. Accordingly, we have estimated the future cash flows of each facility and reduced the carrying value to its estimated fair value.

     In December 2000, we decided to sell or lease all of our remaining operations in Florida and completed two transactions to accomplish that decision. Both transactions resulted in providing the two operators with an option to purchase the properties within the lease term. In December 2000, we recorded a provision of $15.9 million for impairment of Florida properties and reported within the loss from disposal of assets a provision of $1.1 million for costs related to the termination of our Florida operational staff. In addition, in December 2000, we determined that a $4.8 million adjustment was required for non-Florida properties resulting in a total impairment provision for 2000 of $20.7 million.

     In the fourth quarter of 1999, we completed an evaluation of the financial impact of changes in the insurance marketplace, increased costs resulting from changes in legislation and regulatory scrutiny and decreased Medicare rates. As a result of that evaluation we recorded an aggregate provision for impairment of goodwill, property and equipment of $38.2 million, of which all but $3.9 million related to facilities or assets located in Florida.

Loss on Disposal of Assets and Other Items

     In 2000, we disposed or leased all of our operations in Florida consisting of 32 facilities with 3,427 beds through a series of transactions, two of which involved lease agreements with operators who have an option to purchase the properties and one in which we retain an interest in the properties through the contingent consideration terms of the agreement. In addition, we sold two formerly closed facilities. In the aggregate these five transactions, along with other asset sales, resulted in cash proceeds of $37.7 million, of which $33.1 million was applied to reduce our debt. The sale or lease of the Florida facilities, associated costs in exiting Florida and the loss from the disposition of the two formerly closed facilities resulted in a pre-tax loss of $4.0 million. In addition, we provided $1.7 million for the closure of two nursing and one assisted living facilities and $1.0 million for the disposition of other non-core assets. Total losses for 2000 from the disposal of assets and other items totaled $6.7 million.

     In 1999, we sold six nursing facilities and our home health operation for $62.3 million, resulting in a pre-tax loss of $37.0 million. We also made a number of provisions for the closure of nursing facilities, additional costs related to the sale of non-core assets and severance of non-essential personnel to result in an overall pre-tax loss of $42.8 million. We applied the net after-tax proceeds from these dispositions to reduce debt by approximately $44.8 million. Six of the facilities sold in 1999 were skilled nursing facilities in Florida which were sold through the sale of a subsidiary in the fourth quarter. That sale resulted in a pre-tax loss of $35.9 million and a current tax benefit of $29.0 million relating to the recovery of prior years taxes.

Start-up Costs

     We had start-up losses in 2000 associated with newly constructed facilities opened in 1999 of $1.0 million compared to $4.1 million in 1999. There were no new facilities opened during 2000.

Income Taxes

     Income tax expense for 2000 was a $27.7 million benefit as compared to a $52.8 million benefit in 1999. Our effective tax rates were 33.7% in 2000 as compared to 42.9% in 1999. The benefit was less in 2000 due to the recovery of taxes resulting from the disposition of nursing facilities through the share transaction in 1999 (see note 4 to the Consolidated Financial Statements).

Extraordinary Item

     The extraordinary loss from early retirement of debt, net of income tax effect, increased to $442,000 for 2000 from $342,000 for 1999. Both amounts relate to the write-off of deferred financing costs in connection with repayment of debt with the proceeds of sales of nursing and assisted living facilities.

Net Loss

     The net loss for 2000 was $55.1 million compared to a net loss of $70.5 million for 1999. The net loss prior to loss on impairment of long-lived assets, loss on disposal of assets and other items and extraordinary item, after applicable income tax effect, was $37.1 million for 2000 compared to a comparable net loss of $27.5 million for 1999.

LIQUIDITY AND CAPITAL RESOURCES

Overview of Changes in Liquidity -- Three Months Ended March 31, 2002 Compared To Three Months Ended March 31, 2001

     We had cash and cash equivalents of $3.0 million at March 31, 2002 and $1.0 million at December 31, 2001. We generated cash flow of $10.4 million from operating activities for the three months ended March 31, 2002 compared with $20.1 million in the comparable period of 2001.

     Our working capital, excluding cash and borrowings included in current liabilities, decreased $6.6 million from $15.8 million at December 31, 2001 to $9.2 million at March 31, 2002. The decrease resulted primarily from a decrease in accounts receivable of $4.2 million and a $7.9 million increase in accounts payable and accrued liabilities. These decreases in working capital were partially offset by a $0.5 million increase in taxes recoverable, a $0.3 million increase in supplies, inventories and prepaid expense and a $4.7 million decrease in due to shareholders and affiliates.

     Accounts receivable at March 31, 2002 were $100.0 million compared with $104.2 million at December 31, 2001, representing a decrease of $4.2 million. The reduction in accounts receivable included a $6.0 million decrease within the nursing operations, an increase of $0.7 million within the outpatient therapy operations and a $1.1 million increase in receivables from long-term care operators for which we provide management and consulting services. The $1.1 million increase was primarily attributable to transitional working capital advances to the nursing facilities transferred to Senior Health-Texas and Senior Health-South. Within the nursing operations, billed patient care and other receivables decreased $7.4 million while third-party payor settlement receivables, based on Medicare and Medicaid cost reports, increased $1.4 million. The decrease in billed patient care receivables of $7.4 million included a decrease of $10.5 million due to our improved collection efforts. The remaining increase of $3.1 million reflects an increase of $4.2 million due to rate increases, partially offset by a decrease of $1.1 million due to the sale or closure of nursing facilities and assisted living facilities.

     The increase in settlement receivables of $1.4 million from December 31, 2001 to March 31, 2002 included increases of $1.2 million in revenue recorded in 2002 as a result of Medicaid cost report settlements and $1.0 million in revenue recorded in 2002 for anticipated Medicare reimbursement for uncollectible co-insurance amounts. These increases were partially offset by a decrease of $0.8 million for collections from Medicare of uncollectible co-insurance amounts recorded as revenue in 2001.

     Property and equipment decreased $6.2 million from December 31, 2001 to a total of $471.6 million at March 31, 2002. The decrease was the result of depreciation expense of $9.1 million and asset disposals of $0.9 million. These decreases were partially offset by capital expenditures of $3.1 million and an increase of $0.7 million as a result of the reclassification of the net book value of property and equipment related to the disposal of nursing facilities to Greystone from other assets to Property and equipment.

     Total borrowings, including bank indebtedness and both current and long-term maturities of debt, totaled $377.0 million at March 31, 2002. This represents a decrease of $8.9 million from December 31, 2001. The decrease resulted from the use of $0.8 million of proceeds from the collection of notes receivables, $1.5 million of proceeds from the sale of property and the use of cash from operating activities to reduce borrowings. The weighted average interest rate of all of our long-term debt was 7.15% at March 31, 2002 and such debt had maturities ranging from 2002 to 2014.

     As of March 31, 2002, our parent, Extendicare Inc., and/or one of its wholly owned subsidiaries held $27.9 million, or 14.0%, of our outstanding senior subordinated notes.

     Cash used by investing activities was $0.3 million for the three months ended March 31, 2002 compared to $2.5 million in the comparable period of 2001. The decrease was primarily due to our receipt of $1.7 million in proceeds from the sale of property and equipment in 2002 and $0.9 million from the collection of notes receivable in 2002.

     Cash used for financing activities decreased by $9.7 million to $8.1 million for the three months ended March 31, 2002 compared to $17.8 million in the comparable period of 2001. The decrease is primarily due to:

     - an $11.0 million increase in proceeds from issuance of long-term debt;

     - a $1.9 million increase in cash provided by bank indebtedness;

     - a $1.7 million increase in other liabilities in 2002; and

     - an increase of $4.9 million in payments of long-term debt in 2002.

Overview of Changes in Liquidity -- Year Ended December 31, 2001 Compared To Year Ended December 31, 2000

     We had cash and cash equivalents of $1.0 million at December 31, 2001 and $1.6 million at December 31, 2000. Cash flow generated from operating activities was $75.9 million for 2001 compared with $32.8 million in 2000.

     We experienced a decrease in working capital, excluding cash and borrowings included in current liabilities, of $40.3 million from $56.1 million at December 31, 2000 to $15.8 million at December 31, 2001. The decrease in working capital resulted primarily from a decrease in taxes recoverable of $14.1 million, a decrease in accounts receivable of $25.8 million and a $2.6 million decrease in inventories, supplies and prepaid expense, the majority of which were converted to cash to reduce borrowings. These decreasing components of working capital were partially offset by a $1.7 million decrease in accounts payable and accrued liabilities and a $0.6 million decrease in due to shareholders and affiliates.

     Current and deferred taxes recoverable decreased from $33.5 million at December 31, 2000 to $19.4 million at December 31, 2001, representing a decrease of $14.1 million. The decrease was due to a tax refund of $22.5 million, partially offset by a current year tax benefit of $0.6 million, a 2000 return versus close adjustment of $7.5 million and payments of $0.3 million.

     Accounts receivable at December 31, 2001 were $104.2 million compared with $130.0 million at December 31, 2000, representing a decrease of $25.8 million. The reduction in accounts receivable included a $32.3 million decrease within the nursing operations, a decrease of $1.8 million within the outpatient therapy operations and an $8.3 million increase in receivables from long-term care operators for which management and consulting services are provided. The $8.3 million increase was primarily attributable to transitional working capital advances to the nursing facilities transferred to Senior Health-Texas and Senior Health-South. Within the nursing operations, billed patient care and other receivables decreased $28.5 million and third-party payor settlement receivables decreased $3.8 million. The decrease in billed patient care receivables of $28.5 million included a decrease of $17.3 million due to an improvement in our collection efforts between periods. The remaining decrease of $11.2 million reflects a decrease of $17.1 million due to the sale or closure of nursing facilities and assisted living facilities, partially offset by an increase of $5.9 million due to rate increases.

     The decrease in settlement receivables of $3.8 million from December 31, 2000 to December 31, 2001 is attributable to:

     - the collection of a Pennsylvania Medicaid $4.8 million settlement recorded as revenue in 2000;

     - the collection of $2.2 million as a result of Medicaid settlements;

     - collections from Medicare of $3.7 million of uncollectible co-insurance amounts recorded as revenue in 2000; and

     - $1.8 million received as a result of Medicare cost report settlements.

These collections were partially offset by:

     - $4.0 million in additional revenue recorded in 2001 as a result of Medicaid cost report settlements;

     - $3.9 million in additional revenue recorded 2001 for anticipated Medicare reimbursement for uncollectible coinsurance amounts; and

     - an $0.8 million increase in settlement receivables as a result of the reclassification of settlements from long-term accounts receivable to current.

     Property and equipment decreased $29.7 million from December 31, 2000 to a total of $477.8 million at December 31, 2001. The decrease was the result of depreciation expense of $36.6 million, asset disposals of $10.5 million and asset write-downs of $1.7 million. These decreases were partially offset by capital expenditures of $16.3 million and an increase of $2.8 million as a result of the reclassification of the net book value of property and equipment related to the disposal of nursing facilities to Greystone from other assets to property and equipment.

     Total borrowings, including bank indebtedness and both current and long-term maturities of debt, totaled $385.9 million at December 31, 2001, representing a decrease of $65.7 million from December 31, 2000. The decrease was attributable to the use of $22.5 million from a tax refund, $4.0 million from the sale of nursing facilities and the use of cash from operating activities to reduce borrowings. The weighted average interest rate of all long-term debt was 6.92% at December 31, 2001 and such debt had maturities ranging from 2002 to 2014.

     During 2001, our parent, Extendicare Inc., and/or one of its wholly owned subsidiaries acquired $19.0 million of our senior subordinated notes. As of December 31, 2001, Extendicare Inc. and/or one of its wholly owned subsidiaries held $27.9 million, or 14.0%, of the outstanding senior subordinated notes.

     Cash used in investing activities was $10.1 million for 2001 compared to $50.5 million provided by investing activities in 2000. The decrease was primarily due to:

     - a $29.0 million income tax recovery on sales of operations in 2000;

     - $30.0 million in proceeds received in 2000 from the divestiture agreement relating to Florida facilities; and

     - a $2.2 million increase in payments for the purchase of property and equipment.

     Cash used for financing activities decreased by $18.2 million to $66.5 million for 2001 compared to $84.7 million for 2000. The decrease is primarily due to:

     - a decrease of $14.5 million in payments of long-term debt;

     - a $5.4 million increase in cash provided by bank indebtedness;

     - a $1.3 million decrease in other liabilities; and

     - a $3.0 million decrease in proceeds from issuance of long-term debt.

Liquidity and Capital Resources -- Historical

     As of December 31, 2001, borrowings, including bank indebtedness and both current and long-term maturities of debt, totaled $385.9 million, representing a decrease of $65.7 million from December 31, 2000.

     We have a $200 million revolving credit facility, of which we have waived $25 million pursuant to an amendment to the borrowing agreement in the second quarter of 1999. Borrowing availability under this line of credit totaled $74.3 million at December 31, 2001 as a result of our outstanding borrowings of $63.0 million, letters of credit in the amount of $37.7 million and the $25.0 million waived under the amendment.

     Our existing credit facility matures on December 31, 2003, at which time all outstanding borrowings are due. The Tranche A term loan matures on December 31, 2003 with annual repayments of $6.6 million in 2002 and $6.1 million in 2003, payable in quarterly installments. The Tranche B term loan matures on December 31, 2004 with annual repayments, payable in quarterly installments, of $1.0 million in 2002 and $0.6 million in 2003, with the balance of $59.1 million due in 2004.

     Our existing credit facility contains a number of covenants, including restrictions on our payment of dividends, redemption of our common stock and any change of control of EHSI. The credit facility also contains financial covenants, including a fixed charge coverage ratio, debt leverage ratios, and a net worth ratio. We are required to make mandatory prepayments of principal upon the occurrence of certain events, such as certain asset sales and certain issuances of securities. We are permitted to make voluntary prepayments at any time. Such prepayments may, under certain conditions, reduce the amounts available to be borrowed under the credit facility.

     We were in compliance with the financial covenants of our existing credit facility as of December 31, 2001. The financial covenants under this credit facility continue to become more stringent over the term of the facility. While we have a strategy to remain in compliance, there can be no assurance that we will meet future covenant requirements. Our available bank lines can be affected by our ability to remain in compliance, or if not, would depend upon our ability to amend the covenants or refinance the debt.

     The senior subordinated notes are our unsecured senior subordinated obligations, subordinated in right of payment to all of our existing and future senior indebtedness, which includes all borrowings under the existing credit facility as well as all indebtedness not refinanced by that credit facility. The senior subordinated notes mature on December 15, 2007. We pay interest on the senior subordinated notes semi-annually.

     Principal payments on long-term debt due within the next five years and thereafter are as follows (dollars in thousands):

2002........................................................    $ 12,099
2003........................................................      70,597
2004........................................................      60,031
2005........................................................         920
2006........................................................         880
After 2006..................................................     240,820
                                                                --------
                                                                $385,347
                                                                ========

     At December 31, 2001, we were committed to making the following minimum rental payments under non-cancelable operating leases (dollars in thousands):

2002........................................................    $12,169
2003........................................................      9,397
2004........................................................      8,987
2005........................................................      8,865
2006........................................................      6,325
After 2006..................................................     33,208
                                                                -------
       Total minimum payments...............................    $78,951
                                                                =======

Liquidity and Capital Resources Following the Issuance of the Old Notes

     In connection with the issuance of the old notes, we refinanced all outstanding indebtedness under our existing credit facility with the proceeds from that issuance and we entered into a new credit facility that provides senior secured financing of up to $105.0 million on a revolving basis. As of July 15, 2002, we did not have any borrowings outstanding under this new credit facility, but we did replace $40.1 million of letters of credit under the old credit facility with new letters of credit under the new credit facility. The new credit facility will terminate on June 28, 2007. Borrowings drawn during the first four fiscal quarters following closing of the new credit facility will initially bear interest, at our option, at an annual rate equal to:

     - LIBOR, plus 3.50%; or

     - the Base Rate, as defined in our new credit facility, plus 2.50%;

thereafter, in each case, subject to adjustments based on financial performance. Our obligations under the new credit facility are guaranteed by:

     - Extendicare Holdings, Inc., our direct parent;

     - each of our current and future domestic subsidiaries excluding certain inactive subsidiaries; and

     - any other current or future foreign subsidiaries that guarantee or otherwise provide direct credit support for any U.S. debt obligations of ours or any of our domestic subsidiaries;

and is secured by a perfected first priority security interest in certain of our tangible and intangible assets and all of our and our subsidiary guarantors' capital stock. The new credit facility is also secured by a pledge of 65% of the voting stock of our and our subsidiary guarantors' foreign subsidiaries, if any. Borrowings under our new credit facility require compliance with various financial covenants, including a minimum fixed charge coverage ratio, a minimum tangible net worth, a maximum senior leverage ratio and a maximum senior secured leverage ratio. Our new credit facility contains customary covenants and events of default and is subject to various mandatory prepayments and commitment reductions.

     We entered into a five-year interest rate swap contract with a notional amount of $150 million. The contract effectively converted up to $150 million of our fixed interest rate indebtedness into variable interest rate indebtedness.

     We believe that our cash from operations and anticipated growth, together with other available sources of liquidity, including borrowings available under our new credit facility, will be sufficient for the foreseeable future to fund anticipated capital expenditures and make required payments of principal and interest on our debt, including payments due on the notes and obligations under our new credit facility.

Quantitative Disclosures

     The table below presents principal, or notional, amounts and related weighted average interest rates by year of maturity for our debt obligations and interest rate swaps (dollars in thousands):

                                                                                     AFTER                    FAIR
                                   2002      2003       2004      2005     2006       2006       TOTAL       VALUE
                                  ------    -------    -------    -----    -----    --------    --------    --------
LONG-TERM DEBT:
Fixed Rate....................    $  560    $   674    $   710    $ 701    $ 644    $205,910    $209,199    $216,622
Average Interest Rate.........     7.24%      7.42%      7.52%    7.64%    7.43%       9.33%       9.30%
Variable Rate.................    $4,861    $64,552    $58,547    $ 219    $ 236    $ 34,910    $163,325    $141,900
Average Interest Rate.........     4.18%      4.16%      4.89%    2.00%    2.00%       1.46%       3.84%
INTEREST RATE SWAPS:
Notional Amount...............        --    $25,000         --       --       --          --    $ 25,000    $    737
Average Pay Rate (fixed
  rate).......................        --      5.53%         --       --       --          --       5.53%
Average Receive Rate (variable
  rate).......................        --      1.90%         --       --       --          --       1.90%

     The above table incorporates only those exposures that existed as of March 31, 2002 and does not consider those exposures or positions which could arise after that date or future interest rate movements. As a result, the information presented above has limited predictive value. Our ultimate results with respect to interest rate fluctuations will depend upon the exposures that arise during the period, our hedging strategies at the time and interest rate movements.

                                    BUSINESS

EXTENDICARE HEALTH SERVICES, INC.

     We are one of the largest providers of long-term care and related services in the United States. Through our network of geographically clustered facilities, we offer a continuum of healthcare services, including skilled nursing care, assisted living and related medical specialty services, such as subacute care and rehabilitative therapy. As of March 31, 2002, we operated or managed 198 long-term care facilities with 18,328 beds in 15 states, of which 157 were skilled nursing facilities with 16,416 beds and 41 were assisted living and retirement facilities with 1,912 units. In addition, we operated 21 outpatient rehabilitation clinics in four states. We also provided consulting services to 34 facilities with 3,195 beds in two states. We receive payment for our services from Medicare, Medicaid, private insurance, self pay residents and other third party payors. For the twelve month period ended March 31, 2002, we generated adjusted revenue from continuing operations of $770.3 million and $83.4 million of Adjusted EBITDA.

     We focus on our core skilled nursing facility operations, while continuing to grow our complementary long-term care services. By emphasizing quality care of patients and by clustering several long-term care facilities together within the geographic areas we serve, we hope to build upon our reputation as a leading provider of a full range of long-term care services in our communities and, as a result, to continue to improve our Medicare census and occupancy rate. For the three months ended March 31, 2002, our average occupancy rate was 89.5% in our skilled nursing facilities and 81.8% in our assisted living facilities.

THE LONG-TERM CARE INDUSTRY

     According to the Health Care Industry Market Update report issued in February 2002 by the Centers for Medicare and Medicaid Services (formerly the Health Care Financing Administration), long-term care spending related to nursing facilities was estimated at approximately $92.2 billion in 2000. The aging of the U.S. population is a leading driver of demand for long-term care services. According to the U.S. Census Bureau, there are approximately 35 million Americans aged 65 or older, representing 13% of the total U.S. population. The Centers for Medicare and Medicaid Services have projected the annual growth rate through 2020 for persons over 65 will be 1.8%, and 2.6% for persons over 85. In 2000, approximately 2.1 million or 5.9% of all persons aged 65 and over were living in a nursing facility, up from 5.0% in 1990. The long-term care industry is fragmented, with the 10 largest nursing facility companies accounting for 18.5% of the total facility beds.

     As the number of people over age 65 continues to grow and as advances in medical technology continue to increase life expectancies, healthcare costs are expected to rise faster than the availability of resources from government-sponsored healthcare programs. In response to these rising costs, governmental and private pay sources in the United States have adopted cost containment measures that encourage reduced lengths of stay in acute care hospitals. As a result, an increasing number of patients require a high degree of monitoring, intensive and specialized medical care, 24-hour per day nursing services and a comprehensive array of rehabilitative therapies. This trend has increased the demand for these services from long-term care, home healthcare, outpatient facilities, hospices and assisted living facilities to provide some or all of these services in place of acute care hospitals. Long-term care companies with information systems to process clinical and financial data and that provide a broad range of healthcare services are in a more competitive position than traditional acute care and rehabilitation hospitals to contract with managed care companies and other payors to provide a continuum of services to the elderly population.

COMPETITIVE STRENGTHS

     Leading Provider of Long-Term Care Services. We are among the largest providers of long-term care services in the United States. As of March 31, 2002, we owned, leased or managed 198 long-term care facilities with 18,328 beds. Our scope of operations allows us to achieve economies of scale in purchasing and contracting with suppliers and customers. For example, through one of our subsidiaries, we purchase for nursing facilities in numerous states in addition to the facilities we operate or manage. Through our affiliate, Virtual Care Provider, Inc., we also provide technology support services to unaffiliated long-term care facilities.

     Significant Facility Ownership. We own rather than lease a majority of our properties, unlike a number of other long-term care providers. As of March 31, 2002, we owned 157 facilities and had the option to purchase an additional seven facilities, or a combined 93.7% of the total number of facilities we operated. We believe that owning properties increases our operating flexibility by allowing us to:

     - refurbish facilities to meet changing consumer demands;

     - add assisted living and retirement facilities adjacent to our skilled nursing facilities;

     - divest facilities and exit markets at our discretion; and

     - more directly control our occupancy costs.

     Focus on Core Business. Over the past four years, we have successfully identified and disposed of business segments that did not fit within our core business and facilities located in states with unacceptable litigation risks. These dispositions included the 1998 sale of our institutional pharmacy operation, the 1999 and 2000 sale or lease of all of our facilities in Florida and the 2001 lease or sublease of all our skilled nursing operations in Texas. We intend to continue to focus on owning and managing long-term care facilities. In addition, we will continue to review the performance of our current facilities and exit markets or sell facilities that do not meet our performance goals.

     Dual Medicare and Medicaid Certification. We have certified substantially all of our beds for the provision of care to both Medicare and Medicaid patients. We believe that dual certification increases the likelihood of higher occupancy rates by increasing the availability of beds to patients who require a specific bed certification. In addition, dual certification allows our facilities to easily shift patients from one level of care and reimbursement to another without physically moving the patient.

     Management Focus on Key Performance Drivers. We believe that our senior management, as well as our field personnel, are proficient at focusing on the key areas that drive revenues, profits and cash flows. Our senior management has identified three critical drivers of operating and financial performance:

     - improving census, particularly increasing our Medicare census;

     - expediting billing and collections; and

     - controlling labor costs.

     Every level of management, starting with our chief executive officer, devotes a significant portion of its time to improving these drivers. We believe that this attention has resulted in substantial improvement in several of our key operating metrics.

     For the three month period ended March 31, 2002, the occupancy rate for our skilled nursing facilities was 89.5%, or 2.4 percentage points higher than the 87.1% occupancy rate for the three month period ended March 31, 2001. For the three month period ended March 31, 2002, our Medicare revenues were 25.5% of total revenues, or 2.1 percentage points higher than our Medicare revenues percentage for the three month period ended March 31, 2001, which was 23.4%.

     Through consistent emphasis on admissions protocols, attention to older and larger account balances and proactive collection efforts at regional and head offices, we have improved our accounts receivable management. Days of revenues outstanding have dropped from approximately 59 days in 1998 to 46 days as of March 31, 2002.

     We have employed a variety of strategies to control labor costs and minimize the use of temporary staff. Our strategies include adjusting wage scales, offering greater flexibility in staffing and improving overall job satisfaction. Regular wages as a percent of revenues have declined to 45.7% in the three months ended March 31, 2002 from 46.8% in the three months ended March 31, 2001, while temporary wages as a percent of revenues in the same periods decreased to 1.6% from 2.6%.

     Geographic Diversity. We operate or manage facilities located in specific markets across 15 states throughout the Northeast, Midwest, South and Northwest regions of the United States. No state contains more than 18% of our facilities or 20% of our beds or generates more than 21% of our Adjusted EBITDA. Each state is unique in terms of its competitive dynamics as well as political and regulatory environment. Each state administers its own Medicaid program, which constitutes a significant portion of our revenue. Our diversified market scope limits our exposure to events or trends that may occur in any individual state, including changes in any state's Medicaid reimbursement program and in regional and local economic conditions and demographics.

     Experienced and Proven Management Team. Our management has demonstrated competency in dealing with major changes in the reimbursement environment resulting from the shift to the prospective payment system, or PPS. In addition, management determined that the best way to address the extremely litigious environments in Florida and Texas was to cease operating in those markets. During these challenging times, we have retained substantially all of our executive and operating management team.

BUSINESS STRATEGY

     The principal elements of our business strategy are to:

     Provide Quality, Clinically Based Services. We engage in outcomes management, forecasting and continuous quality improvement processes at the facility, regional and corporate level. In recognition of increased state regulatory oversight, we have an internal team of field-based quality validation specialists who are responsible for mirroring the regulatory survey process and regularly communicating with our outcomes management specialists in our corporate office. On-site data is integrated with clinical indicators, facility human resource data and state regulatory outcomes to provide a detailed picture of problems, challenges and successes in achieving performance at all levels of our organization. This information pool allows us to determine best practices for duplication in similarly situated facilities. We emphasize these programs when marketing our services to acute care providers, community organizations and physicians in the communities we serve.

     Increase Medicare Census. We continue to develop and implement strategies and capabilities to attract residents, with a focus on increasing Medicare census. As of March 31, 2002, Medicare payments represented approximately 26% of our total net revenues, up from 22% in 1999. Senior management has worked with our regional and local management teams to develop strategies to continue to increase this percentage. Strategies such as focused marketing efforts, standardized admissions protocols, streamlined admitting procedures, the dual certification of beds and improved management communication have driven this improvement. In addition to increasing our facilities' profitability, the increased Medicare census expands the market for our service related businesses as Medicare patients utilize significant ancillary services.

     Leverage Presence in Small Urban Markets. We geographically cluster our long-term care facilities and services in small urban markets in order to improve operating efficiencies and to offer our customers a broad range of long-term care and related health services, including assisted living facilities. Future expansion of our owned nursing facility operations is anticipated to be through the selective acquisition and construction of new facilities in areas that are in close proximity to existing facilities, where management is experienced in dealing with the regulatory and reimbursement environments, where the facility can participate as an active member of the nursing facility association and where the facility's reputation is established.

     Expand Management and Consulting Services. We seek to increase the number of management and consulting contracts with third party operators. We have knowledge and expertise in both the operational and administrative aspects of the long-term care sector. We believe that the increasingly complex and administratively burdensome nature of the long-term care sector, coupled with our commitment and reputation as a leading, high-quality operator, will drive demand for new contracts. We believe this strategy is a logical extension of our business model and competencies and will drive growth without requiring substantial capital expenditures.

     Increase Operating Efficiency. We are focused on reducing operating costs by improving our communications systems, streamlining documentation and strengthening the formalization of procedures to approve expenditures. We are reducing duplication of roles at the corporate and regional levels. We continue to seek to improve our utilization of regional resources by adding management and consulting contracts to our existing regions, thereby enabling us to spread the semi-fixed costs of our regional structure over a wider base of facilities.

     Proactively Manage Our Asset Portfolio. While we have made significant progress over the last several years in disposing of non-core and under-performing assets, we will continue to review our asset portfolio and exit markets or sell facilities which do not meet our performance goals.

OPERATIONS

Nursing Care

     We provide a broad range of long-term nursing care, including skilled nursing services, subacute care and rehabilitative therapy services, to assist patients in the recovery from acute illness or injury. We provide nursing care and therapy services to persons who do not require the more extensive and specialized services of a hospital. Our nursing facilities employ registered nurses, licensed practical nurses, therapists, certified nursing assistants and qualified healthcare aides who provide care as prescribed by each resident's attending physician. All of our nursing facilities provide daily dietary services, social services and recreational activities, as well as basic services such as housekeeping and laundry.

Assisted Living and Retirement Facilities

     In our assisted living facilities, we provide residential accommodations, activities, meals, security, housekeeping and assistance in the activities of daily living to seniors who require some support, but not the level of nursing care provided in a nursing facility. Our retirement communities provide activities, security, transportation, special amenities, comfortable apartments, housekeeping services and meals. Our assisted living facilities enhance the value of an existing nursing facility in situations where the two facilities operate side by side. This allows us to better serve the communities in which we operate by providing a broader continuum of services. Most of our assisted living facilities are within close proximity to our nursing facilities.

Management and Selected Consulting Services

     We apply our operating expertise and knowledge in long-term care by providing either full management services or selected consulting services to third parties.

     Through our wholly owned subsidiary, Partners Health Group, LLC, we provide full management services utilizing our experienced professionals who have considerable knowledge and expertise in both the operational and administrative aspects of the long-term care industry. For full management contracts, we consult on all aspects of operating a long-term care facility, including the areas of nursing, dietary, laundry and housekeeping. Contracts are structured as fee-for-service contracts, with the fees sometimes being based on a percentage of revenues. The contracts generally have terms ranging from one to five years.

     Through our wholly owned subsidiary, Fiscal Services Group, LLC, we provide selected consulting services, which include selected accounting or cost reimbursement services. Accounting services can include billing, accounts receivable tracking, payroll, invoice processing, financial reporting, tax and cost reimbursement services. Contracts are structured as fee-for-service contracts, with the fees sometimes being based on a percentage of revenues. The contracts generally have terms ranging from one to five years.

     In addition, Virtual Care Provider, Inc., a wholly owned subsidiary of our parent, Extendicare Inc., provides information technology services to us and unrelated third parties on a fee-for-services basis.

Group Purchasing

     Through United Professional Services, Inc., one of our wholly owned subsidiaries, we provide purchasing services for nursing facilities in numerous states in addition to the facilities we own or manage. We offer substantial cost reductions for members of the purchasing group through the contractual volume-based arrangements made with a variety of industry suppliers for food, supplies and capital equipment.

Rehabilitative Therapy

     We operate rehabilitative therapy clinics within our wholly owned subsidiary, The Progressive Step Corporation. As of March 31, 2002, we operated 21 clinics: nine in Pennsylvania, one in Ohio, one in Texas and ten in Wisconsin. These clinics provide services to outpatients requiring physical, occupational and/or speech-language therapy. In addition, our Pennsylvania clinics provide respiratory and psychological and social services.

     We provide rehabilitative therapy services on an inpatient and outpatient basis. We have expanded all of our nursing facilities' therapy units, with some facilities offering 1,500 to 5,000 square feet of therapy space. We have developed therapy programs to provide patient-centered, outcome-oriented subacute and rehabilitative care. At the majority of our facilities, we employ physical, occupational and/or speech-language therapists who provide rehabilitative therapy services to both inpatient and outpatient clients.

SOURCES OF PAYMENT

     The principal reimbursement sources for our nursing services are:

     - Medicaid, a state-administered program financed by state funds and matching federal funds, providing health insurance coverage for certain persons in financial need, regardless of age, and which may supplement Medicare benefits for financially needy persons aged 65 or older. Medicaid reimbursement formulas are established by each state with the approval of the federal government in accordance with federal guidelines. All of the states in which we operate currently use cost-based reimbursement systems, which generally may be categorized as prospective or retrospective in nature. Under a prospective system, per diem rates are established based upon the historical cost of providing services during a prior year, adjusted to reflect factors such as inflation and any additional service required to be performed. Many of the prospective payment systems under which we operate contain an acuity measurement system, which adjusts rates based on the care needs of the resident. Retrospective systems operate similar to the pre-PPS Medicare program where nursing facilities are paid on an interim basis for services provided, subject to adjustments based on allowable costs, which are generally submitted on an annual basis;

     - Medicare, which is a federally funded health-insurance program providing health insurance coverage for persons aged 65 or older and certain disabled persons, which provides reimbursement for inpatient services for hospitals, nursing facilities and certain other healthcare providers and patients requiring daily professional skilled nursing and other rehabilitative care (Part A Medicare) and services for suppliers of certain medical items, outpatient services and doctors' services (Part B Medicare). Medicare pays for the first 20 days of stay in a skilled nursing facility in full and the next 80 days above a daily coinsurance amount, after the individual has qualified for Medicare coverage by a three day hospital stay; and

     - private pay, which consist of individuals, private insurance companies, HMOs, PPOs, other charge-based payment sources, HMO Medicare risk plans, Blue Cross and the Department of Veterans Affairs.

     We estimate that Medicare and Medicaid accounted for approximately 26% and 49% of our revenues, respectively, for the three months ended March 31, 2002, as compared to 24% and 51% of revenues for the year ended 2001, 24% and 51% of revenues for the year ended 2000 and 22% and 50% of revenues for the year ended 1999. These payors have set maximum reimbursement levels for payments for nursing services and products. The healthcare policies and programs of these agencies have been subject to changes in payment methodologies during the past several years. There can be no assurance that future changes will not reduce reimbursements for nursing services from these sources.

     We derive assisted living facility revenue primarily from private pay residents at rates we establish based upon the services we provide and market conditions in the area of operation. Approximately 38 states provide or have approval to provide Medicaid reimbursement for services in assisted living facilities covering board and care. An additional six states plan to add Medicaid coverage of services in the near future.

QUALITY OF CARE AND EMPLOYEE TRAINING

     Our "Commitment to Residents" emphasizes our corporate philosophy of treating residents with dignity and respect, a philosophy which we implement and monitor through rigorous standards that we periodically assess and update. At a regional level, our area directors of care management lead a department that is primarily responsible for establishing care and service standards, policies and procedures and auditing care and service delivery systems. They also provide direction and training for all levels of the staff within the nursing facilities and assisted living facilities. Our area directors of care management develop programs and standards for all professional disciplines and services provided to our customers, including nursing, dietary, social services, activities, ethical practices, mental health services, behavior management, quality validation and continuous quality improvement.

     Employee training at all levels is an integral part of our on-going efforts to improve and maintain our service quality. Each new nursing facility administrator and assisted living facility manager or director of nursing is required to attend a week of company-provided training to ensure that he or she understands all aspects of nursing facility operations, including clinical, management and business operations. We conduct additional training for these individuals and all other staff on a regional or local basis.

MARKETING

     Most of our long-term care facilities are located in smaller urban communities. We focus our marketing efforts predominantly at the local level. We believe that residents selecting a long-term care facility are strongly influenced by word-of-mouth and referrals from physicians, hospital discharge planners, community leaders, neighbors and family members. The administrator of each long-term care facility is, therefore, a key element of our marketing strategy. Each administrator is responsible for developing relationships with potential referral sources. Administrators are supported through a regional team of marketing personnel, which establish the overall marketing strategy, develop relationships with HMO and PPO organizations and provide marketing direction with training and community specific promotional materials. We aim to be the provider of choice in the communities we serve.

COMPETITION

     The long-term care industry in the United States is highly competitive with companies offering a variety of similar services. We face local and regional competition from other healthcare providers, including for-profit and not-for-profit organizations, hospital-based nursing units, rehabilitation hospitals, home health agencies, medical supplies and services agencies and rehabilitative therapy providers. Newer assisted living facilities can attract an element of the former private pay nursing facility admissions that require a lesser degree of care. Significant competitive factors affecting the placement of residents in nursing and assisted living facilities include quality of care, services offered, reputation, physical appearance, location and, in the case of private-pay residents, cost of the services. We focus our marketing efforts on word-of-mouth reputation and referrals from each community's medical and healthcare professionals.

     Our medical services and supplies operation and our group purchasing operation compete with other similar operations ranging from small local operators to companies that have a national scope and distribution capability.

     We also compete with other providers in the acquisition and development of additional facilities. Other competitors may accept a lower rate of return and therefore, present significant price competition. Also, tax-exempt not-for-profit organizations may finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to us.

PROPERTIES

     At March 31, 2002, we owned, leased or managed 198 long-term care facilities with 18,328 beds in 15 states, of which 157 were nursing facilities with 16,416 beds and 41 were assisted living facilities with 1,912 units. In addition, we own long-term care properties of which 17 were nursing properties with 1,862 beds that were leased and operated by unrelated nursing home providers. We also retain an interest in, but do not operate, 11 nursing properties with 1,435 beds and four assisted living properties with 135 units. At March 31, 2002, we also operated 21 rehabilitative therapy clinics: nine in Pennsylvania, one in Ohio, one in Texas and ten in Wisconsin. The following table lists by state, the nursing, assisted living and retirement facilities that we owned, leased or managed at March 31, 2002:

                                    OWNED                  LEASED(1)(2)               MANAGEMENT                  TOTAL
                            ----------------------    ----------------------    ----------------------    ----------------------
                                          RESIDENT                  RESIDENT                  RESIDENT                  RESIDENT
                            FACILITIES    CAPACITY    FACILITIES    CAPACITY    FACILITIES    CAPACITY    FACILITIES    CAPACITY
                            ----------    --------    ----------    --------    ----------    --------    ----------    --------
Ohio....................        22          2,135         10         1,104           1            70          33          3,309
Pennsylvania............        21          2,204         --            --          14         1,239          35          3,443
Wisconsin...............        34          2,645         --            --          --            --          34          2,645
Indiana.................        16          1,491          4           469          --            --          20          1,960
Washington..............        19          1,499          4           359          --            --          23          1,858
Kentucky................        19          1,549         --            --          --            --          19          1,549
Texas...................         2            110         --            --          --            --           2            110
Minnesota...............        11          1,292         --            --          --            --          11          1,292
Oregon..................         5            294         --            --          --            --           5            294
Arkansas................         4            277         --            --          --            --           4            277
Idaho...................         2            178         --            --          --            --           2            178
Delaware................         1            120         --            --          --            --           1            120
West Virginia...........         1            120         --            --          --            --           1            120
Louisiana...............        --             --         --            --           3           567           3            567
Massachusetts...........        --             --         --            --           5           606           5            606
                               ---         ------         --         -----          --         -----         ---         ------
Total...................       157         13,914         18         1,932          23         2,482         198         18,328
                               ===         ======         ==         =====          ==         =====         ===         ======
Nursing.................       122         12,223         17         1,867          18         2,326         157         16,416
Assisted living.........        35          1,691          1            65           5           156          41          1,912
Consulting services(3):
  Florida...............        --             --         --            --          --            --          18          1,848
  Texas.................        --             --         --            --          --            --          16          1,347
                               ---         ------         --         -----          --         -----         ---         ------
TOTAL, INCLUDING CONSULTING SERVICES..................................................................       232         21,523
                                                                                                             ===         ======

                                                                                                                  TOTAL
                                                                                                          ----------------------
                                                                                                                        RESIDENT
                                                                                                          FACILITIES    CAPACITY
                                                                                                          ----------    --------
Breakdown by type of facility:
  Nursing.............................................................................................       191         19,611
  Assisted living.....................................................................................        41          1,912
                                                                                                             ---         ------
TOTAL, INCLUDING CONSULTING SERVICES..................................................................       232         21,523
                                                                                                             ===         ======
OTHER PROPERTIES:
Nursing facilities under lease(4).....................................................................        17          1,862
Properties under divestiture agreement(5):
  Nursing.............................................................................................        11          1,435
  Assisted living.....................................................................................         4            135
                                                                                                             ---         ------
     Total properties under divestiture agreement.....................................................        15          1,570
                                                                                                             ---         ------
TOTAL OTHER PROPERTIES................................................................................        32          3,432
                                                                                                             ===         ======
Breakdown by type of facility:
  Nursing.............................................................................................        28          3,297
  Assisted living.....................................................................................         4            135
                                                                                                             ---         ------
TOTAL OTHER PROPERTIES................................................................................        32          3,432
                                                                                                             ===         ======

-------------------------
(1) Except those referred to in note (2) below, the remaining life of the leases, including renewal options exercisable solely by us, ranges from eight months to seven years, the average being three years. We retain an option to purchase the leased property for 12 of the 18 leased properties.

(2) As of March 31, 2002 seven leased facilities in Ohio and Indiana are on a month-to-month lease arrangement. We have exercised our right to purchase the properties as of September 2000, but negotiations with the landlord to complete the transaction have not resolved all issues and may require arbitration to conclude the matter. We believe we complied with all terms of the option and that the outstanding issues can be resolved.

(3) Consulting services provided to the facilities listed include billing, accounts receivable tracking, invoice processing, payroll, financial reporting and cost reimbursements services.

(4) The Company owns 17 skilled nursing properties held under lease arrangements with three unrelated long-term care operators whose terms include an option to purchase the properties. As of March 31, 2002, Tandem leases seven of the properties whose term matured on June 30, 2002. Senior Health
    Properties -- South leases six properties whose term matures on December 31, 2006. Senior Health Properties, Texas -- Inc. leases 4 properties whose term matures on September 30, 2006. In addition, Senior Health Properties,
    Texas -- Inc. subleases 12 leased facilities whose term matures in February 2012. The facilities we lease to Senior Health Properties -- South, Inc. and Senior Health Properties -- Texas, Inc. are included in the facilities for which we provide consulting services.

(5) We retain an interest in 11 nursing facilities with 1,435 beds and four assisted living facilities with 135 units in Florida pursuant to the Greystone divestiture agreement. Pursuant to this agreement we retain contingent consideration in the form of a series of interest bearing notes which have an aggregate potential value of up to $30.0 million plus interest.

     The number of skilled nursing beds and assisted living units identified in the above table and throughout this report represents the approximate number of operational beds and units that we currently use. The number of operational beds and units is subject to periodic changes and can be less than the licensed number of beds approved by the state due to market and other factors.

GOVERNMENT REGULATION

     Various federal, state and local governmental authorities in the United States regulate the provision of institutional care through nursing facilities. Though we believe our operations comply with the laws governing our industry, we cannot guarantee that we will be in absolute compliance with all regulations at all times. Failure to comply may result in significant penalties, including exclusion from the Medicare and Medicaid programs, which could have a material adverse effect on our business. We cannot assure you that governmental authorities will not impose additional restrictions on our activities that might adversely affect our business. In addition to the information presented below, please see "Risk Factors -- Risks Relating to Us and Our Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview -- Legislative Actions Affecting Revenues."

General Regulatory Requirements

     Nursing facilities, assisted living facilities and other healthcare businesses are subject to licensure and other state and local regulatory requirements. In addition, in order for a nursing facility to be approved for payment under the Medicare and Medicaid reimbursement programs, it must meet the participation requirements of the Social Security Act and related regulations. The regulatory requirements for nursing facility licensure and participation in Medicare and Medicaid generally prescribe standards relating to provision of services, resident rights, staffing, employee training, physical environment and administration. Nursing and assisted living facilities are generally subject to unannounced annual inspections by state or local authorities for purposes of licensure and for purposes of certification under Medicare and Medicaid, in the case of nursing facilities. These surveys will also confirm that nursing facilities continue to meet Medicare and Medicaid participation standards. All of our nursing facilities are licensed under applicable state laws. In addition, all of our nursing facilities are certified to participate in the Medicare program, the Medicaid program or both.

Environmental Laws and Regulations

     Some federal and state laws govern the handling and disposal of medical, infectious and hazardous waste. If an entity fails to comply with those laws or the related regulations, the entity could be subject to fines, criminal penalties and other enforcement actions. Federal regulations established by the Occupational Safety and Health Administration impose additional requirements on us with regard to protecting employees from exposure to blood borne pathogens. We have developed policies for the handling and disposal of medical, infectious and hazardous waste to assure that each of our facilities complies with those laws and regulations. We incur ongoing operational costs to comply with environmental laws and regulations. However, we have not had to make material capital expenditures to comply with those laws and regulations. We believe that we substantially comply with applicable laws and regulations governing these requirements.

Health Insurance Portability and Accountability Act

     The administrative simplification provisions of the Health Insurance Portability and Accountability Act mandate a set of interlocking regulations that will establish the uniform coding conventions and record formats across all payor types for all electronic transactions central to the processing of all healthcare claims and health plan enrollments. These standards will allow entities within the healthcare system to exchange medical, billing and other information and to process transactions in a more timely and cost effective manner. These new transactions and code sets must be implemented by October 2002, unless a covered entity is granted an extension of up to one year. Also, new privacy standards will go into effect on April 14, 2003 that will require operational changes throughout the healthcare industry in the handling of all patient information. The privacy standards are designed to protect the privacy of patients' medical information. While the Bush administration and Congress could reexamine these privacy standards, it is unlikely there will be changes to the standards or to the effective date. Security and other standards are expected to be issued in 2002. All standards are required to be fully implemented within two years of final issuance, with civil and criminal penalties established for noncompliance. We have established a work task force to review and implement the standards required by the legislation and we are currently on schedule to comply with the requirements.

Nursing Facility Regulation

     The Centers for Medicare and Medicaid Services has established regulations to implement survey, certification and enforcement procedures. The survey process is intended to review the actual provision of care and services, with an emphasis on resident outcomes to determine whether the care provided meets the assessed needs of the individual residents. Surveys are generally conducted on an unannounced annual basis by state survey agencies. Remedies are assessed for deficiencies based upon the scope and severity of the cited deficiencies. The regulations specify that the remedies are intended to motivate facilities to return to compliance and to facilitate the removal of chronically poor performing facilities from the program. Remedies range from:

     - directed plans of correction, directed in-service training and state monitoring for minor deficiencies;

     - denial of Medicare or Medicaid reimbursement for existing residents or new admissions and civil money penalties up to $3,000 per day for deficiencies that do not immediately jeopardize resident health and safety; and

     - appointment of temporary management, termination from the program and civil money penalties of up to $10,000 for one or more deficiencies that immediately jeopardize resident health or safety.

     The regulations allow state survey agencies to identify alternative remedies that must be approved by the Centers for Medicare and Medicaid Services prior to implementation.

     Facilities with acceptable regulatory histories generally are given an opportunity to correct deficiencies by a date certain, usually within six months. The Centers for Medicare and Medicaid Services will continue payments and refrain from imposing sanctions, unless the facility does not return to compliance. Facilities with deficiencies that immediately jeopardize resident health and safety and those that are classified as poor performing facilities are not given an opportunity to correct their deficiencies prior to the assessment of remedies. From time to time, we receive notices from federal and state regulatory agencies alleging deficiencies for failing to comply with all components of the regulations. While we do not always agree with the positions taken by the agencies, we review all such notices and take corrective action when appropriate. Due to the fact that the regulatory process provides us with limited appeal rights, many alleged deficiencies are not challenged even if we do not agree with the allegation.

     While we try to comply with all applicable regulatory requirements, from time to time some of our nursing facilities have been sanctioned as a result of deficiencies alleged by the Centers for Medicare and Medicaid Services or state survey agencies. In November 2000, we operated one facility in Indiana that lost its certification under the Medicare and Medicaid programs, but that facility has since been recertified under both programs. We cannot assure you that we will not be sanctioned and penalized in the future.

     The Centers for Medicare and Medicaid Services has launched the Nursing Home Quality Initiative pilot program with the states of Colorado, Florida, Maryland, Ohio, Rhode Island and Washington. This program, which is designed to provide consumers with comparative information about nursing home quality measures, will rate every nursing home operating in these states on nine quality of care indicators. These quality of care indicators include such measures as percentages of patients with infections, bedsores and unplanned weight loss. This comparative data will be made available to the public on the Centers' web site and is expected to be published in local newspapers. The Centers for Medicare and Medicaid Services has announced that if this pilot program is successful, it intends to expand the initiative to all other states. We believe that we have appropriate systems and mechanisms in place to monitor care and service delivery. We expect that our facilities that may not substantially comply with the regulations will ultimately substantially comply. We cannot predict whether we will comply in the future and we could be adversely affected if a substantial portion of our facilities were determined to not comply with applicable regulations. We currently operate nursing homes in Ohio and Washington.

Restrictions on Acquisitions and Construction

     Acquisition and construction of additional nursing facilities are subject to state regulation. Most of the states in which we currently operate have adopted laws to regulate expansion of skilled nursing facilities.

Certificate of need laws generally require that a state agency approve certain acquisitions or physical plant changes and determine that a need exists prior to the addition of beds or services, the implementation of the physical plant changes or the incurrence of capital expenditures exceeding a prescribed amount. Some states also prohibit, restrict or delay the issuance of certificates of need. In addition, in most states the reduction of beds or the closure of a facility requires the approval of the appropriate state regulatory agency and, if we decide to reduce beds or close a facility, we could be adversely affected by a failure to obtain or a delay in obtaining such approval. To the extent that a certificate of need or other similar approvals are required for expansion of our operations, either through facility acquisitions, construction of new facilities or additions to existing facilities, or expansion or provision of new services or other changes, our expansion proposals could be adversely affected by an inability to obtain the necessary approvals, changes in the standards applicable to such approvals and possible delays and expenses associated with obtaining such approvals.

     Acquisition, construction and operation of assisted living facilities are subject to less stringent regulation than nursing facilities and, in the absence of uniform federal regulations, states develop their own regulations. However, since 1999 the term "assisted living facility" has been defined in 29 state regulations and statutes, and approximately half of the remaining states have regulations currently in effect or have proposed regulations regarding assisted living facilities. Virtually every state has a licensure process and some form of regulation that may apply to assisted living providers. If an assisted living provider supplies services that meet the definition of a licensed level of care in the state, the provider must be licensed. Licensure regulations can apply to admission and discharge criteria and the variety and type of services provided. Many states require that buyers submit building plans and receive state approval prior to construction. However, the approval process is different from the certificate of need procedure, as it is more of a clearance process than a demand formula. Assisted living facilities must meet a stringent set of building construction and design regulations including the Life Safety Code (NFPA101). State regulators conduct inspections of assisted living facilities on a periodic basis similar to their inspections of nursing facilities in most cases.

Regulation of Fraud and Related Matters

     Because we participate in federal and state health care programs, we are subject to a variety of federal and state laws that are intended to prevent health care fraud and abuse. These laws are punishable by criminal and/or civil sanctions, including, in some instances, exclusion from participation in federal health programs, including Medicare, Medicaid and Department of Veterans Affairs health programs. These laws, which include, but are not limited to, anti-kickback laws, false claims laws, physician self-referral laws and federal criminal health care fraud laws, are discussed in further detail below.

     We believe our billing practices, operations and compensation and financial arrangements with referral sources and others materially comply with applicable federal and state requirements. However, we cannot assure you that a governmental authority will not interpret such requirements in a manner inconsistent with our interpretation and application. If we fail to comply, even inadvertently, with any of these requirements, we could be required to alter our operations and/or refund payments to the government. In addition, we could be subject to significant penalties. Even if we successfully defend against any action against us for violating these laws or regulations, we would likely be forced to incur significant legal expenses and divert our management's attention from the operation of our business. Any of these actions, individually or in the aggregate, could have a material adverse effect on our business and financial results. We cannot reasonably predict whether enforcement activities will increase at the federal or state level or the effect of any such increase on our business.

     The illegal remuneration provisions of the Social Security Act make it a felony to solicit, receive, offer to pay or pay any kickback, bribe or rebate in return for referring a resident for any item or service or in return for purchasing, leasing, ordering, recommending or arranging for any good, facility, service or item, for which payment may be made under the federal healthcare programs. A violation of the illegal remuneration statute may result in the imposition of criminal penalties, including imprisonment for up to five years, the imposition of a fine of up to $25,000, civil penalties and exclusion from participating in federal health programs.

     Recognizing that the law is broad and may technically prohibit beneficial arrangements, the Office of Inspector General of the Department of Health and Human Services developed regulations addressing those types of business arrangements that will not be subject to scrutiny under the law. These safe harbors describe activities that may technically violate the act, but which are not to be considered illegal when carried on in conformance with the regulations. For example, the safe harbors cover activities such as contracting with physicians or other individuals that have the potential to refer business to us that would ultimately be billed to a federal health program. Failure to qualify for safe harbor protection does not mean that an arrangement is illegal. Rather, the arrangement must be analyzed under the anti-kickback statute to determine whether there is an intent to pay or receive remuneration in return for referrals. Conduct and business arrangements that do not fully satisfy one of the safe harbors may result in increased scrutiny by government enforcement authorities. In addition, some states have anti-kickback laws that may apply regardless of whether a federal health care program is involved. Although our business arrangements may not always satisfy all the criteria of a safe harbor, we believe that our operations are in material compliance with federal and state anti-kickback laws.

     Under the federal "Stark II" law, physicians are prohibited from making a referral to an entity for the furnishing of designated health services, including therapy services, for which Medicare or Medicaid may pay, if the physician, or an immediate family member of the physician, has a financial relationship, including ownership interests and compensation arrangements, with that entity, and the relationship fails to meet a statutory or regulatory exception to the rule. The penalties for violating this act include denial of payment, additional financial penalties and exclusion from participating in federal health programs. In addition, a number of states have enacted their own versions of self-referral laws.

     The Federal False Claims Act and similar state statutes prohibit presenting, a false or misleading claim for payment under a federal program. Violations can result in significant civil penalties, treble damages and exclusion from participation in federal programs. Liability arises, primarily, when an entity knowingly submits a false claim for reimbursement to the federal government. However, enforcement over the past few years has expanded the traditional scope of this act to cover quality of care issues, especially in the skilled nursing facility context. In addition to the civil provisions of the False Claims Act, the federal government can use several other criminal statutes to prosecute persons who submit false or fraudulent claims for payment to the federal government.

     Federal law provides that practitioners, providers and related persons may not participate in most federal healthcare programs, including the Medicare and Medicaid programs, if the individual or entity has been convicted of a criminal offense related to the delivery of an item or service under these programs or if the individual or entity has been convicted, under state or federal law, of a criminal offense relating to neglect or abuse of residents in connection with the delivery of a healthcare item or service. Other individuals or entities may be, but are not required to be, excluded from such programs under certain circumstances, including the following:

     - conviction related to fraud;

     - conviction relating to obstruction of an investigation;

     - conviction relating to a controlled substance;

     - licensure revocation or suspension;

     - exclusion or suspension from state or federal healthcare programs;

     - filing claims for excessive charges or unnecessary services or failure to furnish medically necessary services;

     - ownership or control by an individual who has been excluded from the Medicaid and/or Medicare programs, against whom a civil monetary penalty related to the Medicaid and/or Medicare programs has been assessed or who has been convicted of the crimes described in this paragraph; and

     - the transfer of ownership or control interest in an entity to an immediate family or household member in anticipation of, or following, a conviction, assessment or exclusion.

Cross Disqualification and De-Licensure

     In some circumstances, if one facility is convicted of abusive or fraudulent behavior, then other facilities under common control or ownership may be disqualified from participating in Medicaid or Medicare programs. Executive Order 12549 prohibits any corporation or facility from participating in federal contracts if it or its principals have been barred, suspended or are ineligible or have been voluntarily excluded from participating in federal contracts. In addition, some state regulations provide that all facilities under common control or ownership licensed within a state may be de-licensed if any one or more of the facilities are de-licensed.

Office of the Inspector General

     In 1995, a major anti-fraud demonstration project, "Operation Restore Trust" was announced by the Office of the Inspector General, which guaranteed funding for fraud and abuse activities and coordinated efforts among multiple federal and state agencies. A primary purpose for the operation is to scrutinize the activities of healthcare providers who are reimbursed under the Medicare and Medicaid programs. Initial investigation efforts have focused on skilled nursing facilities, home health and hospice agencies and durable medical equipment suppliers in Texas, Florida, New York, Illinois and California. In May 1997, The Department of Health and Human Services announced that the operation would be expanded in the future to include several other types of healthcare services and several additional states, with the intent that it will ultimately be a nationwide operation. Over the longer term, the operation's enforcement actions could include criminal prosecutions, suit for civil penalties and/or Medicare, Medicaid or federal healthcare program exclusions. Prior to our November 1997 acquisition of Arbor Health Care Company, one of its subsidiary's facilities was charged with inadequately documented therapy services. Following this investigation, Arbor adopted measures to strengthen its documentation relating to reimbursable services. While we do not believe that we are the target of any such investigation under operation restore trust, we cannot assure you that we will not expend substantial amounts to cooperate with any such investigation or to defend allegations that may arise from an investigation. If a government agency finds that any of our practices failed to comply with the anti-fraud provisions, we could be materially adversely affected.

Compliance Program

     Compliance with federal, state and local laws and regulations and our internal policies has always been and continues to be a priority of ours. In March 2000, the Office of the Inspector General issued guidance to the skilled nursing care industry regarding elements that should be included in an effective compliance plan. In 2001, we formalized our existing compliance efforts by issuing our corporate compliance program, incorporating the elements included in the guidance issued by the Office of the Inspector General. As part of the compliance program, our employees must acknowledge their responsibility to comply with relevant laws, regulations and policies, including our compliance program.

New Initiatives

     There are ongoing initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. Aspects of some of these health care initiatives, such as the termination of Medicare funding improvements and limitations on Medicare coverage, other pressures to contain health care costs by Medicare, Medicaid and other payors, as well as increased operational requirements in the administration of Medicaid, could adversely affect us. We cannot predict the ultimate content, timing or effect of any health care reform legislation, nor can we estimate the impact of potential legislation on us.

INSURANCE

     Since January 1, 2000, we generally self-insure for comprehensive general and professional liability up to a certain amount per incident. We currently maintain insurance policies through both affiliated subsidiaries of Extendicare Inc. and third-party insurers covering property, workers' compensation and employer's liability insurance in amounts and with such coverage and deductibles as we believe are appropriate, based on the availability, nature and risks of our business, historical experience and industry standards. We also self-insure for health and dental claims, for workers' compensation and employer's liability in certain states and, since January 2000, for general and professional liability. In January 2000, our retained risk for general and professional liability coverage increased significantly. As a result, we provided additional accruals based upon past claims and actuarial estimates of the ultimate cost to settle claims. Those risks were significantly reduced when we ceased operating all Florida facilities in 2000 and Texas nursing facilities in the fourth quarter of 2001. General and professional liability claims are the most volatile and significant risks that we self-insure.

LEGAL PROCEEDINGS

     We and our subsidiaries are defendants in actions against us or them from time to time in connection with our operations and due to the nature of our business. These actions may include civil or criminal actions resulting from personal injury and wrongful death suits arising out of allegations of professional malpractice brought against us, one or more of our facilities or the individuals who work at particular facilities. We are unable to predict the ultimate outcome of pending litigation and other investigations. We cannot assure you that claims will not arise that are in excess of our insurance coverage, are not covered by our insurance coverage or result in punitive damages being assessed against us. In addition, we cannot assure you that the United States Department of Justice, the Centers for Medicare and Medicaid or other regulatory agencies will not initiate investigations related to our businesses in the future. A successful claim against us that is not covered by, or is in excess of, our insurance could have a material adverse effect on our financial condition and results of operations. Claims against us, regardless of their merit or eventual outcome, would require management to devote time to matters unrelated to the operation of our business and, due to publicity, may also have a material adverse effect on our ability to attract residents or expand our business.

     For additional information regarding legal proceedings, please see "Risk Factors -- Risks Relating to Us and Our Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year Ended December 31, 2001 Compared with Year Ended December 31, 2000 -- Operating and General and Administrative Costs."

EMPLOYEES

     As of December 31, 2001, we employed approximately 19,000 people, including approximately 3,600 registered and licensed practical nurses, 7,200 nursing assistants, 1,600 therapists, 5,100 dietary, domestic, maintenance and other staff and 1,300 administrative employees who work at our corporate offices and facilities. We have approximately 38 collective bargaining agreements, 20 of which expire within 12 months of March 31, 2002, among six unions covering approximately 2,260 employees. We believe that we have a good relationship with our employees.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     The following table sets forth information with respect to our executive officers and directors:

                   NAME                       AGE                     POSITION
                   ----                       ---                     --------
Melvin A. Rhinelander.....................    52     Chairman of the Board and Chief Executive
                                                     Officer and Director
Mark W. Durishan..........................    53     Vice President, Chief Financial Officer,
                                                     Treasurer and Director
Richard L. Bertrand.......................    53     Senior Vice President, Development
Philip W. Small...........................    45     Senior Vice President, Strategic Planning
                                                     and Investor Relations and Director
Roch Carter...............................    63     Vice President, General Counsel and
                                                     Assistant Secretary
Douglas J. Harris.........................    46     Vice President and Controller
L. William Wagner.........................    54     Vice President, Human Resources

     Melvin A. Rhinelander is our Chairman and Chief Executive Officer and one of our directors. He has been with us and our affiliated companies since 1977 and has served in a number of senior management positions. Mr. Rhinelander has been President of Extendicare Inc. since August 1999, a director since May 2000 and its Chief Executive Officer since August 2000. He has been an officer of our company since 1989 and a director since 1998. He has been our Chief Executive Officer since December 1999 and Chairman of our Board of Directors since August 2000. In addition, Mr. Rhinelander is Chief Executive Officer of Extendicare (Canada) Inc.

     Mark W. Durishan has been our Chief Financial Officer, Treasurer and one of our Vice Presidents and directors since joining us in August 1999. At that time he also joined Extendicare Inc. Prior to joining us, Mr. Durishan was Senior Vice-President of Finance and Operations for Blue Cross and Blue Shield of Minnesota where he served in such capacity from 1995 to 1998. From 1991 to 1995, Mr. Durishan was Chief Financial Officer of Graduate Health System of Philadelphia, a healthcare corporation encompassing seven hospitals, a 100,000-member HMO, a captive insurance company and a home health agency. During his career, Mr. Durishan was a partner at Coopers & Lybrand responsible for the Philadelphia and Washington healthcare consulting offices. Mr. Durishan has over 32 years of experience in the healthcare industry.

     Richard L. Bertrand is our Senior Vice President, Development. Mr. Bertrand joined EHSI in 1983 as our Vice President of Finance. From 1983 to 1995 he served as our Vice President of Finance and later as our Senior Vice President of Finance and Chief Financial Officer. Beginning in 1995, Mr. Bertrand served as our Senior Vice President, Reimbursement and later as our Senior Vice President, Development. Prior to joining us, Mr. Bertrand served as Vice President and Controller of Extendicare Inc. from 1977 to 1983. Prior to that, he was a staff accountant and supervisor with the accounting firm of Thorne Riddell from 1972 to 1976.

     Philip W. Small joined us in June 2001 as our Senior Vice President, Strategic Planning and Investor Relations. At that time he also joined Extendicare Inc. He was appointed to our Board of Directors on December 31, 2001. Prior to joining us, Mr. Small served 15 years at Beverly Enterprises Corporation, Fort Smith, Arkansas, in various financial capacities, the most recent being Executive Vice President, Strategic Planning and Operations Support and acting Chief Financial Officer. His prior experience includes serving as Director, Reimbursement for HCA Management Company of Atlanta, Georgia. Mr. Small has over 20 years of experience in the healthcare industry.

     Roch Carter was appointed our Vice President, General Counsel and Assistant Secretary in January 1998. He joined us in 1974 as Legal Counsel and he was subsequently appointed our General Counsel in 1985. Prior to joining us, Mr. Carter was an attorney with the United States Attorney's office in Milwaukee. Mr. Carter was also an attorney with the City of Milwaukee and was in practice with Young and McManus, S.C. Mr. Carter has over 28 years of experience in healthcare law and practice.

     Douglas J. Harris joined us in December 1999 as our Controller and one of our Vice Presidents. From 1994 through 1999, Mr. Harris was the Managing Director of Extendicare (U.K.) Limited. Mr. Harris has been with us and our affiliated companies since 1981 and has held positions in various financial capacities. Prior to joining us, Mr. Harris was an audit supervisor with KPMG.

     L. William Wagner joined us in 1987 as Vice President of Human Resources. Prior to joining us, Mr. Wagner was Vice President of Human Resources for ARA Living Centers and Director of Personnel for General Foods Corp. Mr. Wagner has 17 years of experience in the healthcare industry and over 23 years of human resources experience.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     We are an indirect wholly owned subsidiary of Extendicare Inc. and we insure certain risks, including comprehensive general liability, property coverage and excess workers' compensation/employer's liability insurance, with Laurier Indemnity Company and Laurier Indemnity Ltd., affiliated insurance subsidiaries of Extendicare Inc. We recorded approximately $5.7 million, $20.7 million and $13.9 million of expenses for this purpose in the fiscal years ended December 31, 2001, 2000 and 1999, respectively.

     We entered into a capital lease in 1999 relating to computer equipment with Laurier Indemnity Company. In the first quarter of 2000, we exercised our option to purchase the equipment for $1.3 million. The consolidated statement of operations includes interest expense related to this lease of $0.1 million in 2000 and $0.3 million in 1999.

     In January 2001, we established an arrangement for computer hardware and software support services with Virtual Care Provider, Inc., an affiliated subsidiary of Extendicare Inc. The annual cost of services was $6.5 million in 2001.

     At December 31, 2001, 2000 and 1999, we had a non-interest bearing note payable to Extendicare Holdings, Inc., our immediate parent, in the amount of approximately $3.5 million with no specific due date.

     For federal tax purposes we file as part of a consolidated group of companies, of which Extendicare Holdings is the parent. Extendicare Holdings is a subsidiary holding company of Extendicare Inc. that hold all of Extendicare Inc.'s U.S. operations, including EHSI. We have a tax sharing arrangement with Extendicare Holdings pursuant to which we had a receivable of $1.0 million at December 31, 2001, $10.0 million at December 31, 2000 and $31.1 million at December 31, 1999.

     In addition to the amounts discussed in the preceding two paragraphs, we had current liabilities due to affiliates of $8.7 million at December 31, 2001, $9.3 million at December 31, 2000 and $12.2 million at December 31, 1999.

     As of December 31, 2001, Extendicare Inc. and/or one of its wholly owned subsidiaries held $27.9 million, or 14.0%, of our outstanding senior subordinated notes.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

     Our new credit facility is a senior secured revolving credit facility providing for loans of up to $105.0 million. The new credit facility will terminate on June 28, 2007.

     Interest Rate; Fees. All borrowings drawn during the first four fiscal quarters following closing of the new credit facility will initially bear interest, at our option, at a rate per annum equal to:

     - LIBOR, plus 3.50%; or

     - the Base Rate, as defined in the new credit facility, plus 2.50%;

thereafter, in each case, subject to adjustments based on financial performance.

     In addition to paying interest on outstanding principal under the new credit facility, we are required to pay a commitment fee to the lenders in respect of the unutilized commitments under the facility.

     Guarantees; Security. Our obligations under the new credit facility are unconditionally and irrevocably guaranteed by:

     - Extendicare Holdings, Inc., our direct parent;

     - each of our current and future domestic subsidiaries excluding certain inactive subsidiaries; and

     - any other current or future foreign subsidiaries that guarantee or otherwise provide direct credit support for any U.S. debt obligations of ours or any of our domestic subsidiaries.

     In addition, the new credit facility is secured by a perfected first priority security interest in certain of our tangible and intangible assets and all of our and our subsidiary guarantors' capital stock. The new credit facility is also secured by a pledge of 65% of the voting stock of our and our subsidiary guarantors' foreign subsidiaries, if any.

     Repayment. All or any portion of the outstanding loans under the new credit facility may be prepaid at any time and commitments may be terminated in whole or in part at our option without premium or penalty. The new credit facility is subject to various mandatory prepayments and commitment reductions.

     Certain Covenants. The new credit facility requires that we comply with various financial covenants, including a minimum fixed charge coverage ratio, a minimum tangible net worth, a maximum senior leverage ratio and a maximum senior secured leverage ratio. The new credit facility also contains a number of covenants that, among other things, restrict our ability and that of our parent and certain of our subsidiaries to:

     - dispose of assets;

     - incur additional indebtedness;

     - incur guarantee obligations;

     - repay or amend certain terms of other indebtedness, including the notes;

     - pay certain restricted payments and dividends;

     - create liens on assets;

     - make investments, loans or advances;

     - engage in mergers or consolidations;

     - make capital expenditures;

     - enter into new lines of business; or

     - engage in some transactions with subsidiaries and affiliates and engage in certain other corporate activities.

The new credit facility also contains other usual and customary negative and affirmative covenants.

     Events of Default. The new credit facility contains events of default including, subject to customary cure periods and materiality thresholds:

     - failure to make payments when due;

     - material inaccuracies of representations and warranties;

     - breach of covenants;

     - certain cross-defaults and cross-accelerations;

     - events of insolvency, bankruptcy or similar events;

     - certain judgments against us;

     - certain occurrences with respect to employee benefit plans;

     - failure to remain eligible or participate in Medicaid or Medicare programs;

     - failure of guarantees to remain in effect;

     - failure of certain liens and security documents to remain enforceable;

     - the occurrence of an event of default under any mortgage;

     - the senior subordinated notes or guarantees of the senior subordinated notes cease to be subordinated to the obligations under the new credit facility and the credit facility guarantees; and

     - the occurrence of a change in control.

     If such a default occurs, the lenders under the new credit facility would be entitled to take various actions, including all actions permitted to be taken by a secured creditor, the acceleration of amounts due under the new credit facility and requiring that all such amounts be immediately paid in full.

9.35% SENIOR SUBORDINATED NOTES DUE 2007

     We issued $200.0 million aggregate principal amount of senior subordinated notes in connection with our acquisition of Arbor Health Care Company. The senior subordinated notes mature on December 15, 2007 and are callable on December 15, 2002 at 104.675% of par. Interest on the senior subordinated notes accrues at the rate of 9.35% per year and is payable semiannually on each June 15 and December 15, to the persons who are registered holders at the close of business on the May 31 or November 30 next preceding the applicable interest payment date.

     Subordination. The senior subordinated notes are our unsecured obligations and are junior in right of payment to all of our senior debt. The senior subordinated notes are also effectively junior in right of payment to all of the senior debt of the subsidiary guarantors of the senior subordinated notes.

     Redemption. We may redeem the senior subordinated notes at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15, of the years indicated below:

                            YEAR                                PERCENTAGE
                            ----                                ----------
2002........................................................     104.675%
2003........................................................     103.117%
2004........................................................     101.558%
2005 and thereafter.........................................     100.000%

     Change of Control. If we experience a change of control, as defined in the indenture relating to the senior subordinated notes, each holder of the senior subordinated notes has the right to require that we purchase all or a portion of such holder's senior subordinated notes at a purchase price equal to 101% of the principal amount of the senior subordinated notes plus accrued and unpaid interest to the date of purchase.

     Covenants. The senior subordinated notes contain, among other things, covenants limiting the incurrence of additional indebtedness, the issuance of preferred stock, the payment of certain dividends and other restricted payments, certain sales of assets, the payment of dividends and certain other payments by certain subsidiaries, the issuance of capital stock by certain subsidiaries, the creation of certain liens and certain transactions with affiliates, and other customary provisions.

     Events of Default. The following events would be an event of default under the senior subordinated notes:

     - the failure to pay interest on the senior subordinated notes when the same becomes due and payable and the default continues for a period of 30 days;

     - the failure to pay the principal of or premium on any senior subordinated note when due, if any;

     - the failure to perform or comply with:

      - limitations concerning the consolidation, merger or disposal of all or substantially all of our assets;

      - limitations concerning the issuance of additional indebtedness and/or preferred stock by us or any of our subsidiaries;

      - limitations concerning the payment of dividends and/or special distributions to our shareholders, our redemption of any outstanding equity interest for value, or our principal payment of any outstanding indebtedness subordinate to the senior subordinated notes;

      - our obligation to buy back the senior subordinated notes in the event of a change in control; or

      - limitations concerning certain dispositions of our assets or the assets of our subsidiaries to another corporation, person or entity;

      in each case, within the time periods specified in the indenture relating to the senior subordinated notes;

     - the default in the performance, or breach, of any covenant or agreement of us or any subsidiary guarantor, other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere in the indenture related to the senior subordinated notes, and the default or breach continues for a period of 60 days after the trustee has given us or the holders of at least 25% aggregate principal amount of the senior subordinated notes then outstanding have given us and the trustee a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default;"

     - an event of default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), which default:

      - is caused by a failure to pay principal of such indebtedness at final maturity of such indebtedness; or

      - results in the acceleration of such indebtedness prior to its express maturity; and

      in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness as to which there has been a payment default or the maturity of which has been so accelerated, exceeds in the aggregate $20 million;

     - the failure by us or any of our restricted subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $20,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

     - any judicial proceeding holds any guarantee of the senior subordinated notes to be unenforceable or invalid or any guarantee of the senior subordinated notes ceases to be in full force and effect, other than in accordance with the terms of the indenture related to the senior subordinated notes, or any such guarantor denies that it has any further liability under any senior subordinated note guarantee, or gives notice to such effect, other than by reason of the termination of the indenture related to the senior subordinated notes or the release of any such senior subordinated note guarantee in accordance with the indenture related to the senior subordinated notes;

     - the entry of a decree or order by a court having jurisdiction adjudging us or any restricted subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of us or any restricted subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, trustee or other similar official of us or any restricted subsidiary or of any substantial part of our property, or ordering the winding up or liquidation of our affairs, and any such decree or order continues unstayed and in effect for a period of 90 consecutive days; or

     - our institution or any restricted subsidiary's institution of proceedings to be adjudicated as bankrupt or insolvent, or the consent by us or them to the institution of bankruptcy or insolvency proceedings against us or them, or the filings by us or them of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by us or them to the filing of any such petition or to the appointment of a receiver, trustee or other similar official of us or them or of any substantial part of our or their property, or the making by us or them of an assignment for the benefit of creditors, or the admission by us or them in writing of our or their inability to pay our or their debts generally as they become due.

     If an event of default shall occur and be continuing, other than a default upon certain events of bankruptcy or insolvency, the trustee or the holders of at least 25% in aggregate principal amount of outstanding senior subordinated notes may, and the trustee at the request of such holders will, declare the principal of and accrued interest on all the outstanding senior subordinated notes to be immediately due and payable and, upon any such declaration, such principal and such interest will become due and payable immediately.

     If an event of default occurs because a court declares us or any of our restricted subsidiaries bankrupt or insolvent or because we or any of our restricted subsidiaries institute bankruptcy or insolvency proceedings and, in each case, the default is continuing, then the principal of and accrued interest on all of the outstanding senior subordinated notes will automatically become and be immediately due and payable without any declaration or other act by the trustee or any holder of the senior subordinated notes.

INDUSTRIAL DEVELOPMENT REVENUE BONDS

     In connection with some of our acquisitions and related improvements, we have borrowed the proceeds of industrial revenue bonds issued by various cities in Minnesota and one city in Pennsylvania that cover the purchase price of such acquired businesses. As of March 31, 2002, approximately $33.5 million of these bonds were outstanding and senior to our outstanding long-term indebtedness, including the notes and our senior subordinated notes. The bonds mature between 2008 and 2014 and have interest rates between 1.40% and 6.25%. Four of the bonds with principal amounts aggregating $32.0 million are secured by irrevocable letters of credit totaling $33.0 million, which remained outstanding following the issuance of the old notes.

OTHER DEBT

     As of March 31, 2002, we had $5.2 million of other senior debt, $3.9 million of which was in the form of mortgage notes held by a seller of certain facilities in Indiana. The mortgage debt has an interest rate of 7.25% and matures in 2007. The remaining indebtedness is related to capital leases, promissory notes and other obligations.

                          DESCRIPTION OF THE NEW NOTES

     We issued the old notes and we will issue the new notes under an indenture among us, the Subsidiary Guarantors and U.S. Bank, N.A., as trustee. We refer to the old notes and the new notes collectively as the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part. Copies of the indenture are available as set forth below under "-- Additional Information." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the indenture. In this description, "we," "us" and "our" refer only to Extendicare Health Services, Inc. and not to any of its subsidiaries.

     The registered Holder of a note will be treated as its owner of for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

THE NOTES

     The old notes are, and the new notes will be:

     - our general unsecured obligations;

     - senior in right of payment to all of our existing and any future subordinated Indebtedness, including the Senior Subordinated Notes;

     - pari passu in right of payment with all of our existing and any future unsecured Indebtedness that is not by its terms expressly subordinated to the notes;

     - effectively junior in right of payment to our existing and future secured Indebtedness, including up to $105.0 million under the Credit Agreement, to the extent of the value of the collateral securing that Indebtedness; and

     - guaranteed by all of our existing and future domestic Significant Subsidiaries, all of our existing and future Domestic Subsidiaries that guarantee or incur any Indebtedness and any other existing or future Significant Subsidiaries or Restricted Subsidiaries that guarantee or otherwise provide direct credit support for Indebtedness of ours or any of our Domestic Subsidiaries.

THE SUBSIDIARY GUARANTEES

     Each subsidiary guarantee of the old notes is, and each subsidiary guarantee of the new notes will be:

     - a senior unsecured obligation of each Subsidiary Guarantor;

     - senior in right of payment to all existing and any future subordinated Indebtedness, including the guarantees of the outstanding Senior Subordinated Notes, of that Subsidiary Guarantor;

     - pari passu in right of payment with all existing and any future Indebtedness of that Subsidiary Guarantor that is not by its terms expressly subordinated to the guarantee of the notes; and

     - effectively junior in right of payment to the existing and future secured Indebtedness of that Subsidiary Guarantor, including the guarantee of our Credit Agreement, to the extent of the value of the collateral securing that Indebtedness.

     As of the date of the indenture, all of our existing subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under "-- Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries."

Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

     As of March 31, 2002, assuming the issuance of the old notes had been completed at that time, and giving effect to the application of the net proceeds from that issuance, we would have had approximately $388.7 million of Indebtedness outstanding on a consolidated basis (including the old notes), approximately $37.5 million of which would have been secured. Prior to replacing $40.1 million of letters of credit under the old credit facility with new letters of credit at the closing of the new credit facility, we had undrawn borrowing capacity of $105.0 million under the Credit Agreement.

PRINCIPAL, MATURITY AND INTEREST

     We will initially issue up to $150.0 million in aggregate principal amount of new notes in exchange for a like amount of old notes. We may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covenant described below. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on July 1, 2010.

     Interest on the notes will accrue at the rate of 9 1/2% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2003. We will make each interest payment to the Holders of record on the immediately preceding December 15 and June 15.

     Interest on the notes will accrue from the date of original issuance of the old notes or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to us, we will pay all principal, interest and premium, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the Holders of the notes, and we or any of our Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

     The old notes are, and the new notes will be, guaranteed on a senior unsecured basis by all of our existing and future domestic Significant Subsidiaries, all of our existing and future Domestic Subsidiaries that guarantee or incur any Indebtedness and any other existing and future Significant Subsidiaries or Restricted Subsidiaries that guarantee or otherwise provide direct credit support for Indebtedness of ours or any of our Domestic Subsidiaries. These Subsidiary Guarantees are and will be joint and several obligations of the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are and will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, after giving effect to all other obligations of that Subsidiary Guarantor including its guarantee of all obligations under the Credit Agreement. See "Risk Factors -- Risks Related to the Exchange Offer and the New Notes -- A court may void the guarantees of the notes or subordinate the guarantees to other obligations of our subsidiary guarantors."

     A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than us or another Subsidiary Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the indenture relating to Asset Sales.

     The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of ours, if the sale or other disposition complies with the provisions of the indenture relating to Asset Sales;

          (2) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of ours, if the sale complies with the provisions of the indenture relating to Asset Sales; or

          (3) if we designate any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

     See "-- Repurchase at the Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

     On or prior to July 1, 2005, we may on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of any Qualified Equity Offering of our common stock; provided that:

          (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by us and our Subsidiaries); and

          (2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

     Except pursuant to the preceding paragraph, the notes will not be redeemable at our option prior to July 1, 2006.

     On or after July 1, 2006, we may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2006........................................................    104.750%
2007........................................................    102.375%
2008 and thereafter.........................................    100.000%

MANDATORY REDEMPTION

     We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

     If a Change of Control occurs, each Holder of notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Subject to compliance with the provisions of the third succeeding paragraph, within 30 days following any Change of Control, we will mail a notice to the trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, we will, to the extent lawful:

          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, we will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and the properties or assets of our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

     We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (evidenced by a resolution of our Board of Directors set forth in an officers' certificate delivered to the trustee);

          (2) if we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of the Asset Sale greater than $7.5 million, the fair market value of the assets sold or otherwise disposed of is determined by Parent's Board of Directors (such determination to be evidenced by a resolution set forth in an officers' certificate delivered to the trustee) or in a written opinion issued by an independent appraisal firm or financial advisor of national standing; and

          (3) at least 75% of the consideration received in the Asset Sale by us or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets.

     For purposes of this provision only, each of the following will be deemed to be cash:

          (a) any liabilities of ours or any of our Restricted Subsidiaries, as shown on our or such Restricted Subsidiary's most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Restricted Subsidiary's Subsidiary Guarantee), that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases us or such Restricted Subsidiary from further liability;

          (b) any securities, notes or other obligations received by us or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by us or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

          (c) any Designated Non-Cash Consideration received by us or any of our Restricted Subsidiaries in the Asset Sale.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we and our Restricted Subsidiaries may apply those Net Proceeds at our option:

          (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business; or

          (3) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested within such 365-day period will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, we will make an offer (which offer may be made at any time within such 365-day period) to all holders of notes and Additional Notes, if any, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer"), to purchase, on a pro rata basis, the maximum principal amount of notes and Additional Notes, if any, and such other pari passu Indebtedness equal in amount to the Excess Proceeds (and not just the amount thereof that exceeds $15.0 million). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the indenture, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, we may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and Additional Notes, if any, and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the trustee will select the notes and Additional Notes and other pari passu Indebtedness to be purchased as described below under "Selection and Notice." Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed or purchased at any time, the trustee will select notes for redemption or purchase as follows:

          (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of our Equity Interests (including, without limitation, any payment in connection with any merger or consolidation in which we are involved) or to the direct or indirect holders of our Equity Interests in their capacity as such (other than dividends or distributions payable solely in our Equity Interests (other than Disqualified Stock) or to us);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation in which we are involved) any of our Equity Interests;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except (A) a payment of interest or principal at the Stated Maturity thereof or (B) Subordinated Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or payment of principal upon final maturity of such Subordinated Indebtedness, in each case acquired within one year of the date of the sinking fund obligation, principal installment or payment of principal upon maturity; or

          (4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (b) we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2) and (3) of the next paragraph), is less than the sum, without duplication, of:

             (I) 50% of our Consolidated Net Income for the period (taken as one accounting period) from April 1, 2002 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (II) 100% of the aggregate net cash proceeds received by us since the date of the indenture from the issue or sale of our Equity Interests (other than Disqualified Stock) or Equity Interests of any of our parent entities (which proceeds are received as a contribution to our common or non-redeemable preferred equity capital) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of ours that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of ours); plus

             (III) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or of any of our Equity Interests by conversion into, or by an exchange for, shares of our Equity Interests (other than Disqualified Stock), or in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any of our Restricted Subsidiaries) of, our Equity Interests (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (c)(II) of the preceding paragraph;

          (3) the repurchase, retirement, or redemption of any Subordinated Indebtedness with the proceeds from an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only (a) if we have complied with the covenant described under "Repurchase at the Option of Holders -- Asset Sales" and (b) to the extent of the Excess Proceeds remaining after the offer made to holders of the notes pursuant to the Asset Sale;

          (4) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; and

          (5) other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $10.0 million.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by our Board of Directors, whose resolutions with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and we will not issue any Disqualified Stock and will not permit any of our Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that we may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any of our Subsidiary Guarantors may incur Indebtedness, if the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) our incurrence of additional Indebtedness and letters of credit under Credit Facilities and Guarantees thereof by the Subsidiary Guarantors; provided that the aggregate principal amount of all Indebtedness of ours and our Restricted Subsidiaries incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Subsidiary Guarantors thereunder) does not exceed an amount equal to $105.0 million less (a) 50% of all proceeds received from Securitization Transactions and
     (b) the aggregate amount of Net Proceeds from an Asset Sale applied by us and our Restricted Subsidiaries since the date of the indenture to repay Indebtedness thereunder or to permanently reduce the availability of revolving credit Indebtedness pursuant to the provisions described above under the heading "-- Repurchase at the Option of Holders -- Asset Sales;"

          (2) the incurrence by us and our Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by us of Indebtedness represented by the notes and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees of the notes;

          (4) the incurrence by us or any of our Subsidiary Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in our business or the business of such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 3.5% of Consolidated Tangible Assets at any time outstanding;

          (5) the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3), (4) or (10) of this paragraph;

          (6) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness owed to us or any of the Subsidiary Guarantors; provided, however, that:

             (a) if we are the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes;

             (b) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor's Subsidiary Guarantee; and

             (c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than us or a Subsidiary Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either us or a Subsidiary Guarantor will be deemed, in each case, to constitute an incurrence of such Indebtedness by us or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by us or any of our Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding in connection with the conduct of our respective businesses and not for speculative purposes);

          (8) the guarantee by us or any of the Subsidiary Guarantors of our Indebtedness or Indebtedness of one of our Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

          (9) the incurrence by our Unrestricted Subsidiaries of Non-recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-recourse Debt of an Unrestricted Subsidiary, such event will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of ours that was not permitted by this clause (9); and

          (10) the incurrence by us or any of our Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $25.0 million (which amount may be incurred, in whole or in part, under any of the Credit Facilities); provided that no more than $10.0 million of such additional Indebtedness shall be incurred by Restricted Subsidiaries that are not Subsidiary Guarantors.

     For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant, we will, in our sole discretion, at the time the proposed Indebtedness is incurred, (x) classify all or a portion of that item of Indebtedness on the date of its incurrence under either the first paragraph of this covenant or under any category of Permitted Debt, (y) reclassify at a later date all or a portion of that or any other item of Indebtedness as being or having been incurred in any manner that complies with this covenant and (z) elect to comply with this covenant and the applicable definitions in any order.

     We will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of ours and not subordinate or junior in right of payment to the notes; provided, however, that no Indebtedness of ours will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured. No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor and not subordinate or junior in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee; provided, however, that no Indebtedness of a Subsidiary Guarantor will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured.

     Indebtedness will be deemed to have been incurred by the survivor of a merger, at the time of such merger and, with respect to an acquired Subsidiary, at the time of such acquisition.

LIENS

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired or any proceeds therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock to us or any of our Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any other of our Restricted Subsidiaries;

          (2) make any loans or advances to us or any other of our Restricted Subsidiaries; or

          (3) sell, lease or transfer any of its properties or assets to us or any other of our Restricted Subsidiaries; or

          (4) guarantee our obligations.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements as in effect on the date of the indenture or subsequent agreements relating to our Indebtedness or Indebtedness of any Subsidiary Guarantor and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

          (2) the indenture, the notes and the Subsidiary Guarantees;

          (3) applicable law;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5) customary non-assignment provisions in leases entered into in the ordinary course of business;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the "Liens" covenant that limit the right of the debtor to dispose of the assets subject to such Liens; and

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     We will not, and will not permit any of our Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any of our Restricted Subsidiaries to any Person (other than to us or another Restricted Subsidiary of ours), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary, and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions described above under "-- Repurchase at the Option of Holders -- Asset Sales;" provided that this clause (a) will not apply to any pledge of Capital Stock of any Restricted Subsidiary of ours securing Indebtedness under

Credit Facilities, including the Credit Agreement, or any exercise of remedies in connection therewith, and (b) will not permit any Restricted Subsidiary of ours to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares or ownership by foreign nationals) to any Person other than us or another Restricted Subsidiary of ours.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     We may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets and the properties or assets of our Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (a) either: (x) we are the surviving corporation; or (y) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the notes and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee;

          (c) immediately after such transaction no Default or Event of Default exists;

          (d) we or the Person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and

          (e) we, or the Person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith complies with all of the terms of this covenant and that all conditions precedent provided for in this covenant relating to such transaction or series of transactions have been complied with.

     In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other Person.

     The Person formed by or surviving any consolidation or merger (if other than us) will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture, but, in the case of a lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     Our Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by us and our Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the "Restricted Payments" covenant or Permitted Investments, as determined by us. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Our Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

TRANSACTIONS WITH AFFILIATES

     We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of our or our Restricted Subsidiaries' respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with a Person that is not an Affiliate; and

          (2) we deliver to the trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of our Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of our Board of Directors or Parent's Board of Directors, or, if there are no disinterested members of the approving Board of Directors at the time, a written opinion issued by an independent appraisal firm or financial advisor of national standing that such Affiliate Transaction is fair to us or such Restricted Subsidiary, as the case may be, from a financial point of view; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a written opinion issued by an independent financial advisor of national standing that such Affiliate Transaction is fair to us or such Restricted Subsidiary, as the case may be, from a financial point of view.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) transactions between or among us and/or our Restricted
     Subsidiaries;

          (2) transactions with a Person that is an Affiliate of ours solely because we own an Equity Interest in such Person;

          (3) advances to our officers or officers of any of our Restricted Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to us or such Restricted Subsidiary or in connection with any relocation;

          (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of ours;

          (5) fees and compensation paid to and indemnity provided on behalf of our directors, officers or employees or any of our Restricted Subsidiaries in the ordinary course of business;

          (6) any employment agreement that is in effect on the date of the indenture and any such employment agreement entered into by us or any of our Restricted Subsidiaries after the date of the indenture in the ordinary course of our business or the business of such Restricted Subsidiary;

          (7) any Restricted Payment that is not prohibited by the covenant set forth under the covenant entitled "Restricted Payments;"

          (8) any sale, conveyance or other transfer of accounts receivable and other related assets customarily transferred in a Securitization Transaction;

          (9) payment of premiums to and the receipt of proceeds of insurance from, Laurier Indemnity Company and Laurier Indemnity Company, Ltd.;

          (10) payments to or receipts from Extendicare Holdings, Inc. pursuant to any tax sharing agreement entered into for the purpose of preparing a consolidated tax return of Extendicare Holdings, Inc.;

          (11) payments to or receipts from Virtual Care Provider, Inc. in connection with the provision of technology services to third parties pursuant to the terms of management, consulting or other similar agreements; and

          (12) transactions pursuant to the services agreement between us and Virtual Care Provider, Inc. relating to certain services provided by us and Virtual Care Provider, Inc. to each other as in effect on the date the notes are first issued.

ADDITIONAL SUBSIDIARY GUARANTEES

     If we or any of our Restricted Subsidiaries acquires or creates another domestic Significant Subsidiary or any other Domestic Subsidiary that guarantees or incurs any Indebtedness or any other Significant Subsidiary or Restricted Subsidiary that guarantees or otherwise provides direct credit support for Indebtedness of ours or any of our Domestic Subsidiaries after the date of the indenture, then that newly acquired or created Significant Subsidiary, Domestic Subsidiary or other Restricted Subsidiary will execute and deliver to the trustee a supplemental indenture providing for a Subsidiary Guarantee and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created; provided, however, that the foregoing will not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

SALE AND LEASEBACK TRANSACTIONS

     We will not, and will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that we or any Subsidiary Guarantor may enter into a sale and leaseback transaction if:

          (1) we or that Subsidiary Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant and (b) incurred a Lien to secure such Indebtedness pursuant to the "Liens" covenant;

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by our Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and we apply the proceeds of such transaction in compliance with, the "Asset Sales" covenant.

BUSINESS ACTIVITIES

     We will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to us and our Subsidiaries taken as a whole.

PAYMENTS FOR CONSENT

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the SEC, so long as any notes are outstanding, we will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

     If we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

     In addition, following the consummation of the exchange offer, whether or not required by the SEC, we will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, we will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an "Event of Default":

          (1) default for 30 days in the payment when due of interest on the notes;

          (2) default in payment when due of the principal of or premium, if any, on the notes;

          (3) failure by us or any of our Restricted Subsidiaries to comply with the "Restricted Payments," "Incurrence of Indebtedness and Issuance of Preferred Stock" or "Merger, Consolidation or Sale of Assets" covenants;

          (4) failure by us or any of our Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the headings "Repurchase at the Option of Holders -- Asset Sales" and "Repurchase at the Option of Holders -- Change of Control;"

          (5) failure by us or any of our Restricted Subsidiaries for 60 days after notice to comply with any other covenant or agreement in the indenture or the notes;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted

     Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity,

             and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

          (7) failure by us or any of our Restricted Subsidiaries to pay final judgments (to the extent not fully covered by insurance) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

          (8) except as permitted by the indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and

          (9) certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our Significant Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by us or on our behalf with the intention of avoiding payment of the premium that we would have had to pay if we then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to July 1, 2006, by reason of any willful action (or inaction) taken (or not taken) by us or on our behalf with the intention of avoiding the prohibition on redemption of the notes prior to July 1, 2006, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

     We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of ours or of any Subsidiary Guarantor, as such, will have any liability for any obligations of ours or of the Subsidiary Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

          (2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and our and the Subsidiary Guarantors' obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Subsidiary Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant

     Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (excluding the indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

          (6) we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the Holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

          (7) we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for notes), and any existing Default or Event of Default except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

          (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

          (3) make any change in the provisions of the indenture described above under the heading "--Repurchase at the Option of Holders;"

          (4) reduce the rate of or change the time for payment of interest on any note;

          (5) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (6) make any note payable in money other than that stated in the notes;

          (7) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

          (8) waive a redemption payment with respect to any note;

          (9) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (10) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of notes, we, the Subsidiary Guarantors and the trustee may amend or supplement the indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption by a successor corporation of our obligations under the indenture in the case of a merger or consolidation or sale of all or substantially all of our assets;

          (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

          (5) to make any change to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

             (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any Subsidiary Guarantor is a party or by which we or any Subsidiary Guarantor is bound;

          (3) we have paid or caused to be paid all sums payable by us under the indenture; and

          (4) we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money and/or proceeds from non-callable Government Securities toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of ours or of any Subsidiary Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or
(iii) resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to us at the address set forth in the "Summary" section of this prospectus.

BOOK-ENTRY, DELIVERY AND FORM

     The new notes will be issued in fully registered book entry form, and will be represented by one or more global notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. All Holders of new notes who exchanged their old notes in the exchange offer will hold their interests through the global notes regardless of whether they purchased their interests pursuant to Rule 144A under the Securities Act or Regulation S.

     The global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"), in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

     Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking S.A. ("Clearstream") through which Holders of the old notes issued pursuant to Regulation S initially held such notes), which may change from time to time.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it:

          (1) upon deposit of the global notes, DTC will credit the accounts of Participants with portions of the principal amount of the global notes; and

          (2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

     Investors in the global notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of interest in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the global notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A global note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a global note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may be exchanged for beneficial interests in any global note at any time.

SAME DAY SETTLEMENT AND PAYMENT

     We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the global notes are expected to be eligible to trade in the PORTAL Market(SM) and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Asset Sale" means the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, (x) a sale and leaseback, (y) the issuance, sale or other transfer of any Equity Interests in any of our Unrestricted Subsidiaries, and (z) the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance) in each case, in one or a series of related transactions that have a fair market value in excess of $1.0 million or for Net Proceeds in excess of $1.0 million; provided that the sale, conveyance or other disposition of all or substantially all of the assets of us and our Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the "-- Asset Sales" covenant.

     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

          (1) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets or rights in the ordinary course of business;

          (2) a transfer of assets or rights by us to a Subsidiary Guarantor or by a Subsidiary Guarantor of ours to us or to another Subsidiary Guarantor of ours;

          (3) an issuance of Equity Interests by a Subsidiary Guarantor to us or to another Subsidiary Guarantor of ours;

          (4) a Restricted Payment or Permitted Investment that is permitted by the "Restricted Payments" covenant;

          (5) the sale of property or equipment that has become worn out, obsolete or damaged;

          (6) the sale or other disposition of Cash Equivalents;

          (7) the sale of accounts receivable pursuant to a Securitization Transaction; or

          (8) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary in accordance with the provisions described under "Designation of Restricted and Unrestricted Subsidiaries."

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the greater of (a) the fair value of the property subject to such arrangement (as determined in good faith by our Board of Directors) or (b) the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, any and all shares, including common stock and preferred stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture);

          (2) the approval by the holders of our Capital Stock of any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the provisions of the indenture);

          (3) any Person or Group (other than Parent or any direct or indirect wholly owned Subsidiary of Parent) becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by our issued and outstanding Capital Stock on a fully-diluted basis;

          (4) the replacement of a majority of Parent's or our Board of Directors over a two-year period from the directors who constituted Parent's or our Board of Directors, as applicable, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of Parent's or our Board of Directors, as applicable, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

          (5) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

          (3) the cumulative effect of a change in accounting principles will be excluded.

     "Consolidated Senior Debt Leverage Ratio" means the ratio of (1) consolidated Indebtedness of us and our Restricted Subsidiaries (other than Subordinated Indebtedness) as of the date of the transaction giving rise to the need to calculate such Consolidated Senior Debt Leverage Ratio to (2) Consolidated Cash Flow for the four full fiscal quarters immediately preceding the date of the transaction giving rise to the need to calculate such Consolidated Senior Debt Leverage Ratio taken as one period.

     "Consolidated Tangible Assets" means the total assets, less goodwill and other intangibles, shown on our most recent consolidated balance sheet, determined on a consolidated basis in accordance with GAAP less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of the indenture in the book value of any asset (except any such intangible assets) owned by us or any of our Restricted Subsidiaries.

     "Credit Agreement" means that certain Credit Agreement, dated as of the date of the indenture, by and among us, the Subsidiary Guarantors, Lehman Commercial Paper Inc., as administrative agent, and the lenders party thereto, including any related notes, guarantees, security and collateral documents, instruments and agreements executed in connection therewith.

     "Credit Facilities" means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant above.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Non-Cash Consideration" means the fair market value of total consideration received by us or any of our Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer's certificate, setting forth the basis of such valuation, executed by our principal executive officer and principal financial officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale; provided, however, the total amount of Designated Non-Cash Consideration outstanding at one time does not exceed the greater of $15.0 million and 2.5% of Consolidated Tangible Assets.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require us to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the "-- Restricted Payments" covenant.

     "Domestic Subsidiary" means any Restricted Subsidiary of ours that was formed under the laws of the United States or any state of the United States or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of us and our Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or one of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the reference period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the Fixed Charges of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based on the average daily balance of such Indebtedness during the four-quarter reference period and using the interest rate in effect at the end of such period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (calculated in accordance with Regulation S-X) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

          (3) foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in currency values.

     "Holder" means a Person in whose name a note is registered.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)  in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  in respect of banker's acceptances;

          (4)  representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6)  representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that Investments shall not be deemed to include extensions of trade credit by us or any of our Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices. If we or any of our Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of ours such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ours, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the "Restricted Payments" covenant. The acquisition by us or any of our Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by us or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the "Restricted Payments" covenant.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration, including Designated Non-Cash Consideration, deemed to be cash pursuant to the provisions of "Repurchase at the Option of Holders-Asset Sales," received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-recourse Debt" means Indebtedness:

          (1) as to which neither we nor any of our Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of ours or any of our Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to our stock or assets or the stock or assets of any of our Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Parent" means Extendicare, Inc., a corporation organized under the laws of Canada.

     "Permitted Business" means the lines of business conducted by us and our Restricted Subsidiaries on the date of the indenture and the businesses reasonably related thereto within the healthcare services sector.

     "Permitted Investments" means:

          (1) any Investment in us or in one of our Wholly Owned Restricted Subsidiaries;

          (2) any Investment outstanding as of the date hereof;

          (3) any Investment in Cash Equivalents;

          (4) loans and advances to employees and officers of us and our Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

          (5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (6) any Investment by us or any of our Restricted Subsidiaries in a Person engaged in a Permitted Business, if as a result of such Investment:

             (a) such Person becomes one of our Wholly Owned Restricted Subsidiaries; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or one of our Wholly Owned Restricted Subsidiaries;

          (7) any Investment made as a result of the receipt of non-cash consideration (including Designated Non-Cash Consideration) from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "-- Repurchase at the Option of Holders -- Asset Sales;"

          (8) any acquisition of assets, Equity Interests or other securities solely in exchange for the issuance of our Equity Interests (other than Disqualified Stock);

          (9) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (10) Hedging Obligations;

          (11) any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction or to provide adequate capital to a Special Purpose Vehicle in anticipation of one or more Securitization Transactions; and

          (12) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed $10.0 million.

          "Permitted Liens" means:

          (1) Liens securing Indebtedness under Credit Facilities, including the Credit Agreement, where such Indebtedness was permitted by the terms of the indenture to be incurred;

          (2) Liens in favor of us or the Subsidiary Guarantors;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any Restricted Subsidiary of ours; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or such Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition of the property by us or any of our Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant covering only the assets acquired with such Indebtedness;

          (7) Liens existing on the date of the indenture;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation;

          (10) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with our business or assets or the business or assets of any of our Subsidiaries incurred in the ordinary course of business;

          (11) Liens to secure Hedging Obligations;

          (12) Liens incurred in connection with a sale and leaseback transaction permitted under "Sale and Leaseback Transactions" that do not exceed 5% of our Consolidated Tangible Assets; and

          (13) Liens incurred by us or any Restricted Subsidiary of ours with respect to obligations that do not exceed $10.0 million at any one time outstanding; provided that such amount shall be reduced by any amount incurred under clause (12) above.

     "Permitted Refinancing Indebtedness" means any Indebtedness of ours or any of our Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of ours or any of our Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) either

             (a) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes (including the Senior Subordinated Notes), such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or

             (b) with respect to only the Senior Subordinated Notes, at the time of such incurrence our Consolidated Senior Debt Leverage Ratio would have been less than 2.75 to 1; provided that when calculating such ratio, pro forma effect will be given to (A) the incurrence of such Indebtedness and the application of the proceeds therefrom, including to refinance the Senior Subordinated Notes and (B) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by us or our Restricted Subsidiaries, as the case may be, since the first day of the four-quarter period referred to in the definition of Consolidated Senior Debt Leverage Ratio as if such acquisition or disposition had occurred at the beginning of such four-quarter period; and

          (4) such Indebtedness is incurred either by us or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Qualified Equity Offering" means any underwritten public or any private offering of our Capital Stock (excluding Disqualified Stock) or any of Parent's Capital Stock (excluding Disqualified Stock), in the latter case, only to the extent that the net cash proceeds therefrom are contributed to our common or non-redeemable preferred equity capital.

     "Replacement Assets" means any properties or assets used or useful in a Permitted Business.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "SEC" means the Securities and Exchange Commission.

     "Securitization Transaction" means any sale, conveyance or other disposition by us or any of our Restricted Subsidiaries of any accounts receivable or any interest therein to a Special Purpose Vehicle.

     "Senior Debt" means:

          (1) all Indebtedness of ours or of any Subsidiary Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of ours or of any Subsidiary Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by us;

          (2) any Indebtedness of ours to any of our Subsidiaries or other Affiliates;

          (3)  any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of the indenture.

     "Senior Subordinated Notes" means our 9.35% Senior Subordinated Notes due 2007.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

     "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by us, any Subsidiary of ours or any other Person for the purpose of, and engages in no material business other than, acting as a buyer in a Securitization Transaction or other similar transactions of accounts receivable or other similar assets, financing the purchases it makes as such a buyer and realizing, directly or indirectly, on such accounts receivable or other similar assets.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means any Indebtedness (whether outstanding on the Issue Date or thereafter incurred, including the Senior Subordinated Notes) that is subordinated or junior in right of payment to the notes or the Subsidiary Guarantees pursuant to a written agreement, executed by the Person to whom such Indebtedness is owed, to that effect.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Subsidiary Guarantee" means the Guarantee of the notes by each of the Subsidiary Guarantors pursuant to the indenture and any additional Guarantee of the notes to be executed by any Subsidiary of ours pursuant to the covenant described above under "-- Additional Subsidiary Guarantees."

     "Subsidiary Guarantors" means all of our existing and future domestic Significant Subsidiaries, all of our existing and future Domestic Subsidiaries that guarantee or incur any Indebtedness and any other existing or future Significant Subsidiaries or Restricted Subsidiaries that guarantee or otherwise provide direct credit support for Indebtedness of ours or any of our Domestic Subsidiaries.

     "Unrestricted Subsidiary" means any Subsidiary of ours (or any successor to any of them) that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such
Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with us or any Restricted Subsidiary of ours unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ours;

          (3) is a Person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ours or any of our Restricted Subsidiaries; and

          (5) has at least one director on its Board of Directors that is not a director or executive officer of ours or any of our Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of ours or any of our Restricted Subsidiaries.

     Any designation of a Subsidiary of ours as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the "-- Restricted Payments" covenant. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of ours as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, we will be in default of such covenant. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by one of our Restricted Subsidiaries of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if

(1) such Indebtedness is permitted under the "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) such Subsidiary executes and delivers to the trustee a supplemental indenture providing for a Subsidiary Guarantee.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATIONAL PURPOSES. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES OF ANY PARTICULAR PURCHASER OF THE NEW NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

     The following general discussion summarizes the material U.S. federal income tax aspects of the exchange offer to holders of old notes. The discussion is for general information purposes only, is limited to U.S. federal income tax consequences of the exchange offer, and does not consider the aspects of the ownership and dispositions of the old notes or the new notes. A discussion of the U.S. federal income tax consequences of holding and disposing of the notes is contained in the offering memorandum with respect to the old notes.

     The following summary deals only with notes held as capital assets by purchasers at the issue price who are U.S. holders and not with special classes of holders, such as dealers in securities or currencies, financial institutions, life insurance companies, tax-exempt entities, persons holding notes as part of a hedge, conversion, constructive sale transaction, straddle or other risk reduction strategy, and persons whose functional currency is not the U.S. dollar. Persons considering the purchase of notes should consult their own tax advisors concerning these matters and as to the tax treatment under foreign, state and local tax laws and regulations. We cannot provide any assurance that the Internal Revenue Service will not challenge the conclusions stated below. We have not sought and will not seek a ruling from the Internal Revenue Service on any of the matters discussed below.

     This summary is based upon the Internal Revenue Code of 1986, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Changes in this area of law may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. holder of notes. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the exchange of old notes for the new notes may differ from the treatment described below.

     The exchange of old notes for the new notes under the terms of the exchange offer should not constitute a taxable exchange. As a result:

     - A holder should not recognize taxable gain or loss as a result of exchanging old notes for the new notes under the terms of the exchange offer;

     - The holder's holding period of the new notes should include the holding period of the old notes exchanged for the new notes; and

     - A holder's adjusted tax basis in the new notes should be the same as the adjusted tax basis, immediately before the exchange, of the old notes exchanged for the new notes.

                              PLAN OF DISTRIBUTION

     If you are a broker-dealer and hold old notes for your own account as a result of market-making activities or other trading activities and you receive new notes in exchange for old notes in the exchange offer, then you may be a statutory underwriter and must acknowledge that you will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We acknowledge and, unless you are a broker-dealer, you must acknowledge that you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of new notes. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     Neither we nor any subsidiary guarantor will receive any proceeds in connection with the exchange offer or any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Resales of New Notes."

                                 LEGAL MATTERS

     Foley & Lardner, Milwaukee, Wisconsin, will issue an opinion about some legal matters with respect to the new notes and the new guarantees.

                                    EXPERTS

     The consolidated financial statements of Extendicare Health Services, Inc. and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and the related financial statement schedule have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. and at regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report................................  F-2
Consolidated Balance Sheets as of March 31, 2002 (unaudited)
  and as of December 31, 2001 and 2000......................  F-3
Consolidated Statements of Operations for the Three Months
  Ended March 31, 2001 and 2000 (unaudited) and for the
  Years Ended December 31, 2001, 2000 and 1999..............  F-4
Consolidated Statements of Changes in Shareholder's Equity
  for the Three Months Ended March 31, 2002 (unaudited) and
  for the Years Ended December 31, 2001, 2000 and 1999......  F-5
Consolidated Statements of Cash Flows for the Three Months
  Ended March 31, 2002 and 2001 (unaudited) and for the
  Years Ended December 31, 2001, 2000 and 1999..............  F-6
Notes to Consolidated Financial Statements..................  F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Extendicare Health Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Extendicare Health Services, Inc. and subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Extendicare Health Services, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

[KPMG LLP LOGO]

Milwaukee, Wisconsin
February 6, 2002

                       EXTENDICARE HEALTH SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                DECEMBER 31,
                                                              MARCH 31,     --------------------
                                                                2002          2001        2000
                                                             -----------    --------    --------
                                                             (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................    $  2,993     $    997    $  1,641
  Accounts receivable, less allowances of $15,295, $14,577
     and $16,329, respectively.............................      99,990      104,236     130,032
  Supplies, inventories and other current assets...........       7,127        6,809       9,454
  Deferred state income taxes..............................          91           --          --
  Due from shareholder:
     Federal income taxes receivable.......................       9,478        9,468      24,235
     Deferred federal income taxes.........................      11,949       11,474      10,782
                                                               --------     --------    --------
     Total current assets..................................     131,628      132,984     176,144
Property and equipment (Note 5)............................     471,586      477,830     507,536
Deferred state income taxes................................          --           --         386
Goodwill and other intangible assets (Note 6)..............      77,277       77,592      81,310
Other assets (Note 7)......................................     105,234      107,430     108,214
                                                               --------     --------    --------
     Total Assets..........................................    $785,725     $795,836    $873,590
                                                               ========     ========    ========
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Bank indebtedness........................................    $  4,457     $    590    $    538
  Current maturities of long-term debt (Note 8)............       7,223       12,099      12,706
  Accounts payable.........................................      18,298       23,172      22,211
  Accrued liabilities (Note 9).............................      95,494       82,736      85,374
  Income taxes payable.....................................       1,592        1,556       1,344
  Deferred state income taxes..............................          --           --         181
  Due to shareholder and affiliates........................       4,026        8,686       9,317
                                                               --------     --------    --------
     Total current liabilities.............................     131,090      128,839     131,671
Accrual for self-insured liabilities (Note 10).............      62,472       70,341      50,087
Long-term debt (Note 8)....................................     365,301      373,248     438,441
Deferred state income taxes................................         358           --          --
Other long-term liabilities (Note 11)......................      44,256       44,018      40,716
Due to shareholder and affiliates:
  Deferred federal income taxes............................      21,127       19,904      25,001
  Other....................................................       3,484        3,484       3,484
Minority interests.........................................          --           --          29
                                                               --------     --------    --------
     Total liabilities.....................................     628,088      639,834     689,429
                                                               --------     --------    --------
SHAREHOLDER'S EQUITY:
  Common stock, $1 par value, 1,000 shares authorized, 947
     shares issued and outstanding.........................           1            1           1
  Additional paid-in capital...............................     208,787      208,787     208,787
  Accumulated other comprehensive loss.....................      (2,389)      (2,367)     (1,703)
  Accumulated deficit......................................     (48,762)     (50,419)    (22,924)
                                                               --------     --------    --------
     Total Shareholder's Equity............................     157,637      156,002     184,161
                                                               --------     --------    --------
     Total Liabilities and Shareholder's Equity............    $785,725     $795,836    $873,590
                                                               ========     ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       EXTENDICARE HEALTH SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           THREE MONTHS ENDED
                                                MARCH 31,             YEAR ENDED DECEMBER 31,
                                           -------------------   ----------------------------------
                                             2002       2001       2001        2000         1999
                                           --------   --------   --------   ----------   ----------
                                               (UNAUDITED)
REVENUES:
  Nursing and assisted living centers
     (Note 12)...........................  $190,998   $186,556   $766,952   $  904,847   $  916,195
  Outpatient therapy and medical
     supplies............................     2,452      2,322      9,515        9,716       43,068
  Other..................................     4,791      4,554     17,640        8,506        8,322
                                           --------   --------   --------   ----------   ----------
                                            198,241    193,432    794,107      923,069      967,585
                                           --------   --------   --------   ----------   ----------
COSTS AND EXPENSES (INCOME):
  Operating..............................   166,604    170,064    684,814      825,172      844,391
  General and administrative.............     8,211      8,424     32,387       46,507       45,524
  Lease costs............................     3,034      3,817     14,575       15,731       16,631
  Depreciation and amortization..........     9,434     10,298     40,772       45,434       52,005
  Interest expense.......................     8,330     10,283     37,857       46,541       52,499
  Interest income........................      (342)      (433)    (2,297)      (1,386)      (1,232)
  Loss on impairment of long-lived assets
     (Note 4)............................        --         --      1,685       20,753       38,173
  Loss of disposal of assets and other
     items (Note 4)......................        --      1,409     24,246        6,663       42,774
                                           --------   --------   --------   ----------   ----------
                                            195,271    203,862    834,039    1,005,415    1,090,765
                                           --------   --------   --------   ----------   ----------
INCOME (LOSS) BEFORE INCOME TAXES........     2,970    (10,430)   (39,932)     (82,346)    (123,180)
  Income tax expense (benefit) (Note
     17).................................     1,313     (3,679)   (12,482)     (27,667)     (52,841)
                                           --------   --------   --------   ----------   ----------
LOSS BEFORE MINORITY INTERESTS AND
  EXTRAORDINARY ITEM.....................     1,657     (6,751)   (27,450)     (54,679)     (70,339)
  Minority interests.....................        --         --         --           --          224
                                           --------   --------   --------   ----------   ----------
LOSS BEFORE EXTRAORDINARY
  ITEM...................................     1,657     (6,751)   (27,450)     (54,679)     (70,115)
  Extraordinary loss on early retirement
     of debt (net of income taxes of $30,
     $257 and $240, respectively) (Note
     8)..................................        --         --        (45)        (442)        (342)
                                           --------   --------   --------   ----------   ----------
NET EARNINGS (LOSS)......................  $  1,657   $ (6,751)  $(27,495)  $  (55,121)  $  (70,457)
                                           ========   ========   ========   ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       EXTENDICARE HEALTH SERVICES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                    RETAINED
                                                                   ACCUMULATED      EARNINGS
                                    COMMON STOCK     ADDITIONAL       OTHER       (ACCUMULATED        TOTAL
                                   ---------------    PAID-IN     COMPREHENSIVE   SHAREHOLDER'S   SHAREHOLDER'S
                                   SHARES   AMOUNT    CAPITAL     INCOME (LOSS)     DEFICIT)         EQUITY
                                   ------   ------   ----------   -------------   -------------   -------------
BALANCES AT DECEMBER 31, 1998....   947       $1      $208,787       $   187        $102,654        $311,629
  Comprehensive income (loss):
     Unrealized loss on
       investments, net of income
       taxes.....................    --       --            --        (3,277)             --          (3,277)
     Net loss....................    --       --            --            --         (70,457)        (70,457)
                                    ---       --      --------       -------        --------        --------
  Total comprehensive income
     (loss)......................    --       --            --        (3,277)        (70,457)        (73,734)
                                    ---       --      --------       -------        --------        --------
BALANCES AT DECEMBER 31, 1999....   947        1       208,787        (3,090)         32,197         237,895
  Comprehensive income (loss):
     Unrealized gain on
       investments, net of income
       taxes.....................    --       --            --         1,387              --           1,387
     Net loss....................    --       --            --            --         (55,121)        (55,121)
                                    ---       --      --------       -------        --------        --------
  Total comprehensive income
     (loss)......................    --       --            --         1,387         (55,121)        (53,734)
                                    ---       --      --------       -------        --------        --------
BALANCES AT DECEMBER 31, 2000....   947        1       208,787        (1,703)        (22,924)        184,161
  Comprehensive income (loss):
     Unrealized gain on
       investments, net of income
       taxes.....................    --       --            --           441              --             441
     Unrealized loss on cash flow
       hedges, net of income
       taxes.....................    --       --            --        (1,105)             --          (1,105)
     Net loss....................    --       --            --            --         (27,495)        (27,495)
                                    ---       --      --------       -------        --------        --------
  Total comprehensive income
     (loss)......................    --       --            --          (664)        (27,495)        (28,159)
                                    ---       --      --------       -------        --------        --------
BALANCES AT DECEMBER 31, 2001....   947        1       208,787        (2,367)        (50,419)        156,002
  Comprehensive Income (loss)
     (unaudited):
     Unrealized loss on
       investments, net of income
       taxes (unaudited).........    --       --            --          (514)             --            (514)
     Unrealized gain on cash flow
       hedges, net of income
       taxes (unaudited).........    --       --            --           492              --             492
     Net earnings (unaudited)....    --       --            --            --           1,657           1,657
                                    ---       --      --------       -------        --------        --------
  Total comprehensive income
     (loss) (unaudited)..........    --       --            --           (22)          1,657           1,635
                                    ---       --      --------       -------        --------        --------
BALANCES AT MARCH 31, 2002
  (UNAUDITED)....................   947       $1      $208,787       $(2,389)       $(48,762)       $157,637
                                    ===       ==      ========       =======        ========        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       EXTENDICARE HEALTH SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                THREE MONTHS ENDED
                                                     MARCH 31,           YEAR ENDED DECEMBER 31,
                                                -------------------   ------------------------------
                                                  2002       2001       2001       2000       1999
                                                --------   --------   --------   --------   --------
                                                    (UNAUDITED)
OPERATING ACTIVITIES:
Net earnings (loss)...........................  $  1,657   $ (6,751)  $(27,495)  $(55,121)  $(70,457)
Adjustments to reconcile net earnings (loss)
  to net cash provided from operating
  activities..................................
  Depreciation and amortization...............     9,937     10,828     42,855     47,886     54,254
  Provision for self-insured liabilities......     1,313      1,875     29,177     46,248      4,329
  Payment for self-insured liability claims...    (9,181)      (700)    (8,924)      (490)        --
  Provision for punitive damages..............                              --      9,000         --
  Provision for uncollectible accounts
     receivable...............................     2,957      2,246      8,945     17,945     11,905
  (Recovery) reserve for settlements with
     third-party payors.......................        --         --         --    (11,981)    27,400
  Loss on disposal of assets and other
     items....................................        --      1,409     13,282      6,663     13,774
  Loss on impairment of long-lived assets.....        --         --      1,685     20,753     38,173
  Deferred income taxes.......................     1,106     (3,802)   (13,026)   (13,454)   (12,848)
  Extraordinary loss on early retirement of
     debt.....................................        --         --         45        442        342
  Minority interests..........................        --         --         --         --       (224)
  Changes in assets and liabilities:
     Accounts receivable......................      (927)    20,907     16,810     (2,362)     4,314
     Non-current accounts receivable..........        --         --        804     (9,702)        --
     Supplies, inventories and prepaid
       expenses...............................      (248)     1,837      2,530        458        111
     Debt service trust funds.................       (69)       (70)         1      1,863        100
     Accounts payable.........................    (9,545)    (9,754)       962     (9,986)    (4,446)
     Accrued liabilities......................    13,352      3,058    (13,843)   (16,368)   (33,263)
     Income taxes payable/receivable..........        36     (1,027)       212        169     (1,897)
     Current due to shareholder and
       affiliates.............................        --         --     21,907        879    (12,924)
                                                --------   --------   --------   --------   --------
     Cash provided from operating
       activities.............................    10,388     20,056     75,927     32,842     18,643
                                                --------   --------   --------   --------   --------
INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment................................     1,729          5      7,599      7,642     48,522
  Proceeds received from divestiture
     agreement................................        --         --         --     30,000         --
  Income taxes recovered (paid) on sale of
     operations...............................        --         --         --     29,000    (25,000)
  Payments for purchases of property and
     equipment................................    (3,130)    (2,929)   (16,348)   (14,169)   (25,330)
  Changes in other non-current assets.........     1,060        441     (1,307)    (1,945)     1,692
                                                --------   --------   --------   --------   --------
     Cash (used in) provided by investing
       activities.............................      (341)    (2,483)   (10,056)    50,528       (116)
                                                --------   --------   --------   --------   --------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt....    11,000         --         --      3,048     58,051
  Payments of long-term debt..................   (23,822)   (18,962)   (65,797)   (80,337)   (75,606)
  Other long-term liabilities.................       903       (804)      (742)    (1,435)    (4,959)
  Bank indebtedness...........................     3,868      2,014         51     (5,357)     5,895
  Distribution of minority interests'
     earnings.................................        --         --        (27)      (589)       (51)
                                                --------   --------   --------   --------   --------
     Cash used in financing activities........    (8,051)   (17,752)   (66,515)   (84,670)   (16,670)
                                                --------   --------   --------   --------   --------
(Decrease) increase in cash and cash
  equivalents.................................     1,996       (179)      (644)    (1,300)     1,857
Cash and cash equivalents, beginning of
  year........................................       997      1,641      1,641      2,941      1,084
                                                --------   --------   --------   --------   --------
Cash and cash equivalents, end of year........  $  2,993   $  1,462   $    997   $  1,641   $  2,941
                                                ========   ========   ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       EXTENDICARE HEALTH SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS

     Extendicare Health Services, Inc. and its subsidiaries (hereafter referred to as the "Company") operate nursing and assisted living facilities throughout the United States. The Company is an indirect wholly owned subsidiary of Extendicare Inc. ("Extendicare"), a Canadian publicly traded company.

     At December 31, 2001, the Company operated 157 nursing facilities with capacity for 16,490 beds and 41 assisted living facilities with 1,912 units. Through its nursing centers, the Company provides nursing, rehabilitative and other specialized medical services and, in the assisted living facilities, the Company provides varying levels of assistance with daily living activities to residents. The Company also provides consulting services to 35 facilities (3,269 beds).

     In addition at December 31, 2001, the Company owned 17 nursing facilities (1,862 beds), which were leased to and operated by three unrelated nursing home providers, and retained an interest in (but did not operate) 11 nursing facilities (1,435 beds) and 4 assisted living facilities (135 units) under a Divestiture Agreement (see note 4).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a) Principles of Consolidation

     The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management's most significant estimates include provision for bad debts, provision for Medicaid and Medicare revenue rate settlements, recoverability of long-lived assets, provision for general liability, facility closure accruals, workers compensation accruals and self-insured health and dental claims. Actual results could differ from those estimates.

     The consolidated financial statements include those of the Company and its subsidiaries and partnerships in which the Company has a controlling interest. All significant intercompany accounts and transactions with subsidiaries have been eliminated from the consolidated financial statements.

  b) Interim Financial Information (unaudited)

     The accompanying consolidated financial statements as of March 31, 2002 and for the quarters ended March 31, 2002 and 2001 are unaudited and have been prepared in accordance with the instructions to Rule 10-01 of Regulation S-X and do not include all of the information and the footnotes required by generally accepted accounting principles for complete statements. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included.

     Certain reclassifications have been made to the consolidated financial statements for the first quarter of 2001 to conform to the presentation for 2002.

  c) Cash Equivalents

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                       EXTENDICARE HEALTH SERVICES, INC.

  d) Accounts Receivable

     Accounts receivable are recorded at the net realizable value expected to be received from federal and state assistance programs, other third-party payors or from individual patients. Receivables from government agencies represent the only concentrated group of credit risk for the Company.

     Management does not believe there are any credit risks associated with these government agencies other than possible funding delays. Accounts receivable other than from government agencies consist of receivables from various payors that are subject to differing economic conditions and do not represent any concentrated credit risks to the Company. Furthermore, management continually monitors and adjusts its allowances associated with these receivables.

  e) Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization. Provisions for depreciation and amortization are computed using the straight-line method at rates based upon the following estimated useful lives:

Land improvements........................  10 to 25 years
Buildings................................  30 to 40 years
Building improvements....................  5 to 30 years
Furniture and equipment..................  Varying periods not exceeding 15 years
Leasehold improvements...................  The shorter of the term of the applicable leases or the useful life of the
                                           improvement

     Leased nursing home assets held under Option Agreements are stated at cost less accumulated depreciation. Provisions for depreciation are computed as outlined above.

     Maintenance and repairs are charged to expense as incurred. When property or equipment is retired or disposed, the cost and related accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss is included in the results of operations. Approximately $1,118,000, $395,000 and $782,000 of costs included in furniture and equipment associated with developing or obtaining internal-use software were capitalized during the years ended December 31, 2001, 2000 and 1999, respectively, and are being amortized over three years.

  f) Leases

     Leases that substantially transfer all of the benefits and risks of ownership of property to the Company, or otherwise meet the criteria for capitalizing a lease under generally accepted accounting principles, are accounted for as capital leases. An asset is recorded at the time a capital lease is entered into together with its related long-term obligation to reflect its purchase and financing. Property and equipment recorded under capital leases are depreciated on the same basis as previously described. Rental payments under operating leases are expensed as incurred.

  g) Goodwill and Other Intangible Assets

     Goodwill represents the cost of acquired net assets in excess of their fair market values. Amortization of goodwill and other intangible assets is computed using the straight-line method over a period of no more than forty years in connection with the acquisitions of long-term care facilities. Other intangible assets, consisting of the costs of acquiring leasehold rights are deferred and amortized over the term of the lease including renewal options. Refer to note 3 for the new accounting policy effective January 1, 2002.

                       EXTENDICARE HEALTH SERVICES, INC.

  h) Impairment of Long-Lived Assets

     The Company periodically assesses the recoverability of long-lived assets, including property and equipment, goodwill and other intangibles, when there are indications of potential impairment based on estimates of undiscounted future cash flows. The amount of any impairment is calculated by comparing the estimated fair market value, with the carrying value of the related asset. Management considers such factors as current results, trends and future prospects, current market value, and other economic and regulatory factors, in performing these analyses.

  i) Other Assets

     Assets held under Divestiture Agreement are stated at cost less accumulated depreciation. Provisions for depreciation are computed as outlined above in note 2(d). Direct loan origination costs are deferred and amortized over the life of the related debt using the effective interest method.

  j) Investments

     Debt service trust funds and other investment holdings, which are comprised of fixed interest securities, equity securities, and liquid money market investments, are considered to be available-for-sale and accordingly, are reported at fair value. Fair values are based on quoted market prices. Unrealized gains and losses, net of related tax effects, are reported within Accumulated Other Comprehensive Income (AOCI) as a separate component of shareholder's equity. A decline in the market value of any security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security. The cost basis of the debt service trust funds approximates fair value. Realized gains and losses for securities classified as available-for-sale are included in the results of operations and are derived using the specific identification method for determining the cost of securities sold. Interest income is recognized when earned.

  k) Revenue Recognition

     Nursing facility revenue results from the payment for services and products from federal and state-funded cost reimbursement programs as well as private pay residents. Revenues are recorded in the period in which services and products are provided at established rates less contractual adjustments. Contractual adjustments include differences between the Company's established billing rates and amounts estimated by management as reimbursable under various reimbursement formulas or contracts in effect. Estimation differences between final settlements and amounts recorded in previous years are reported as adjustments to revenues in the period such settlements are determined. Refer also to note 12.

     Assisted living facility revenue is primarily derived from private pay residents in the period in which the services are provided and at rates established by the Company based upon the services provided and market conditions in the area of operation.

  l) Derivative Instruments and Hedging Activities

     In June 1998 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities." In June 2000 the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133." SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. The Company adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001. In accordance with the transition provisions of SFAS 133, the Company recorded a net-of-tax cumulative-effect-type

                       EXTENDICARE HEALTH SERVICES, INC.

adjustment of $195,000 in AOCI to recognize at fair value all derivatives that are designated as cash-flow hedging instruments.

     All derivatives are recognized on the balance sheet at their fair value. On the date the derivative contract is entered into, the Company designates the derivative as either a hedge of the fair value of a recognized asset or liability ("fair value hedge") or a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow hedge"). The Company assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedge items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues the hedge accounting prospectively.

     Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability of the hedged item that is attributable to the hedged risk are recorded in earnings. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income, until earnings are affected by the variability in cash flows of the designated hedged item.

     The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires or is sold, terminated, or exercised, or because management determines that designation of the derivative as a hedging instrument is no longer appropriate. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the Company continues to carry the derivative on the balance sheet at its fair value, and no longer adjusts the hedged asset or liability for changes in fair value. In all other situations in which hedge accounting is discontinued, the Company continues to carry the derivative at its fair value on the balance sheet, and recognizes any changes in its fair value in earnings.

     For years before 2001, prior to the adoption of SFAS No. 133, the Company entered into interest rate swap agreements to reduce its exposure to market risks from changing interest rates. For interest rate swaps, the differential to be paid or received is accrued and recognized in interest expense and may change as market interest rates change. If a swap was terminated prior to its maturity, the gain or loss is recognized over the remaining original life of the swap if the item hedged remains outstanding, or immediately, if the item hedged does not remain outstanding.

  m) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  n) Reclassifications

     Certain reclassifications have been made to the 2000 and 1999 consolidated financial statements to conform to the presentation for 2001.

                       EXTENDICARE HEALTH SERVICES, INC.

3. NEW ACCOUNTING PRONOUNCEMENTS

     In July 2001, the FASB issued SFAS No. 141, "Business Combinations" (SFAS No. 141), and SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS No.
142). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121 and subsequently, SFAS No. 144 after its adoption.

     The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 is effective January 1, 2002. Goodwill and intangible assets determined to have an indefinite useful life acquired in a purchase business combination completed after June 30, 2001, but before SFAS No. 142 is adopted in full, are not amortized. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001, continued to be amortized and be tested for impairment prior to the full adoption of SFAS No. 142.

     Upon adoption of SFAS No. 142, the Company is required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS No. 141 for recognition separate from goodwill. The Company will be required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments by the end of the first interim period after adoption. If an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of SFAS No. 142 within the first interim period. Impairment is measured as the excess of carrying value over the fair value of intangible asset with an indefinite life. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period. Based on current market conditions, which could change in the future, management currently expects that these impairment tests will not have a material impact on the Company's consolidated financial position or results from operations.

     As of January 1, 2002 the Company has unamortized goodwill in the amount of $72.1 million and unamortized identifiable intangible assets in the amount of $5.5 million, all of which will be subject to the transition provisions of SFAS No. 142. Amortization expense related to goodwill was $2.4 million, and $2.1 million for the years ended December 31, 2001, and 2000, respectively.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company is required to adopt SFAS No. 144 on January 1, 2002.

                       EXTENDICARE HEALTH SERVICES, INC.

3A. SFAS NO. 142 UPDATE (UNAUDITED)

     Amortization expense related to goodwill was $0 and $612,000 for the three months ended March 31, 2002 and 2001, respectively. The Company has reviewed goodwill for impairment under SFAS No. 142, and these tests indicate that no impairment currently exists but no assurance can be given that impairment will not exist in the future.

     The following table shows what net income would have been had SFAS No. 142 been applied in the comparable prior year period:

                                                              FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                                2002        2001
                                                              --------    ---------
                                                                   (UNAUDITED)
                                                                 (IN THOUSANDS)
Net income (loss) as reported...............................   $1,657      $(6,751)
Add back: goodwill amortization.............................       --          612
                                                               ------      -------
Adjusted net income (loss)..................................   $1,657      $(6,139)
                                                               ======      =======

4. IMPAIRMENT OF LONG-LIVED ASSETS AND LOSS ON DISPOSAL OF ASSETS

     In response to the implementation of Medicare Prospective Payment System
(PPS), increased litigation and insurance costs in certain states, and increased operational costs resulting from changes in legislation and regulatory scrutiny, over the past several years the Company has focused on the divestiture of under-performing nursing and assisted living facilities and the divestiture of non-core health care assets.

     The following summarizes the components of the loss from asset impairment, disposals and other items.

                                                        2001
                                           -------------------------------
                                           PROCEEDS
                                            NET OF                             2000       1999
                                           SELLING     NET BOOK               -------    -------
                                            COSTS       VALUE       LOSS       LOSS       LOSS
                                           --------    --------    -------    -------    -------
                                                              (IN THOUSANDS)
Loss from dispositions:
  Nursing and assisted living
     facilities..........................  $11,296     $11,296     $    --    $ 3,134    $38,279
                                           =======     =======
  Provision for closure and loss on disposals of facilities....     12,996      3,274      4,495
  Provision for adverse development of general and professional
     liability costs...........................................     10,964         --         --
  Other........................................................        286        255         --
                                                                   -------    -------    -------
  Loss on disposal of assets and other items...................     24,246      6,663     42,774
                                                                   -------    -------    -------
  Loss on impairment of long-lived assets......................      1,685     20,753     38,173
                                                                   -------    -------    -------
  Total Loss...................................................    $25,931    $27,416    $80,947
                                                                   =======    =======    =======

     The following reconciles the loss from asset impairment, disposals and other items to that reported in the cash flow statements. The provision for general and professional liability costs is removed as it is already reflected in the line item provision for self-insured liabilities as an item not involving cash.

                       EXTENDICARE HEALTH SERVICES, INC.

                                                                2001       2000        1999
                                                              --------    -------    --------
                                                                      (IN THOUSANDS)
Reconciliation of loss to cash flow statements:
  Loss from asset impairment, disposals and other items.....  $ 25,931    $27,416    $ 80,947
  Provision for general and professional liability costs....   (10,964)        --          --
  Current taxes related to dispositions.....................        --         --     (29,000)
                                                              --------    -------    --------
  Loss on disposal and impairment per cash flow statement...  $ 14,967    $27,416    $ 51,947
                                                              ========    =======    ========
  Loss on disposal..........................................  $ 13,282    $ 6,663    $ 13,774
  Loss on impairment........................................     1,685     20,753      38,173
                                                              --------    -------    --------
  Total per cash flow statement.............................  $ 14,967    $27,416    $ 51,947
                                                              ========    =======    ========

                                                               2001       2000      1999
                                                              -------    ------    -------
                                                                     (IN THOUSANDS)
Reconciliation of cash proceeds from dispositions:
  Proceeds, net of selling costs............................  $11,296    $8,517    $56,222
  Cash held in escrow.......................................       --        --     (3,700)
  Notes receivable..........................................   (1,793)     (875)    (4,000)
  Preferred shares..........................................   (1,904)       --         --
                                                              -------    ------    -------
  Proceeds from sale of assets in cash flow.................  $ 7,599    $7,642    $48,522
                                                              =======    ======    =======

  Impairment of Long-Lived Assets

     The Company records impairment losses recognized for long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted future cash flows do not appear to be sufficient to recover the assets' carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. In addition, once management has committed the organization to a plan for disposal, assets held for disposal are adjusted to the lower of the assets' carrying value and the fair value less costs to sell. Accordingly, management has estimated the future cash flows of each facility and reduced the carrying value to the estimated fair value, where appropriate.

     In September 2001 the Company made a formal decision to divest of its nursing facilities (but not assisted living facilities) in Texas and completed a transaction through which the Company ceased operating these facilities. This transaction resulted in the Company leasing all four owned facilities and subleasing the remaining 13 nursing facilities to a third party operator. As a result of the transaction, the Company recorded a provision of $1.7 million for impairment of these remaining Texas properties of which all related to leasehold rights and leasehold improvements on the facilities. Refer to discussion in "Loss on Disposal of Assets and Other Items".

     In December 2000 the Company made a formal decision to divest of all remaining operations in Florida and completed two transactions through which the Company leased all of its remaining operations. Both transactions resulted in providing two operators with a first right to purchase the properties within the lease term. The Company recorded a provision of $15.9 million for impairment of these remaining Florida properties which included a provision of $1.1 million for costs related to the termination of its Florida operational staff. In addition, in December 2000, the Company determined that a $4.8 million adjustment was required for non-Florida properties, resulting in a total impairment provision for 2000 (including Florida) of $20.7 million applicable to goodwill, property and equipment, of which $2.0 million related to goodwill.

                       EXTENDICARE HEALTH SERVICES, INC.

     In the fourth quarter of 1999, management recorded an aggregate provision for impairment of goodwill, property and equipment of $38.2 million, of which $25.5 million related to goodwill. Of this provision, all but $3.9 million related to facilities or assets located in Florida.

  Loss on Disposal of Assets and Other Items

     A loss of $24.2 million was recorded in 2001 for the disposition or closure of facilities and settlements of previously sold operations as discussed below. In September 2001, the Company transferred all nursing facilities in Texas to Senior Health Properties-Texas, Inc. ("Senior Health-Texas") resulting in a pre-tax loss of $1.8 million. In addition, the Company recorded provisions totaling $2.0 million relating to the closure and/or sale of three nursing properties. The Company made additional provisions of $20.2 million relating to previously sold operations, of which $19.0 million relates to the nursing facilities in Florida. Based on an actuarial review of resident care liability costs, the Company has recorded an $11.0 million provision related to Florida claims for years prior to 2001.

     In September 2001, the Company transferred the operations of all its Texas nursing facilities to Senior Health-Texas. The transaction involved 17 skilled nursing facilities, with a capacity of 1,421 residents, of which 13 facilities are subleased and the remainder leased on a five-year term from the Company. Senior Health-Texas will operate the subleased facilities for their remaining lease terms, one of which expired in October 2001, and the remainder expiring through February 2012. In November 2001, the landlord of the subleased nursing facility for which the lease term expired in October 2001 assumed operational responsibility for the facility and the Company is currently providing consulting services to the landlord. The annual rental income from Senior Health-Texas is approximately $3.8 million per annum, or $1.8 million in excess of the Company's current annual lease costs, and will escalate in alignment to the existing lease and in alignment with Medicaid rate increases for the owned facilities. Senior Health-Texas has the right to first refusal on the purchase of the four owned facilities.

     In April 2001, the Company completed the sale of two leased nursing properties in Florida, with capacity for 240 residents, for gross proceeds of $11.4 million. The buyer was Tandem Health Care, Inc. ("Tandem") which had operated the facilities under a lease agreement with a purchase option. Proceeds consisted of cash of $7.0 million, a $2.5 million interest-bearing five-year note and $1.9 million in cumulative dividend preferred shares, mandatorily redeemable after five years. The Company's carrying value of the two facilities was $9.2 million. Tandem continues to operate seven nursing facilities under a lease agreement with the Company, with an option to purchase these facilities at any time during the lease term. The gain on sale of $2.1 million has been deferred in accordance with FASB Statement No. 66, "Accounting for Sale of Real Estate," when a significant portion of the proceeds has not been received and the ultimate determination of the gain is dependent on Tandem exercising all remaining options. The Company applied $4.0 million of the net cash proceeds to further reduce its term bank debt.

     In 2000, the Company was successful in the disposition or lease of all of its operations in Florida consisting of 32 facilities (3,427 beds) through a series of transactions, two of which involved lease agreements with operators who have an option to purchase the properties, and one in which the Company retains an interest in the properties through the contingent consideration terms of the agreement. In addition, the Company sold two formerly closed facilities. In aggregate these five transactions, along with other asset sales, resulted in cash proceeds of $37.7 million, of which $33.1 million was applied to reduce debt. The sale or lease of Florida facilities, associated costs in exiting Florida, and the loss from the disposition of the two formerly closed facilities resulted in a pre-tax loss of $4.0 million. In addition, the Company provided $1.7 million for the closure of two nursing and one assisted living facilities and $1.0 million for the disposition of other non-core assets. Total losses for 2000 resulting from the disposal of assets and other items totaled $6.7 million.

                       EXTENDICARE HEALTH SERVICES, INC.

     In December 2000, the Company leased nine Florida nursing facilities (1,033 beds) to Tandem for an 18-month term. In April 2001, Tandem exercised its right to acquire two of the facilities. Tandem has options to purchase the remaining facilities at any time during the term of the leases for up to $37.0 million, less related costs and other credits that may exist at the time the option is exercised. In 2002, if Tandem holds the remaining leases to term, the Company will receive rental fees of $3.5 million and incur associated costs in respect of the leases of approximately $2.0 million. Refer to note 13.

     In December 2000, the Company leased six nursing facilities (585 beds) to Senior Health Properties-South, Inc. ("Senior Health-South") for a 60-month term. Under the terms of the transaction, Senior Health-South has an option to purchase the properties for $10.7 million. The Company will earn rental income based upon the net operating cash flow of the properties, which cannot exceed on average $2.0 million per annum and has entered into a specific services consulting agreement over the term of the lease with Senior Health-South. Under the terms of transaction, the Company has retained a commitment to fund any cash flow deficiencies for one of the six properties, which the Company anticipates would not exceed $300,000 per annum. All operations and assets, other than the land, building and equipment, were transferred to the lessees at the commencement of the leases at no cost to the lessees. Refer to note 13.

     In December 2000, the Company sold one Florida nursing facility (120 beds) for $3.8 million. Consideration was comprised of notes totaling $1.2 million (before prepayment discounts) and $2.6 million in cash, of which $932,000 is held in escrow for settlement for potential claims. The two promissory notes contain certain prepayment discounts totaling $324,000, which the Company has assumed will be exercised and therefore the sale resulted in a pre-tax loss of $2.5 million. The Company applied the net proceeds from this transaction of $1.6 million to reduce debt. In December 2001, the Company sold the two promissory notes for $825,000 in cash, which was held in escrow until January 2002.

     In September 2000, the Company disposed of eleven Florida nursing facilities (1,435 beds) and four Florida assisted living facilities (135 units) to Greystone Tribeca Acquisition L.L.C. ("Greystone") for initial cash proceeds of $30.0 million and contingent consideration in the form of a series of interest bearing notes, which have an aggregate potential value of up to $30.0 million plus interest. The notes have a maximum term of three and one half years and may be retired at any time out of the proceeds from the sale or refinancing of the facilities by Greystone. During the term of the notes, the Company retains the right of first refusal and an option to repurchase the facilities in March 2004, which if not accepted, will trigger repayment of the balance of the notes. The option to repurchase, along with the significant portion of the sales price being contingent, results in the disposition being accounted for as a deferred sale in accordance with Statement of Financial Accounting Standards No. 66 (SFAS 66). There was no gain or loss recorded on the initial transaction, and the Company will continue to depreciate the fixed assets on its records, which as of December 31, 2001 had a net book value of $38.8 million and have been classified under "Other Assets" as "Assets held under Divestiture Agreement". The initial cash proceeds have been classified within "Other Long-term Liabilities" in the balance sheet as "Deposits held under Divestiture Agreement". Additional payments received, including interest, will increase the deposits net of carrying costs paid. The Company applied the net after tax proceeds from this transaction of $27.5 million to reduce debt.

     In July 2000, the Company sold one Florida nursing facility (119 beds) for $2.8 million. The sale resulted in a pre-tax gain of $940,000. The Company applied the net after tax proceeds from this transaction of $2.0 million to reduce debt.

     In May and June, 2000 the Company sold two previously closed nursing facilities for $2.0 million and $700,000 respectively resulting in pre-tax losses of $453,000 and $1.1 million, respectively. In June and October 2000, leases at two of the Company's nursing homes in Oregon (135 operational beds) expired and were not renewed. Certain equipment assets of these Oregon homes were sold for $168,000. In February 2000, the Company sold seven outpatient therapy facilities resulting in a pre-tax loss of $71,000.

                       EXTENDICARE HEALTH SERVICES, INC.

     In 1999, the Company sold nine nursing facilities, six of which were in Florida, and its home health operation for $62.3 million resulting in a pre-tax loss of $37.0 million and made a number of provisions for the closure of nursing facilities, additional costs related to the sale of non-core assets, and severance of non-essential personnel to result in an overall pre-tax loss of $42.8 million. The Company applied the net after-tax proceeds from these dispositions to reduce debt by approximately $44.8 million. Of the facilities sold in 1999, six were through the sale of a subsidiary in the fourth quarter, which resulted in a pre-tax loss of $35.9 million and a current tax benefit of $29.0 million relating to the recovery of prior year's taxes. In two separate transactions, the Company sold three nursing facilities resulting in a pre-tax gain of $479,000. The Company also sold its home health operation in the fourth quarter, which resulted in a loss of $1.6 million. In addition, the Company made a provision of $3.2 million for the closure of two nursing facilities and two other nursing facilities for which notice had been given not to renew the leases upon their maturities in June 2000 and September 2000. For these latter two facilities, the Company concluded operations as planned in 2000. A further provision of $2.6 million was made in 1999 for additional reserves related to the sale of non-core assets and severance of non-essential personnel.

5. PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation and amortization as of December 31 is as follows:

                                                                2001        2000
                                                              --------    --------
                                                                 (IN THOUSANDS)
Land and land improvements..................................  $ 44,788    $ 48,828
Buildings and improvements..................................   551,871     555,073
Furniture and equipment.....................................    78,226      88,315
Leasehold improvements......................................    12,229      18,280
Construction in progress....................................     1,335       5,506
                                                              --------    --------
Property and equipment before accumulated depreciation and
  amortization..............................................   688,449     716,002
Less accumulated depreciation and amortization..............   210,619     208,466
                                                              --------    --------
Total property and equipment................................  $477,830    $507,536
                                                              ========    ========

6. GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill and other intangible assets consisted of the following at December 31:

                                                               2001       2000
                                                              -------    -------
                                                                (IN THOUSANDS)
Goodwill....................................................  $83,353    $83,353
Leasehold rights............................................   11,709     12,347
                                                              -------    -------
Total goodwill and intangible assets before accumulated
  amortization..............................................   95,062     95,700
Less accumulated amortization...............................   17,470     14,390
                                                              -------    -------
Goodwill, net...............................................  $77,592    $81,310
                                                              =======    =======

                       EXTENDICARE HEALTH SERVICES, INC.

7. OTHER ASSETS

     Other assets consisted of the following at December 31:

                                                                2001        2000
                                                              --------    --------
                                                                 (IN THOUSANDS)
Assets held under Divestiture Agreement (see note 4)........  $ 38,812    $ 41,564
Non-current accounts receivable from Medicare and Medicaid
  programs, less allowance of $15,419 in 2001 and 2000 (see
  Note 12)..................................................    36,410      37,215
Deferred financing costs, net...............................     8,314       9,740
Notes receivable............................................     6,926       4,875
Indemnification escrow......................................     3,700       3,700
Common shares held for investment...........................     3,110       2,704
Warrants held for investment................................     2,820       2,490
Preferred shares held for investment........................     1,904          --
Security deposits...........................................     1,590       1,552
Debt service and capital expenditure trust funds............       943         902
Other.......................................................     2,901       3,472
                                                              --------    --------
                                                              $107,430    $108,214
                                                              ========    ========
Assets held under divestiture agreement:
  Land......................................................  $  3,083    $  3,083
  Building..................................................    55,527      55,519
  Furniture and equipment...................................     9,835      11,468
                                                              --------    --------
Assets held under divestiture agreement before accumulated
  depreciation and amortization.............................    68,445      70,070
                                                              --------    --------
Accumulated depreciation and amortization...................    29,633      28,506
                                                              --------    --------
Total assets held under divestiture agreement...............  $ 38,812    $ 41,564
                                                              ========    ========

     As of December 2001, the Company is pursuing settlement of a number of outstanding Medicaid and Medicare receivables, with the long-term portion included in other assets. For two specific issues totaling $22.1 million, agreement has been reached with the Fiscal Intermediary ("FI"), that should resolution not be made in early 2002, the matters will be reviewed through a mediator between the FI and the Company prior to either party proceeding to the Provider Reimbursement Review Board ("PRRB"). The two issues involve the allocation of overhead costs and a staffing cost issue.

     Accumulated amortization of deferred financing costs as of December 31, 2001 and 2000 was $8.8 million and $6.7 million, respectively.

                       EXTENDICARE HEALTH SERVICES, INC.

8. LINE OF CREDIT AND LONG-TERM DEBT

     Long-term debt consisted of the following at December 31:

                                                                2001        2000
                                                              --------    --------
                                                                 (IN THOUSANDS)
Tranche A Term Loan.........................................  $ 12,681    $ 20,272
Tranche B Term Loan.........................................    60,730      63,494
Senior Subordinated Notes...................................   200,000     200,000
Revolving Credit Facility at variable interest rates........    63,000     115,000
Industrial Development Bonds, variable interest rates
  ranging from 1.70% to 6.25%, maturing through 2014,
  secured by certain facilities.............................    37,467      39,300
Promissory notes payable, interest rates ranging from 3.0%
  to 10.0%, maturing through 2008...........................     4,950       6,356
Mortgages, interest rates ranging from 7.25% to 13.61%
  maturing through 2010.....................................     6,458       6,651
Other, primarily capital lease obligations..................        61          74
                                                              --------    --------
Long-term debt before current maturities....................   385,347     451,147
Less current maturities.....................................    12,099      12,706
                                                              --------    --------
Total long-term debt........................................  $373,248    $438,441
                                                              ========    ========

     The Company entered into a syndicated bank credit agreement (the "Credit Facility") dated November 26, 1997, which provided the Company with senior secured credit facilities of up to $600 million. The Credit Facility consisted of three term loans, each in the amount of $200 million, as follows: a six-year revolving credit facility (the "Revolving Credit Facility"); a six-year term loan (the "Tranche A Term Loan"); and a seven-year term loan (the "Tranche B Term Loan"). Borrowings under the Credit Facility are secured by the outstanding common shares and various assets of the Company and each of its existing and future domestic subsidiaries. As a result of the decline in financial results, amendments to the Company's Credit Facility in the second quarter of 1999 included revisions to the financial covenants, increased interest rates and asset securitization. The Credit Facility was further amended in the first quarter of 2000 for the 1999 general provision for Medicare settlements and non-cash provisions for general and professional liability costs.

     On December 2, 1997, the Company issued $200 million of 9.35% Senior Subordinated Notes due 2007 (the "Subordinated Notes"). The Subordinated Notes are unsecured senior subordinated obligations of the Company subordinated in right of payment to all existing and future senior indebtedness of the Company, which includes all borrowings under the Credit Facility as well as all indebtedness not refinanced by the Credit Facility. At December 31, 2001, Extendicare Inc. and/or one of its wholly owned subsidiaries held $27.9 million of the Senior Subordinated Notes.

     The Revolving Credit Facility matures on December 31, 2003, at which time all outstanding borrowings are due. As part of the amendments to the Credit Facility, the Company waived its right to $25 million of the Revolving Credit Facility. The unused portion of the Revolving Credit Facility at December 31, 2001, was $74.3 million (net of letters of credit of $37.7 million and the $25.0 million unavailable portion), which is available for working capital and general corporate purposes. The Tranche A Term Loan matures on December 31, 2003 with annual repayments of $6.6 million in 2002 and $6.1 million in 2003, payable in quarterly installments. The Tranche B Term Loan matures on December 31, 2004 with annual repayments, payable in quarterly installments, of $1.0 million in 2002 and $.6 million in 2003 with the balance of $59.1 million due in 2004.

                       EXTENDICARE HEALTH SERVICES, INC.

     The Company incurred charges to earnings in 2001 and 2000 from the write-off of unamortized debt issuance costs incurred in connection with the reduction of Tranche A and Tranche B borrowings resulting from the recovery of prior year taxes, and the sale of nursing facilities. Similarly, in 1999 the Company incurred the write-off of unamortized debt issuance costs resulting from proceeds of the sale of the home health operations and nine nursing facilities. The extraordinary loss realized after income taxes totaled $45,000, $442,000 and $342,000 in 2001, 2000 and 1999, respectively.

     The Revolving Credit Facility, the Tranche A Term Loan and the Tranche B Term Loan bear interest at the Company's option at rates equal to the prime rate or LIBOR, plus applicable margins, depending upon the Company's leverage ratios. Applicable margins at December 31, 2001 under the Revolving Credit Facility and Tranche A Term Loan were 1.50% for prime rate loans and 2.25% for LIBOR based borrowings. The applicable margin at December 31, 2001 under the Tranche B Term Loan was 2.25% for prime rate borrowings and 3.00% for LIBOR based borrowings. The average interest rates outstanding for the Revolving Credit Facility, Tranche A Term Loan and Tranche B Term Loan at December 31, 2001 were 4.41%, 5.16%, and 4.19%, respectively. The weighted average interest rates were 7.03% and 9.17% for amounts outstanding on the Revolving Credit Facility during 2001 and 2000, respectively. The average interest rate at December 31, 2001 and 2000 for all outstanding debt was 6.92% and 8.67%, respectively. The Company pays a commitment fee on the unused portion of the Credit Facility at an annual rate of 0.50%.

     The Company is party to two interest rate swap agreements to reduce the impact of changes in interest rates on certain of its floating rate long-term debt with two banks. The swaps effectively change the interest rates on $75 million of LIBOR-based borrowings under the Credit Facility to fixed rates ranging from 5.53% to 5.74% (average of 5.67%), plus the applicable margins. One swap agreement, with notional amount of $50 million matures on February 27, 2002 and the remaining agreement matures on February 27, 2003. The Company may be exposed to credit loss in the event of non-performance by the banks under the swap agreements but does not anticipate such non-performance.

     The Credit Facility contains a number of covenants, such as: restrictions on the payment of dividends by the Company; redemption of the Company's common stock and change of control, as defined, of the Company; as well as financial covenants, including fixed charge coverage, debt leverage, and net worth ratios. The Company is required to make mandatory prepayments of principal upon the occurrence of certain events, such as certain asset sales and certain issuances of securities. The Company is permitted to make voluntary prepayments at any time. Such prepayments may, under certain conditions, reduce the amounts available to be borrowed under the Credit Facility.

     The Company is in compliance with the financial covenants of its credit facility as of December 31, 2001. The financial covenants under this credit facility continue to become more stringent over the term of the facility. While management has a strategy to remain in compliance, there can be no assurance that the Company will meet future covenant requirements. The Company's available bank lines can be affected by its ability to remain in compliance, or if not, would depend upon management's ability to amend the covenants, or refinance the debt.

                       EXTENDICARE HEALTH SERVICES, INC.

     The Revolving Credit Facility matures on December 31, 2003, at which time all outstanding borrowings are due. The Tranche A Term Loan matures on December 31, 2003 and the Tranche B Term Loan matures on December 31, 2004, and are payable in quarterly installments as follows:

                                                              TRANCHE A    TRANCHE B
                                                              ---------    ---------
                                                                  (IN THOUSANDS)
2002........................................................   $ 6,576      $   983
2003........................................................     6,105          629
2004........................................................        --       59,118
                                                               -------      -------
                                                               $12,681      $60,730
                                                               =======      =======

     The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company subordinated in right of payment to all existing and future senior indebtedness of the Company, which includes all borrowings under the Credit Facility as well as all indebtedness not refinanced by the Credit Facility. The Senior Subordinated Notes mature on December 15, 2007. Interest on the Senior Subordinated Notes is payable semi-annually.

     Principal payments on long-term debt due within the next five years and thereafter are as follows (dollars in thousands):

2002........................................................  $ 12,099
2003........................................................    70,597
2004........................................................    60,031
2005........................................................       920
2006........................................................       880
After 2006..................................................   240,820
                                                              --------
                                                              $385,347
                                                              ========

     Interest paid in 2001, 2000 and 1999 was $35.5 million, $47.2 million and $49.5 million, respectively.

9. ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at December 31:

                                                               2001       2000
                                                              -------    -------
                                                                (IN THOUSANDS)
Salaries and wages, fringe benefits and payroll taxes.......  $34,791    $35,635
Workers' compensation and other claims......................   10,677     15,908
Medicaid reserves...........................................    8,046      7,935
Real estate, utilities and other taxes......................    6,070      7,741
Interest....................................................    2,700      2,773
Reserves for divested operations and facility closures......    8,002      3,514
Other.......................................................   12,450     11,868
                                                              -------    -------
                                                              $82,736    $85,374
                                                              =======    =======

10. ACCRUAL FOR SELF-INSURED LIABILITIES

     The Company insures certain risks with affiliated insurance subsidiaries of Extendicare, and certain third-party insurers. The insurance policies cover comprehensive general and professional liability, property coverage, workers' compensation and employer's liability insurance in amounts and with such coverage and

                       EXTENDICARE HEALTH SERVICES, INC.

deductibles as the Company deems appropriate, based on the nature and risks of its business, historical experiences and industry standards. The Company also self-insures for health and dental claims, in certain states for workers' compensation and employer's liability and from January 2000, for general and professional liability claims. Self-insured liabilities with respect to general and professional liability claims are included within the Accrual for Self-Insured Liabilities. The Company's accrual for self-insured health and dental claims, and workers' compensation are included within note 9.

     Management regularly evaluates the appropriateness of the carrying value of the self-insured liability through an independent actuarial review. Of the risks for which the Company self-insures, general and professional liability claims are the most volatile and significant. Management's estimate of the accrual for general and professional liability costs is significantly influenced by assumptions, which are limited by the uncertainty of predictions concerning future events, and assessments regarding expectations of several factors. Such factors include, but are not limited to: the frequency and severity of claims, which can differ materially by jurisdiction in which the Company operates; coverage limits of third-party reinsurance; the effectiveness of the claims management process; and uncertainty regarding the outcome of litigation.

     In 2000, the Company experienced adverse claims development resulting in an increase in the accrual for self-insured liabilities. Consequently, as of January 1, 2000 the Company's per claim retained risk increased significantly for general and professional liability coverage mainly due to the level of risks associated with Florida and Texas operations. In 2001, the Company no longer operated nursing and assisted living facilities in Florida and as of October 1, 2001 ceased nursing operations in Texas, thereby reducing the level of exposure to future potential litigation in these litigious states. However, as a result of an increase in the frequency and severity of claims the Company recorded an additional $11.0 million provision (refer to note 4) to increase its accrual for resident care liability in the third quarter of 2001. This additional accrual was based upon an independent actuarial review and was largely attributable to potential claims for incidents in Florida and Texas prior to the Company's cessation of operations in those states. Changes in the Company's level of retained risk, and other significant assumptions that underlie management's estimates of self-insured liabilities, could have a material effect on the future carrying value of the self-insured liabilities as well as the Company's operating results and liquidity.

11. OTHER LONG-TERM LIABILITIES

     Other long-term liabilities consisted of the following at December 31:

                                                               2001       2000
                                                              -------    -------
                                                                (IN THOUSANDS)
Deposits held under Divestiture Agreement (see note 4)......  $30,000    $30,000
Deferred compensation.......................................    5,487      5,686
Indemnification escrow relating to sold facilities..........    3,700      3,700
Other.......................................................    4,831      1,330
                                                              -------    -------
Total other long-term liabilities...........................  $44,018    $40,716
                                                              =======    =======

     As noted in note 4, the Company disposed of eleven Florida nursing facilities (1,435 beds) and four Florida assisted living facilities (135 units) to Greystone for initial cash proceeds of $30.0 million and contingent consideration in the form of a series of interest bearing notes which have an aggregate potential value of up to $30.0 million plus interest. The disposition is being accounted for as a deferred sale in accordance with SFAS 66 and therefore, the initial cash proceeds have been classified as "Deposits held under the Divestiture Agreement". Greystone has not sold or refinanced the properties and therefore has not triggered the determination and payment of the contingent notes.

                       EXTENDICARE HEALTH SERVICES, INC.

     The Company maintains an unfunded deferred compensation plan offered to all corporate employees defined as highly compensated by the Internal Revenue Service Code in which participants may defer up to 10% of their base salary. The Company will match up to 50% of the amount deferred. The Company also maintains non-qualified deferred compensation plans covering certain executive employees. Expense incurred for Company contributions under such plans were $278,000, $91,000 and $565,000 in 2001, 2000 and 1999, respectively.

     The Company maintains defined contribution retirement 401(k) savings plans, which are made available to substantially all of the Company's employees. The Company pays a matching contribution of 17% to 25% of every qualifying dollar contributed by plan participants, net of any forfeitures. Expenses incurred by the Company related to the 401(k) savings plans were $1.3 million, $1.4 million and $1.0 million in 2001, 2000 and 1999, respectively. The Company also maintains a money purchase plan for three facilities in which the Company pays amounts based upon the plan participants worked hours and an agreed fixed hourly rate. Expenses incurred by the Company related to the money purchase plan were $54,000, $65,000 and $45,000 in 2001, 2000 and 1999, respectively.

12. REVENUES

     The Company derived approximately 24%, 24% and 22% of its revenues from services provided under various federal (Medicare) and approximately 51%, 51% and 50% of its revenues from services provided under various state (Medicaid) medical assistance programs in 2001, 2000 and 1999, respectively. The Medicare program and most state Medicaid programs pay each participating facility on a prospectively-set per diem rate for each resident, which is based on the resident's acuity. Most Medicaid programs fund participating facilities using a case-mix system, paying prospectively set rates. Prior to 1999, the Medicare program was a cost-based reimbursement program.

  a) Balanced Budget Act and the Prospective Payment System

     The Balanced Budget Act ("BBA"), signed into law in August 1997, made numerous changes to the Medicare and Medicaid programs. With respect to the Medicare program, the BBA established a Prospective Payment System (PPS) for skilled nursing facility funding certified under the Medicare program. All of the Company's skilled nursing facilities were funded under the provisions of the BBA during 1999 and 2000. The PPS establishes a Federal per diem rate for virtually all covered services and the provisions of the BBA provided that for skilled nursing facilities in operation prior to 1996, the federal per diem rate would be phased in over a four-year period. In November 1999, the Balanced Budget Relief Act ("BBRA") was passed to allow each skilled nursing facility to apply to adopt the full federal rate effective January 1, 2000 or to continue to phase in to the federal rate over the next three years. An evaluation was completed by the management of the Company, to determine the skilled nursing facilities that would benefit from adoption of the full federal rate, and where appropriate the Company applied and later received approval to have these facilities placed on the full federal rate. Effective January 2002, all skilled nursing facilities are reimbursed at the full federal rate.

     With respect to the Medicaid program, the BBA repealed the federal payment standard which required state Medicaid programs to pay rates that were reasonable and adequate to meet the costs necessary to efficiently and economically operate skilled nursing facilities. As a result, states have considerable flexibility in establishing payment rates for Medicaid services provided after October 1, 1997.

  b) Balanced Budget Refinement Act of 1999 ("BBRA") and Benefits Improvement and Protection Act of 2000 ("BIPA")

     As a result of the industry coming under financial pressure due to the implementation of PPS and other BBA of 1997 provisions, Congress passed two acts to provide some relief to the industry, namely the

                       EXTENDICARE HEALTH SERVICES, INC.

BBRA of 1999 and the BIPA of 2000. These laws contained additional funding provisions to assist providers as they adjusted to PPS for an interim period. The BBRA of 1999 increased the rate by 20% for 15 Resource Utilization Groups III ("RUGs") categories identified as having intensity non-therapy ancillary services deemed to be underfunded. The BBRA of 1999 also provided for a 4% increase to all RUGs categories on October 1, 2000. The BIPA of 2000 increased the nursing component of the federal rate by 16.66% and replaced the 20% add-on to the three RUGs categories with a 6.7% add-on for all 14 rehabilitative RUGs categories. As outlined in Note 19, certain funding enhancements contained within the BBRA of 1999 and BIPA of 2000 are scheduled to sunset on September 30, 2002 and others may not continue, subject to a rebasing of RUGs categories by The Centers for Medicare and Medicaid Services ("CMS," formerly the Health Care Financing Administration, or HCFA). CMS is the government agency that administers the Medicare program and, at the present time CMS has made no formal announcements regarding the timing or methodology of any RUGs refinements. Nor has the Congress of the United States made a formal announcement on the extension of the BBRA of 1999 or BIPA of 2000 funding beyond the expiration.

  c) Provision (Recovery) for Outstanding Medicare Receivable

     In the normal course of business, the Company has ongoing discussions with its FI regarding the treatment of various items related to prior years' cost reports. Normally items are resolved during the audit process and no provisions are required. For items involving differences of opinion between the Company and the FI regarding cost report methods, such items can be settled through a formal appeal process. Should this occur, a general provision for Medicare receivables may be provided for disagreements, which result in the provider filing an appeal with the Provider Reimbursement Review Board (PRRB) of the CMS.

     During 1999, the FI notified the Company of several adjustments for services rendered from 1995 through 1998. In the fourth quarter of 1999, the Company made a decision to file a formal appeal to the PRRB and based upon this decision, a general provision of $27.4 million was recorded as a reduction of revenues in 1999. In April 2000, the PRRB heard the Company's first appeal involving the reimbursement of workers' compensation costs and during September 2000, issued a decision that supported the Company's position. In December 2000, the Administrator for CMS confirmed the PRRB's decision resulting in a favorable settlement of $12.4 million, including a recovery recorded in revenue of $10.3 million of the general provision recorded in 1999. In addition, the Company reached a settlement on another staffing cost issue resulting in a recovery of $2.4 million including a recovery of $1.7 million of the general provision recorded in 1999. In total, a recovery of $12.0 million before tax was recorded in 2000 relating to the general provision recorded in 1999.

     Other adjustments relating to prior years' estimated settlements, including Medicare waiver requests set out above, increased revenues by $1.9 million in 1999.

  d) Accounts receivable

     The Company had approximately 25%, 30% and 29% as of December 31, 2001, 2000 and 1999, respectively, in accounts receivable derived from services provided under various federal (Medicare) programs and 38%, 36% and 34% as of the same dates derived from services provided under various state (Medicaid) medical assistance programs. The differences between revenues derived under third-party payor programs and amounts received as payments are reflected as accounts receivable when revenue is greater than payments received or as accrued liabilities when payments have exceeded revenues that the Company ultimately expects to be realized. Accounts receivable at December 31, 2001 and 2000, which are expected to be substantially collected within one year, include estimated settlements from third-party payors of $11.8 million and $15.6 million, respectively.

                       EXTENDICARE HEALTH SERVICES, INC.

13. LEASE COMMITMENTS

     As a lessee, the Company, at December 31, 2001, was committed under non-cancelable operating leases requiring future minimum rentals as follows (dollars in thousands):

2002........................................................  $12,169
2003........................................................    9,397
2004........................................................    8,987
2005........................................................    8,865
2006........................................................    6,325
After 2006..................................................   33,208
                                                              -------
Total minimum payments......................................  $78,951
                                                              =======

     Operating lease costs were $14.6 million, $18.0 million and $18.8 million in 2001, 2000 and 1999, respectively. These leases expire on various dates extending to the year 2013 and in many cases contain renewal options.

     As a lessor, at December 31, 2001 the Company leases 17 nursing properties (1,862 beds) to three unrelated operators in Florida and in Texas under the terms outlined in note 4. The Company will record future revenues as operating leases and all operators have an option to purchase the facilities during the term. The lease of seven nursing properties in Florida to Tandem expires in June 2002 and the current annual rental income is $7.0 million. The lease of six nursing properties to Senior Health-South expires in December 2005, and the Company earns rental income (based upon the net operating cash flow of the properties) which on average cannot exceed $2.0 million per annum. Rental income earned during 2001 totaled $467,000. Senior Health-Texas leases four nursing properties for a term which expires in October 2006, and subleases another 12 properties until February 2012, all in Texas. The annual rental income is $3.8 million or $1.8 million in excess of the Company's annual lease cost. The cost and accumulated depreciation of facilities under operating lease arrangements included in Property and Equipment (refer to note 5) as of December 31, 2001 is as follows:

                                                              (IN THOUSANDS)
Land and land improvements..................................     $10,910
Buildings and improvements..................................      50,677
Furniture and equipment.....................................      15,072
                                                                 -------
Total property and equipment before accumulated depreciation
  and amortization..........................................      76,659
Less accumulated depreciation and amortization..............      32,374
                                                                 -------
Total property and equipment, net...........................     $44,285
                                                                 =======

14. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

  Objectives and Strategies

     The Company uses variable-rate long-term debt to finance its operations. These debt obligations expose the Company to variability in interest payments due to changes in interest rates. If interest rates increase, interest expense increases. Conversely, if interest rates decrease, interest expense also decreases.

     Management believes that it is prudent to limit the variability of a portion of its interest payments and therefore hedges a portion of total variable-rate debt. To meet this objective, management has entered into interest rate swaps. These swaps change the variable-rate cash flow exposure on variable-rate long-term debt to fixed-rate cash flows. Under the interest rate swaps, the Company receives variable interest rate payments and makes fixed interest rate payments.

                       EXTENDICARE HEALTH SERVICES, INC.

     The Company does not enter into derivative instruments for any purpose other than cash flow hedging purposes. The Company does not speculate using derivative instruments.

  Risk Management Policies

     The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Company maintains risk management control systems to monitor interest rate cash flow risk attributable to both the Company's outstanding or forecasted debt obligations as well as the Company's offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on the Company's future cash flows.

  Quantitative Disclosures as of and for Quarter Ended March 31, 2002

     As of March 31, 2002, the Company has an interest rate swap (used to hedge variable-rate cash flow exposure on variable-rate long-term debt) with a notional amount of $25 million maturing in February 2003. Interest expense for the three months ended March 31, 2002 includes $7,000 in net gains representing the cash flow hedge's ineffectiveness arising from differences between the terms of the interest rate swap and the hedged debt obligation.

     Changes in the fair value of interest rate swaps designated as hedging instruments of the variability of cash flows associated with floating-rate, long-term debt obligations are reported as Accumulated Other Comprehensive Income ("AOCI") as a component of Shareholder's Equity. These amounts are subsequently reclassified into interest expense as a yield adjustment in the same period in which the related interest on the floating-rate debt obligations affects earnings.

     As of March 31, 2002, the fair value of the interest rate swap designated as hedging instruments is a liability recorded in other long-term liabilities of $0.7 million and the gain charged to AOCI (net of income tax effect) for the three months ended March 31, 2002 was $0.6 million. During the year ending December 31, 2002, approximately $0.7 million of losses in AOCI (net of income tax effect) related to the interest rate swaps are expected to be reclassified into interest expense as a yield adjustment of the hedged debt obligation.

  Quantitative Disclosures as of and for Years Ended December 31, 2001

     As of May 29, 2001, $25 million in interest rate swaps maturing February 27, 2003 were terminated in exchange for a cash payment of $0.5 million. This amount will be amortized to interest expense over the remaining term of the swap.

     As of December 31, 2001, the Company has interest rate swaps (used to hedge variable-rate cash flow exposure on variable-rate long-term debt) with notional amounts of $50 million maturing in February 2002 and $25 million maturing in February 2003.

     Interest expense for 2001 includes $22,000 in net gains representing the cash flow hedge's ineffectiveness arising from differences between the terms of the interest rate swap and the hedged debt obligation.

     Changes in the fair value of interest rate swaps designated as hedging instruments of the variability of cash flows associated with floating-rate, long-term debt obligations are reported as AOCI as a component of Shareholder's Equity. These amounts are subsequently reclassified into interest expense as a yield adjustment in the same period in which the related interest on the floating-rate debt obligations affects earnings.

                       EXTENDICARE HEALTH SERVICES, INC.

     The impact as of January 1, 2001 arising from the adoption of the standards (relating to the fair value of interest rate swaps) was an increase of $0.2 million in other long-term liabilities and a decrease of $0.2 million in AOCI.

     As of December 31, 2001, the fair value of the interest rate swaps designated as hedging instruments is a liability recorded in other long-term liabilities of $1.4 million and the loss charged to AOCI (net of income tax effect) for 2001 is $1.1 million.

     During the year ending December 31, 2002, approximately $1.0 million of losses in AOCI (net of income tax effect) related to the interest rate swaps are expected to be reclassified into interest expense as a yield adjustment of the hedged debt obligation.

15. COMMITMENTS AND CONTINGENCIES

  Capital Expenditures

     The Company as of December 31, 2001 had capital expenditure purchase commitments outstanding of approximately $5.4 million.

     At March 31, 2002, the Company had capital expenditure purchase commitments outstanding of approximately $2.4 million (unaudited).

  Insurance

     The Company insures certain risks with affiliated insurance subsidiaries of Extendicare. The cost of general and professional liability insurance premiums was the most significant insurance expense charged to the Company by the affiliates. In 2000 and 1999, the premiums charged to the Company for this general and professional liability coverage increased significantly due to adverse claims development experienced by the affiliates. Refer to note 9.

  Litigation

     The Company and its subsidiaries are defendants in actions brought against them from time to time in connection with their operations. While it is not possible to estimate the final outcome of the various proceedings at this time, such actions generally are resolved within amounts provided.

     The U.S. Department of Justice and other Federal agencies are increasing resources dedicated to regulatory investigations and compliance audits of healthcare providers. The Company is diligent to these regulatory efforts.

  Omnicare Preferred Provider Agreement

     In 1998, the Company disposed of its pharmacy operations to Omnicare, Inc. In addition, the Company entered into a Preferred Provider Agreement, the terms of which enabled Omnicare to execute Pharmacy Service Agreements and Consulting Service Agreements with all of the Company's skilled nursing facilities. Under the terms of the agreement, the Company secured "per diem" pricing arrangements for pharmacy supplies for the first four years of the Agreement, which period expires December 2002. The Preferred Provider Agreement contains a number of provisions which involve sophisticated calculations to determine the "per diem" pricing during this first four-year period. Under the "per diem" pricing arrangement, pharmacy costs fluctuate based upon occupancy levels in the facilities. The "per diem" rates were established assuming a declining "per diem" value over the initial four years of the contract to coincide with the phase-in of the Medicare PPS rates. Omnicare has subsequently asserted

                       EXTENDICARE HEALTH SERVICES, INC.

that "per diem" rates for managed care and Medicare beneficiaries are subject to an upward adjustment based upon a comparison of per diem rates to pricing models based on Medicaid rates.

     In 2001, the Company and Omnicare brought two matters to arbitration, neither of which involves material financial amounts. The first issue related to select pricing issues in one state which was resolved by settlement between the parties. The parties are in the process of resolving the remaining issue, which is related to the legal interpretation of the Medicaid adjustment provisions, and the impact of this provision on "per diem" pricing for managed care residents during 2001 and 2002. Omnicare has indicated that it intends to make similar claims for Medicare residents for a similar time period. Provisions for settlement of the claims are included within the financial statements. The Company believes it has interpreted and has complied with the terms of the Preferred Provider Agreement; however, there can be no assurance that other claims will not be made with respect to the agreement.

  Option to Purchase

     The Company exercised its right to purchase seven nursing facilities in Ohio and Indiana prior to the expiration of the lease in September 2000. Since this date, the Company continues to lease and operate the facilities in good faith and has held on-going negotiations with the landlord to conclude issues involved in completing the transaction. Negotiations have to date not resolved all issues to complete the transaction and may require arbitration to conclude. The Company believes it has complied fully with the terms of the option and believes that settlement of outstanding issues can be resolved, however, there is no assurance that the transaction will be completed. Should the matters be resolved, approximately $6.4 million of the purchase price would be paid in cash. As of December 31, 2001 the Company had $4.2 million in leasehold improvements and equipment relating to these facilities.

  Contingent Consideration

     The Company received $30.0 million in initial cash proceeds and hold contingent consideration in the form of a series of interest-bearing notes, which have an aggregate potential value of up to $30.0 million plus interest. Refer to note 4 for further details. As of December 31, 2001, Greystone has not sold or refinanced any of the nursing properties and therefore has not triggered the determination of the value of the notes and interest or payment of the notes.

16. TRANSACTIONS WITH SHAREHOLDER AND AFFILIATES

     The following is a summary of the Company's transactions with Extendicare and its affiliates in 2001, 2000 and 1999:

  Insurance

     The Company insures certain risks with affiliated insurance subsidiaries of Extendicare. The cost of general and professional liability premiums was the most significant insurance expense charged to the Company by the affiliates. In 2001, 2000 and 1999, the premiums charged to the Company for this general and professional liability coverage increased significantly, due to the adverse claims development experienced by the affiliates. The consolidated statements of operations for 2001, 2000 and 1999 include intercompany insurance premium expenses of $5.7 million, $20.7 million and $13.9 million, respectively. These figures are net of favorable actuarial adjustments for prior years under its retroactively-rated workers' compensation coverage in the amounts of $0.9 million, $1.3 million and $1.9 million in 2001, 2000 and 1999, respectively. As noted within note 10, the Company's departure from the State of Florida and the State of Texas will likely reduce future general and professional liability coverage expenditures.

                       EXTENDICARE HEALTH SERVICES, INC.

  Computer Services

     In January 2001, the Company established a formal agreement for computer hardware and software support services with an affiliated subsidiary of Extendicare. The annual cost of services was $6.5 million and resulted in savings to the Company of approximately $2.3 million in 2001.

  Leases

     In 1999, the Company entered into a capital lease relating to computer equipment with an affiliated subsidiary of Extendicare. In the first quarter of 2000, the Company exercised its option to purchase the equipment for $1.3 million. The consolidated statement of operations includes interest expense of $110,000 and $319,000 related to this lease for 2000 and 1999, respectively.

  Other Payables

     At December 31, 2001, 2000 and 1999 the Company had a non-interest bearing payable with no specific due date to a subsidiary company of Extendicare of $3.5 million as of all dates.

  Due to Shareholders and Affiliates

     Transactions affecting these accounts were general and professional liability insurance charges, accrued liability claims from an affiliate and working capital advances to an affiliate in 2001, 2000 and 1999, and charges (payments) from (to) shareholder and affiliates for income taxes in each of the three years.

  Capital and Other Transactions

     During 2001 and 2000, Extendicare and/or one of its wholly owned subsidiaries acquired $19.0 million and $8.9 million, respectively of the Company's Senior Subordinated Notes. As of December 31, 2001, Extendicare and/or one of its wholly owned subsidiaries held $27.9 million (14.0%) of the outstanding Senior Subordinated Notes.

17. INCOME TAXES

     The Company's results of operations are included in the consolidated federal tax return of its U.S. parent company. Accordingly, Federal current and deferred income taxes payable are transferred to the Company's parent company. The provisions for income taxes have been calculated as if the Company was a separately taxed entity for each of the periods presented in the accompanying consolidated financial statements.

     Total income taxes for the years ended December 31, 2001, 2000 and 1999 were allocated as follows:

                                                       2001        2000        1999
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Loss from continuing operations....................  $(12,482)   $(27,667)   $(52,841)
Extraordinary item.................................       (30)       (257)       (240)
Shareholders' equity for unrealized gain or (loss)
  on investments...................................       295         925      (2,185)
Unrealized loss on cash flow hedges................      (596)         --          --
                                                     --------    --------    --------
                                                     $(12,813)   $(26,999)   $(55,266)
                                                     ========    ========    ========

                       EXTENDICARE HEALTH SERVICES, INC.

     The income tax expense (benefit) on losses before extraordinary item consists of the following for the year ended December 31:

                                                       2001        2000        1999
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Federal:
  Current..........................................  $     --    $(14,507)   $(42,729)
  Deferred.........................................   (13,193)    (12,184)     (9,225)
                                                     --------    --------    --------
Total Federal......................................   (13,193)    (26,691)    (51,954)
State:
  Current..........................................       544         294       2,736
  Deferred.........................................       167      (1,270)     (3,623)
                                                     --------    --------    --------
Total State........................................       711        (976)       (887)
                                                     --------    --------    --------
Total income tax benefit...........................  $(12,482)   $(27,667)   $(52,841)
                                                     ========    ========    ========

     The differences between the effective tax rates on earnings before provision for income taxes and the United States Federal income tax rate are as follows:

                                                              2001    2000    1999
                                                              ----    ----    ----
Statutory Federal income tax rate...........................  35.0%   35.0%   35.0%
Increase (reduction) in tax rate resulting from:
  State income taxes, net of Federal income tax benefit.....   0.8     0.8     0.4
  Goodwill and other items..................................  (2.9)   (1.5)   (1.5)
  Impairment of long-lived assets...........................    --      --    (6.8)
  Increase in valuation allowance...........................  (3.1)     --      --
  Recovery of prior year's taxes............................    --      --    19.1
  Work opportunity credit...................................   1.4     0.6     0.5
  Other, net................................................    --    (1.3)   (3.8)
                                                              ----    ----    ----
Effective tax rate..........................................  31.2%   33.6%   42.9%
                                                              ====    ====    ====

     The Company received payments of $22.5 and $47.3 million for federal income taxes from its U.S. parent in 2001 and 2000, respectively. The Company made payments of $24.5 million for federal income taxes to its U.S. parent in 1999.

                       EXTENDICARE HEALTH SERVICES, INC.

     The components of the net state deferred tax assets and liabilities as of December 31 are as follows:

                                                               2001       2000
                                                              -------    -------
                                                                (IN THOUSANDS)
Deferred tax assets:
  Employee benefit accruals.................................  $ 1,473    $ 1,516
  Accrued liabilities.......................................    3,695      2,642
  Accounts receivable reserves..............................    1,310      1,819
  Operating loss carryforwards..............................    6,354      4,819
  Other assets..............................................    1,648      1,396
                                                              -------    -------
  Subtotal..................................................   14,480     12,192
  Valuation allowance.......................................    6,944      4,149
                                                              -------    -------
     Total deferred tax assets..............................    7,536      8,043
Deferred tax liabilities:
  Depreciation..............................................    5,777      6,239
  Goodwill..................................................      465        389
  Leasehold rights..........................................      285        349
  Miscellaneous.............................................    1,009        861
                                                              -------    -------
     Total deferred tax liabilities.........................    7,536      7,838
                                                              -------    -------
Net deferred tax assets.....................................  $    --    $   205
                                                              =======    =======

     The Company paid state income taxes of $326,000, $98,000 and $4.8 million in 2001, 2000 and 1999, respectively. As of December 31, 2001 the Company had $95.8 million of total net operating loss carry forwards available for state income tax financial reporting purposes which expire from 2002 to 2021. Because the realizability of these losses is uncertain, the operating loss carry forwards are offset by a valuation allowance.

     The valuation allowance for state deferred tax assets as of December 31, 2001 and 2000 was $6.9 million and $4.1 million, respectively. The net change in the total valuation allowance for the years ended December 31, 2001 and 2000 was an increase of $2.8 million and an increase of $3.2 million, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the valuation allowances.

                       EXTENDICARE HEALTH SERVICES, INC.

18. COMPREHENSIVE INCOME

     The accumulated balances for each classification of comprehensive income are as follows:

                                                  UNREALIZED                   ACCUMULATED
                                                     GAINS                        OTHER
                                                  (LOSSES) ON    CASH FLOW    COMPREHENSIVE
                                                  SECURITIES      HEDGES         INCOME
                                                  -----------    ---------    -------------
Balance at December 31, 1998....................    $   187       $    --        $   187
Net current period change.......................     (3,277)                      (3,277)
                                                    -------       -------        -------
Balance at December 31, 1999....................     (3,090)           --         (3,090)
Net current period change.......................      1,387                        1,387
                                                    -------       -------        -------
Balance at December 31, 2000....................     (1,703)           --         (1,703)
Cumulative effect of change in accounting for
  hedging activities............................         --          (913)          (913)
Net current period change.......................        441          (192)           249
                                                    -------       -------        -------
Balance at December 31, 2001....................    $(1,262)      $(1,105)       $(2,367)
                                                    =======       =======        =======

     The related tax effects allocated to each component of other comprehensive income are as follows:

                                                                      TAX
                                                     BEFORE-TAX    (EXPENSE)     NET-OF-TAX
                                                       AMOUNT      OR BENEFIT      AMOUNT
                                                     ----------    ----------    ----------
Unrealized gains (losses) on securities:
Unrealized holding gains (losses) arising during
  the period.......................................   $   736        $(295)       $   441
                                                      -------        -----        -------
Cash flow hedges:
Cumulative effect of a change in accounting for
  derivative instruments and hedging activities....    (1,405)         492           (913)
Net derivative gains (losses)......................      (296)         104           (192)
                                                      -------        -----        -------
Net current period change..........................    (1,701)         596         (1,105)
                                                      -------        -----        -------
Other comprehensive income (loss)..................   $  (965)       $ 301        $  (664)
                                                      =======        =====        =======

19. UNCERTAINTIES AND CERTAIN SIGNIFICANT RISKS

     The Company's earnings are highly contingent on Medicare and Medicaid funding rates, and the effective management of staffing and other costs of operations which are strictly monitored through State and Federal regulatory authorities. The Company is unable to predict whether the federal or any state government will adopt changes in their reimbursement systems, or if adopted and implemented, what effect such initiatives would have on the Company. Limitations on Medicare and Medicaid reimbursement for health care services are continually proposed. Changes in applicable laws and regulations could have an adverse effect on the levels of reimbursement from governmental, private and other sources.

     As outlined in Note 12(b), the incremental Medicare relief packages received from BBRA and BIPA provide a total $2.7 billion in temporary Medicare funding enhancements to the long-term care industry. The funding enhancements implemented by the BBRA and BIPA fall into two categories. The first category is "Legislative Add-ons" which included the 16.66% add-on to the nursing component of the RUGs rate and the 4% base adjustment. The Legislative Add-ons are currently scheduled to sunset on September 30, 2002. Currently, no legislation has been introduced in the United States Congress, nor have recommendations been made by CMS to continue this funding. The second category is "RUGs Refinements" which involved an initial 20% add-on for 15 RUGs categories identified as having high

                       EXTENDICARE HEALTH SERVICES, INC.

intensity, non-therapy ancillary services (later redistributed the 20% add-ons from 3 RUGs categories to 14 Rehab categories at 6.7%). The RUGs Refinements continue until such time as CMS refines the RUGs categories. The Company has estimated the average per diem effect of the Legislative Add-ons to be $31.00 and RUGs Refinements to be $25.00. The amount of incremental Medicare funding related to the Legislative Add-ons and RUGs Refinements is estimated to be $16.0 million and $13.0 million, respectively. A decision to discontinue all or part of the enhancement could have a significant impact on the Company.

     Through the divestiture program in Texas and Florida, the Company has assumed notes and preferred shares from the purchasers and retained ownership of certain nursing home properties. In aggregate, as of December 31, 2001, the Company has $8.8 million in notes and preferred shares and owns $44.3 million in nursing home properties in Texas and Florida. In 2001, the Company earned $5.3 million in annual management and consulting fees from unrelated long-term operators. As a result, the earnings and cash flow of the Company can be influenced by the financial stability of these unrelated long-term operators.

     The Company has $70.3 million in accruals for self-insured liabilities as of December 31, 2001. Though the Company has been successful in exiting from the two litigious states of Texas and Florida and limiting future exposure to general liability claims in these states, the timing and eventual settlement costs for these claims cannot be precisely defined.

     The Company has a high level of indebtedness with debt service obligations totaling $385.3 million in borrowings at December 31, 2001 representing 63.4% of total capitalization, compared to a similar ratio of 64.0% at December 31, 2000. As a result, the degree to which the Company is leveraged could have important consequences, including, but not limited to the following:

          1. A substantial portion of the Company's cash flow from operations would be dedicated to the payment of principal and interest on the Company's indebtedness, thereby reducing the funds available for other purposes;

          2. The Company's ability to obtain additional financing within its current Credit Facility for working capital, capital expenditures, acquisitions or other purposes may be limited;

          3. Certain of the Company's borrowings are at variable rates of interest, which exposes the Company to the risk of higher interest rates.

     The Company expects to satisfy the required payments of principal and interest on indebtedness from cash flow from operations. However, the Company's ability to generate sufficient cash flows from operations depends on a number of internal and external factors, including factors beyond the Company's control such as prevailing industry conditions. There can be no assurances that cash flow from operations will be sufficient to enable the Company to service its debt and meet other obligations.

     The Company is in compliance with the financial covenants of its Credit Facility as of December 31, 2001. The financial covenants under this credit facility continue to become more stringent over the term of the facility. While management has a strategy to remain in compliance, there can be no assurance that the Company will meet future covenant requirements. The Company's available bank lines can be affected by its ability to remain in compliance, or if not, would depend upon management's ability to amend the covenant or refinance the debt.

19A. SUBSEQUENT DEVELOPMENT (UNAUDITED)

     On April 23, 2002, the CMS announced that it would delay the implementation of the RUGS Refinements, thereby extending the related add-ons for at least one additional government fiscal year.

                       EXTENDICARE HEALTH SERVICES, INC.

20. DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments at December 31 are as follows:

                                                           2001                      2000
                                                  ----------------------    ----------------------
                                                  CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                   VALUE      FAIR VALUE     VALUE      FAIR VALUE
                                                  --------    ----------    --------    ----------
                                                                   (IN THOUSANDS)
Non-current accounts receivable.................  $ 36,410     $ 35,173     $ 37,215     $ 34,644
Other assets....................................    21,575       21,575       17,213       17,213
Interest rate swaps (liability).................     1,403        1,403           --          216
Long-term debt..................................   385,347      383,902      451,147      461,710
Deferred compensation...........................     5,487        5,487        5,686        5,686
Other long-term liabilities.....................     4,831        4,831        1,330        1,330
Long-term due to affiliate......................     3,484        3,484        3,484        3,484

     The carrying values of accounts receivable approximate fair values due to their short maturities with the exception of certain settlement receivables from third-party payors which are anticipated to be collected beyond one year. The fair value of these settlement receivables are estimated based on discounted cash flows at management's estimated current borrowing rates.

     Other assets consist of debt service and capital expenditure trust funds and other financial instruments, the fair values of which are estimated based on market prices from the same or similar issues of the underlying investments.

     The fair value of the interest rate swaps from various financial institutions is based on the quoted market prices as provided by the financial institutions which are counter-parties to the swaps.

     The fair value of long-term debt is estimated based on approximate borrowing rates currently available to the Company for debt equal to the existing debt maturities. For other long-term liabilities, principally refundable escrows, it is not practicable to estimate fair value.

                       EXTENDICARE HEALTH SERVICES, INC.

21. SUPPLEMENTARY QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following is a summary of the quarterly results of operations for the years ended December 31, 2001 and 2000 (in thousands):

                                                                2001
                                      --------------------------------------------------------
                                        1ST         2ND         3RD         4TH        TOTAL
                                      --------    --------    --------    --------    --------
Total revenues......................  $193,432    $200,789    $204,025    $195,861    $794,107
                                      ========    ========    ========    ========    ========
Loss on impairment of long-lived
  assets............................  $     --    $     --    $ (1,685)   $     --    $ (1,685)
Loss on disposal of assets and other
  items.............................    (1,409)     (6,435)    (16,402)         --     (24,246)
Earnings (loss) before provision for
  income taxes and extraordinary
  items.............................   (10,430)    (10,897)    (23,338)      4,733     (39,932)
Provision (benefit) for income
  taxes.............................    (3,679)     (2,198)     (9,249)      2,644     (12,482)
                                      --------    --------    --------    --------    --------
Earnings (loss) before extraordinary
  items.............................    (6,751)     (8,699)    (14,089)      2,089     (27,450)
Extraordinary items.................        --         (45)         --          --         (45)
                                      --------    --------    --------    --------    --------
Net earnings (loss).................  $ (6,751)   $ (8,744)   $(14,089)   $  2,089    $(27,495)
                                      ========    ========    ========    ========    ========

                                                                2000
                                      --------------------------------------------------------
                                        1ST         2ND         3RD         4TH        TOTAL
                                      --------    --------    --------    --------    --------
Total revenues......................  $227,890    $232,119    $230,110    $232,950    $923,069
                                      ========    ========    ========    ========    ========
Loss on impairment of long-lived
  assets............................  $     --    $     --    $     --    $(20,753)   $(20,753)
Gain (loss) on disposal of assets
  and other items...................      (195)     (1,531)        940      (5,877)     (6,663)
Loss before provision for income
  taxes and extraordinary items.....   (16,445)    (11,775)    (21,534)    (32,592)    (82,346)
Benefit for income taxes............    (5,923)     (3,892)     (7,786)    (10,066)    (27,667)
                                      --------    --------    --------    --------    --------
Loss before extraordinary items.....   (10,522)     (7,883)    (13,748)    (22,526)    (54,679)
Extraordinary items.................        --          --        (436)         (6)       (442)
                                      --------    --------    --------    --------    --------
Net loss............................  $(10,522)   $ (7,883)   $(14,184)   $(22,532)   $(55,121)
                                      ========    ========    ========    ========    ========

                                  $150,000,000

                    [Extendicare Health Services, Inc. Logo]

                       EXTENDICARE HEALTH SERVICES, INC.

                            New 9 1/2% Senior Notes
                                    due 2010

                              -------------------

                                   PROSPECTUS

                              -------------------

                                          , 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, Extendicare Health Services, Inc. (the "Company") is required to indemnify any present or former officer or director against expenses reasonably incurred by the officer or director in connection with legal proceedings in which the officer or director becomes involved by reason of being an officer or director if the officer or director is successful in the defense of such proceedings. Section 145 also provides that the Company may indemnify an officer or director in connection with a proceeding in which he or she is not successful in defending if it is determined that the officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that the officer or director had no reasonable cause to believe his or her conduct was unlawful. Liabilities for which an officer or director may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses incurred in connection with such proceedings. In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the Company (except for expenses allowed by a court).

          Pursuant to the provisions of Article VIII of the Company's By-Laws, the Company is required to indemnify officers or directors to a greater extent than under the current provisions of Section 145 of the Delaware General Corporation Law. Except with respect to stockholder derivative actions, the Company's By-Laws generally state that an officer or director will be indemnified against expenses, judgements, fines and amounts paid in settlement reasonably incurred by the officer or director in connection with any threatened, pending or completed proceeding, provided that (i) such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and (ii) with respect to criminal actions, such officer or director had no reasonable cause to believe his conduct was unlawful. With respect to stockholder derivative actions, the Company's By-Laws generally state that an officer or director will be indemnified against expenses reasonably incurred by the officer or director in connection with the defense or settlement of any threatened, pending or completed action or suit provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification (except for indemnification allowed by a court) will be made with respect to any claim, issue or matter as to which such officer or director has been adjudged to be liable to the Company and its stockholders. The Company's By-Laws also provide that expenses for the defense of any action for which indemnification may be available will be advanced by the Company under certain circumstances.

          Additionally, pursuant to the Company's Restated Certificate of Incorporation, a director is not personally liable to the Company or any of its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability resulting from (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) violation of Section 174 of the Delaware General Corporation Law, which generally hold directors liable for unlawful dividends, stock purchases or stock redemptions in the event of the Company's dissolution or insolvency; or
(iv) any transaction from which the director derived an improper personal benefit.

         The indemnification provided by the Delaware General Corporation Law and the Company's Restated Certificate or Incorporation and By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The Company also carries directors' and officers' liability insurance.

         The laws of the states or other jurisdictions of incorporation or organization and/or the provisions of the articles or certificates of incorporation or organization (or their equivalent) and the bylaws of substantially all of the subsidiary guarantors listed in the "Table of Additional Registrants" (the "Subsidiary Guarantors") included in this Registration Statement provide indemnification provisions similar to those described above.

         The Exchange and Registration Rights Agreement contains provisions under which the holders of the notes agree to indemnify the officers, directors and controlling persons of the Company and each of the Subsidiary Guarantors against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the officers and directors may be required to make with respect to such liabilities.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

         (b) Financial Statement Schedules. Schedule II -- Valuation and Qualifying Accounts and the related Independent Auditors' Report are filed herewith as Exhibit 99.1. All other schedules are omitted because they are not applicable or not required, or because the required information is shown either in the consolidated financial statements or in the notes thereto.

         (c) Reports, Opinions or Appraisals. Not applicable.

ITEM 22.   UNDERTAKINGS.

         (a) Each of the undersigned Registrants hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the

Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (c) Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (d) Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         EXTENDICARE HEALTH SERVICES, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ---------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         ADULT SERVICES UNLIMITED, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         ARBORS AT TOLEDO, INC.


                                         By:     /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         ARBORS EAST, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         COVENTRY CARE HOLDINGS, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         COVENTRY CARE, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                    Title                               Date
                  ---------                                    -----                               ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         EDGEWOOD NURSING CENTER, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                 Date
                ---------                                    -----                                 ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         ELDER CREST, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         EXTENDICARE GREAT TRAIL, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)


/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         EXTENDICARE HEALTH FACILITIES, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         EXTENDICARE HEALTH FACILITY HOLDINGS,
                                         INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                    Date
              ---------                                    -----                                    ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         EXTENDICARE HEALTH NETWORK, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                   Date
              ---------                                    -----                                   ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         EXTENDICARE HOMES, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                    Date
              ---------                                    -----                                    ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         EXTENDICARE OF INDIANA, INC.


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                   Date
              ---------                                    -----                                   ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                      FIR LANE TERRACE CONVALESCENT CENTER, INC.



                                      By:      /s/ Melvin A. Rhinelander
                                           ----------------------------------
                                           Melvin A. Rhinelander
                                           Chairman of the Board and Chief
                                           Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                    Date
              ---------                                    -----                                    ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director (Principal
Melvin A. Rhinelander                       Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                   HAVEN CREST, INC.


                                   By:      /s/ Melvin A. Rhinelander
                                        -----------------------------------
                                        Melvin A. Rhinelander
                                        Chairman of the Board and Chief
                                        Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                                    Title                                   Date
       ---------                                    -----                                   ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                July 29, 2002
---------------------------                 Executive Officer and Director
Melvin A. Rhinelander                       (Principal Executive Officer)


/s/ Mark W. Durishan                        Vice President, Chief Financial             July 29, 2002
---------------------------                 Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic            July 29, 2002
---------------------------                 Planning and Investor Relations
Philip W. Small                             and Director


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                   HEALTH POCONOS, INC.


                                   By:      /s/ Melvin A. Rhinelander
                                        -----------------------------------
                                        Melvin A. Rhinelander
                                        Chairman of the Board and Chief
                                        Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                    Title                                    Date
       ---------                                    -----                                    ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                 July 29, 2002
---------------------------                 Executive Officer and Director
Melvin A. Rhinelander                       (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial              July 29, 2002
---------------------------                 Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic             July 29, 2002
---------------------------                 Planning and Investor Relations
Philip W. Small                             and Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                   MARSHALL PROPERTIES, INC.


                                   By:      /s/ Melvin A. Rhinelander
                                        -----------------------------------
                                        Melvin A. Rhinelander
                                        Chairman of the Board and Chief
                                        Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                        Date
         ---------                                    -----                                        ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
---------------------------                 Executive Officer and Director
Melvin A. Rhinelander                       (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
---------------------------                 Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
---------------------------                 Planning and Investor Relations
Philip W. Small                             and Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                   MEADOW CREST, INC.


                                   By:      /s/ Melvin A. Rhinelander
                                        ------------------------------------
                                        Melvin A. Rhinelander
                                        Chairman of the Board and Chief
                                        Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                    Title                                         Date
        ---------                                    -----                                         ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
---------------------------                 Executive Officer and Director
Melvin A. Rhinelander                       (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
---------------------------                 Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
---------------------------                 Planning and Investor Relations
Philip W. Small                             and Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                   NORTHERN HEALTH FACILITIES, INC.


                                   By:      /s/ Melvin A. Rhinelander
                                        -----------------------------------
                                        Melvin A. Rhinelander
                                        Chairman of the Board and Chief
                                        Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                    Title                                        Date
         ---------                                    -----                                        ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
---------------------------                 Executive Officer and Director
Melvin A. Rhinelander                       (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
---------------------------                 Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
---------------------------                 Planning and Investor Relations
Philip W. Small                             and Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                   OAK HILL HOME OF REST
                                   AND CARE, INC.


                                   By:      /s/ Melvin A. Rhinelander
                                        ----------------------------------------
                                        Melvin A. Rhinelander
                                        Chairman of the Board and Chief
                                        Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                    Title                                        Date
         ---------                                    -----                                        ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
---------------------------                 Executive Officer and Director
Melvin A. Rhinelander                       (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
---------------------------                 Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
---------------------------                 Planning and Investor Relations
Philip W. Small                             and Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     THE PROGRESSIVE STEP CORPORATION


                                     By:      /s/ Melvin A. Rhinelander
                                          -----------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                    Title                                        Date
         ---------                                    -----                                        ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
---------------------------                 Executive Officer and Director
Melvin A. Rhinelander                       (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
---------------------------                 Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
---------------------------                 Planning and Investor Relations
Philip W. Small                             and Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                      UNITED PROFESSIONAL SERVICES, INC.


                                      By:      /s/ Melvin A. Rhinelander
                                           ----------------------------------
                                           Melvin A. Rhinelander
                                           Chairman of the Board and Chief
                                           Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                        Date
         ---------                                    -----                                        ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                    ARBORS AT BAYONET POINT, LLC

                                    By:  NORTHERN HEALTH FACILITIES, INC.,
                                         AS SOLE MEMBER


                                    By:      /s/ Melvin A. Rhinelander
                                         ---------------------------------------
                                         Melvin A. Rhinelander
                                         Chairman of the Board and Chief
                                         Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                                       Date
          ---------                                    -----                                       ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Northern Health Facilities,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Northern Health Facilities,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                    ARBORS AT FAIRLAWN CARE, LLC

                                    By:  NORTHERN HEALTH FACILITIES, INC.,
                                         AS SOLE MEMBER


                                    By:       /s/ Melvin A. Rhinelander
                                         ---------------------------------------
                                         Melvin A. Rhinelander
                                         Chairman of the Board and Chief
                                         Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                    Title                                      Date
           ---------                                    -----                                      ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Northern Health Facilities,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Northern Health Facilities,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting
                                            Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                    ARBORS AT FAIRLAWN REALTY OH, LLC

                                    By:  NORTHERN HEALTH FACILITIES, INC.,
                                         AS SOLE MEMBER


                                    By:        /s/ Melvin A. Rhinelander
                                         ---------------------------------------
                                         Melvin A. Rhinelander
                                         Chairman of the Board and Chief
                                         Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                         Date
         ---------                                    -----                                         ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Northern Health Facilities,
                                            Inc. (Principal Executive
                                            Officer)


/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Northern Health Facilities,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting
                                            Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                    ARBORS AT SYLVANIA CARE, LLC

                                    By:  NORTHERN HEALTH FACILITIES, INC.,
                                         AS SOLE MEMBER


                                    By:        /s/ Melvin A. Rhinelander
                                         ---------------------------------------
                                         Melvin A. Rhinelander
                                         Chairman of the Board and Chief
                                         Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                    Title                                       Date
           ---------                                    -----                                       ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Northern Health Facilities,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Northern Health Facilities,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting
                                            Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Northern Health
                                            Facilities, Inc.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                    ARBORS AT SYLVANIA REALTY OH, LLC

                                    By:  NORTHERN HEALTH FACILITIES, INC.,
                                         AS SOLE MEMBER


                                    By:      /s/ Melvin A. Rhinelander
                                         ---------------------------------------
                                         Melvin A. Rhinelander
                                         Chairman of the Board and Chief
                                         Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                    Title                                      Date
           ---------                                    -----                                      ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Northern Health Facilities,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Northern Health Facilities,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting
                                            Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                    ARBORS AT TAMPA, LLC

                                    By:  NORTHERN HEALTH FACILITIES, INC.,
                                         AS SOLE MEMBER


                                    By:        /s/ Melvin A. Rhinelander
                                         ---------------------------------------
                                         Melvin A. Rhinelander
                                         Chairman of the Board and Chief
                                         Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                                       Date
          ---------                                    -----                                       ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Northern Health Facilities,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Northern Health Facilities,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting
                                            Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         ARBORS WEST CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:    /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         ARBORS WEST REALTY OH, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         BLANCHESTER CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         CANTON CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         COLUMBUS REHABILITATION CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         COLUMBUS REHABILITATION REALTY OH, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         DAYTON CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         DELAWARE CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         GALLIPOLIS CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         HILLIARD CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
              ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         JACKSONVILLE CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                   Date
              ---------                                    -----                                   ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         KISSIMMEE CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                   Date
              ---------                                    -----                                   ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         LONDON CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                   Date
              ---------                                    -----                                   ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         MARIETTA CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                   Date
              ---------                                    -----                                   ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         ORANGE PARK CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                   Date
              ---------                                    -----                                   ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                              OREGON CARE, LLC

                              By:  NORTHERN HEALTH FACILITIES, INC.,
                                   AS SOLE MEMBER


                              By:      /s/ Melvin A. Rhinelander
                                   -----------------------------------------
                                   Melvin A. Rhinelander
                                   Chairman of the Board and Chief
                                   Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                 Date
                ---------                                    -----                                 ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                               PORT CHARLOTTE CARE, LLC

                               By:  NORTHERN HEALTH FACILITIES, INC.,
                                    AS SOLE MEMBER


                               By:      /s/ Melvin A. Rhinelander
                                    ----------------------------------------
                                    Melvin A. Rhinelander
                                    Chairman of the Board and Chief
                                    Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 ROCKMILL CARE, LLC

                                 By:  NORTHERN HEALTH FACILITIES, INC.,
                                      AS SOLE MEMBER


                                 By:      /s/ Melvin A. Rhinelander
                                      ------------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.


                                         ROCKSPRINGS CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                              SAFETY HARBOR CARE, LLC

                              By:  NORTHERN HEALTH FACILITIES, INC.,
                                   AS SOLE MEMBER


                              By:      /s/ Melvin A. Rhinelander
                                   ------------------------------------------
                                   Melvin A. Rhinelander
                                   Chairman of the Board and Chief
                                   Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         SARASOTA CARE, LLC

                                         By:  NORTHERN HEALTH FACILITIES, INC.,
                                              AS SOLE MEMBER


                                         By:      /s/ Melvin A. Rhinelander
                                              ----------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                  SEMINOLE CARE, LLC

                                  By:  NORTHERN HEALTH FACILITIES, INC.,
                                       AS SOLE MEMBER


                                  By:      /s/ Melvin A. Rhinelander
                                       -----------------------------------------
                                       Melvin A. Rhinelander
                                       Chairman of the Board and Chief
                                       Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                WATERVILLE CARE, LLC

                                By:  NORTHERN HEALTH FACILITIES, INC.,
                                     AS SOLE MEMBER


                                By:      /s/ Melvin A. Rhinelander
                                     -----------------------------------------
                                     Melvin A. Rhinelander
                                     Chairman of the Board and Chief
                                     Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 WINTER HAVEN CARE, LLC

                                 By:  NORTHERN HEALTH FACILITIES, INC.,
                                      AS SOLE MEMBER


                                 By:      /s/ Melvin A. Rhinelander
                                      -----------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----

/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                  WOODSFIELD CARE, LLC

                                  By:  NORTHERN HEALTH FACILITIES, INC.,
                                       AS SOLE MEMBER


                                  By:      /s/ Melvin A. Rhinelander
                                       -----------------------------------------
                                       Melvin A. Rhinelander
                                       Chairman of the Board and Chief
                                       Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Northern
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Northern Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Northern Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 ALPINE HEALTH AND REHABILITATION CENTER, LLC

                                 By:  EXTENDICARE HEALTH FACILITIES,
                                      INC., AS SOLE MEMBER


                                 By:      /s/ Melvin A. Rhinelander
                                      -----------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
-----------------------------------         Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 COLONIAL CARE, LLC

                                 By:  EXTENDICARE HEALTH FACILITIES,
                                      INC., AS SOLE MEMBER


                                 By:      /s/ Melvin A. Rhinelander
                                      ----------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 GREENBRIAR CARE, LLC

                                 By:  EXTENDICARE HEALTH FACILITIES,
                                      INC., AS SOLE MEMBER


                                 By:      /s/ Melvin A. Rhinelander
                                      -----------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                GREENBROOK CARE, LLC

                                By:  EXTENDICARE HEALTH FACILITIES,
                                     INC., AS SOLE MEMBER


                                By:      /s/ Melvin A. Rhinelander
                                     ------------------------------------------
                                     Melvin A. Rhinelander
                                     Chairman of the Board and Chief
                                     Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                HERITAGE CARE, LLC

                                By:  EXTENDICARE HEALTH FACILITIES,
                                     INC., AS SOLE MEMBER


                                By:      /s/ Melvin A. Rhinelander
                                     ------------------------------------------
                                     Melvin A. Rhinelander
                                     Chairman of the Board and Chief
                                     Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 LADY LAKE CARE, LLC

                                 By:  EXTENDICARE HEALTH FACILITIES,
                                      INC.,  AS SOLE MEMBER


                                 By:      /s/ Melvin A. Rhinelander
                                      ------------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                NEW HORIZON CARE, LLC

                                By:  EXTENDICARE HEALTH FACILITIES,
                                     INC., AS SOLE MEMBER


                                By:      /s/ Melvin A. Rhinelander
                                     ------------------------------------------
                                     Melvin A. Rhinelander
                                     Chairman of the Board and Chief
                                     Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 NORTH REHABILITATION CARE, LLC

                                 By:  EXTENDICARE HEALTH FACILITIES,
                                      INC., AS SOLE MEMBER


                                 By:      /s/ Melvin A. Rhinelander
                                      ------------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2992
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2992
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2992
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 PALM COURT CARE, LLC

                                 By:  EXTENDICARE HEALTH FACILITIES,
                                      INC., AS SOLE MEMBER


                                 By:      /s/ Melvin A. Rhinelander
                                      -----------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2992.

                                 RICHEY MANOR, LLC

                                 By:  EXTENDICARE HEALTH FACILITIES,
                                      INC., AS SOLE MEMBER


                                 By:      /s/ Melvin A. Rhinelander
                                      -----------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                  ROCKLEDGE CARE, LLC

                                  By:  EXTENDICARE HEALTH FACILITIES,
                                       INC., AS SOLE MEMBER


                                  By:      /s/ Melvin A. Rhinelander
                                       -----------------------------------------
                                       Melvin A. Rhinelander
                                       Chairman of the Board and Chief
                                       Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.


                                  SOUTH HERITAGE HEALTH AND
                                  REHABILITATION CENTER, LLC

                                  By:  EXTENDICARE HEALTH FACILITIES,
                                       INC., AS SOLE MEMBER


                                  By:      /s/ Melvin A. Rhinelander
                                       -----------------------------------------
                                       Melvin A. Rhinelander
                                       Chairman of the Board and Chief
                                       Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2992.

                                  THE OAKS RESIDENTIAL AND
                                  REHABILITATION CENTER, LLC

                                  By:  EXTENDICARE HEALTH FACILITIES,
                                       INC., AS SOLE MEMBER


                                  By:      /s/ Melvin A. Rhinelander
                                       -----------------------------------------
                                       Melvin A. Rhinelander
                                       Chairman of the Board and Chief
                                       Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2992
------------------------------------        Officer and Director of Extendicare
Melvin A. Rhinelander                       Health Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2992
------------------------------------        Officer, Treasurer and Director of
Mark W. Durishan                            Extendicare Health Facilities, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2992
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Extendicare Health
                                            Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     WINTERHAVEN HEALTH AND
                                     REHABILITATION CENTER, LLC

                                     By:  EXTENDICARE HEALTH FACILITIES,
                                          INC., AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                                       Date
          ---------                                    -----                                       ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Health
                                            Facilities, Inc. (Principal
                                            Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Health
                                            Facilities, Inc. (Principal
                                            Financial Officer and Principal
                                            Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Health Facilities, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     CONCORDIA MANOR, LLC

                                     By:  EXTENDICARE HOMES, INC.,
                                          AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          -------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                        Date
         ---------                                    -----                                        ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Homes, Inc.
                                            (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Homes, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Homes, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     FIRST COAST HEALTH AND
                                     REHABILITATION CENTER, LLC

                                     By:  EXTENDICARE HOMES, INC.,
                                          AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          -------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                    Title                                     Date
        ---------                                    -----                                     ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                   July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Homes, Inc.
                                            (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Homes, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic               July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Homes, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     JACKSON HEIGHTS REHABILITATION CENTER, LLC

                                     By:  EXTENDICARE HOMES, INC.,
                                          AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                                    Date
       ---------                                    -----                                    ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                 July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Homes, Inc.
                                            (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial              July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Homes, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic             July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Homes, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     TREASURE ISLE CARE CENTER, LLC

                                     By:  EXTENDICARE HOMES, INC.,
                                          AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          -------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                    Title                                Date
           ---------                                    -----                                ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                 July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Homes, Inc.
                                            (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial              July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Homes, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic             July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Homes, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     FISCAL SERVICES GROUP, LLC

                                     By:  EXTENDICARE HEALTH NETWORK, INC.,
                                          AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                    Title                                    Date
        ---------                                    -----                                    ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                  July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Health Network,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial               July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Health Network,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting
                                            Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic              July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Health Network, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     PARTNERS HEALTH GROUP, LLC

                                     By:  EXTENDICARE HEALTH NETWORK, INC.,
                                          AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                    Title                                   Date
        ---------                                    -----                                   ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                  July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Health Network,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial               July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Health Network,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting
                                            Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic              July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Health Network, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     GREAT TRAIL CARE, LLC

                                     By:  EXTENDICARE GREAT TRAIL, INC.,
                                          AS SOLE MEMBER


                                     By:     /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                                    Date
       ---------                                    -----                                    ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                 July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Great Trail, Inc.
                                            (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial              July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Great Trail, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic             July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Great Trail, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     KAUFMAN STREET WV, LLC

                                     By:  FIR LANE TERRACE CONVALESCENT
                                          CENTER, INC., AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Fir Lane Terrace
                                            Convalescent Center, Inc.
                                            (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Fir Lane Terrace
                                            Convalescent Center, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)


/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Fir Lane
                                            Terrace Convalescent Center,
                                            Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     NEW CASTLE CARE, LLC

                                     By:  FIR LANE TERRACE CONVALESCENT
                                          CENTER, INC., AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                        Date
         ---------                                    -----                                        ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Fir Lane Terrace
                                            Convalescent Center, Inc.
                                            (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Fir Lane Terrace
                                            Convalescent Center, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Fir Lane
                                            Terrace Convalescent Center,
                                            Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     MILFORD CARE, LLC

                                     By:  MARSHALL PROPERTIES, INC.,
                                          AS SOLE MEMBER


                                     By:      /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                    Title                                         Date
        ---------                                    -----                                         ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Marshall Properties, Inc.
                                            (Principal Executive Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Marshall Properties, Inc.
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Marshall
                                            Properties, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     PARTNERS HEALTH GROUP-FLORIDA, LLC

                                     By:  PARTNERS HEALTH GROUP, LLC, AS
                                          SOLE MEMBER OF PARTNERS
                                          HEALTH GROUP-FLORIDA, LLC

                                     By:  EXTENDICARE HEALTH NETWORK, INC.,
                                          AS SOLE MEMBER OF PARTNERS
                                          HEALTH GROUP, LLC


                                     By:      /s/ Melvin A. Rhinelander
                                          -------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Health Network,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Health Network,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting
                                            Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Health Network, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                         PARTNERS HEALTH GROUP-LOUISIANA, LLC

                                         By:  PARTNERS HEALTH GROUP, LLC, AS
                                              SOLE MEMBER OF PARTNERS
                                              HEALTH GROUP-LOUISIANA, LLC

                                         By:  EXTENDICARE HEALTH NETWORK, INC.,
                                              AS SOLE MEMBER OF PARTNERS
                                              HEALTH GROUP, LLC


                                         By:     /s/ Melvin A. Rhinelander
                                              --------------------------------
                                              Melvin A. Rhinelander
                                              Chairman of the Board and Chief
                                              Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Health Network,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Health Network,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Health Network, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                    PARTNERS HEALTH GROUP-TEXAS, LLC

                                    By:  PARTNERS HEALTH GROUP, LLC, AS
                                         SOLE MEMBER OF PARTNERS
                                         HEALTH GROUP-TEXAS, LLC

                                    By:  EXTENDICARE HEALTH NETWORK, INC.,
                                         AS SOLE MEMBER OF PARTNERS
                                         HEALTH GROUP, LLC


                                    By:        /s/ Melvin A. Rhinelander
                                         ---------------------------------------
                                         Melvin A. Rhinelander
                                         Chairman of the Board and Chief
                                         Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                        Date
         ---------                                    -----                                        ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief                       July 29, 2002
------------------------------------        Executive Officer and Director
Melvin A. Rhinelander                       of Extendicare Health Network,
                                            Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Treasurer and Director
Mark W. Durishan                            of Extendicare Health Network,
                                            Inc. (Principal Financial Officer
                                            and Principal Accounting
                                            Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations
Philip W. Small                             and Director of Extendicare
                                            Health Network, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                     INDIANA HEALTH AND
                                     REHABILITATION PARTNERSHIP

                                     By:  EXTENDICARE HOMES, INC., AS
                                          GENERAL PARTNER


                                     By:      /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer

                                     By:  EXTENDICARE OF INDIANA, INC., AS
                                          GENERAL PARTNER


                                     By:      /s/ Melvin A. Rhinelander
                                          --------------------------------------
                                          Melvin A. Rhinelander
                                          Chairman of the Board and Chief
                                          Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                     Title                                         Date
        ---------                                     -----                                         ----
/s/ Melvin A. Rhinelander                 Chairman of the Board, Chief                          July 29, 2002
------------------------------------      Executive Officer and Director of
Melvin A. Rhinelander                     Extendicare Homes, Inc. and
                                          Extendicare of Indiana, Inc.
                                          (Principal Executive Officer)

/s/ Mark W. Durishan                      Vice President, Chief Financial                       July 29, 2002
------------------------------------      Officer, Treasurer and Director of
Mark W. Durishan                          Extendicare Homes, Inc. and
                                          Extendicare of Indiana, Inc.
                                          (Principal Financial Officer and
                                          Principal Accounting Officer)

/s/ Philip W. Small                       Senior Vice President, Strategic                      July 29, 2002
------------------------------------      Planning and Investor Relations and
Philip W. Small                           Director of Extendicare Homes, Inc.
                                          and Extendicare of Indiana, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 EDGEWOOD CARE, LP

                                 By:  COVENTRY CARE HOLDINGS, INC., AS
                                      GENERAL PARTNER


                                 By:      /s/ Melvin A. Rhinelander
                                      -----------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Coventry Care
Melvin A. Rhinelander                       Holdings, Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Executive Treasurer and
Mark W. Durishan                            Director of Coventry Care Holdings,
                                            Inc. (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Coventry Care Holdings,
                                            Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.


                                ELDERCREST CARE, LP

                                By:  COVENTRY CARE HOLDINGS, INC., AS
                                     GENERAL PARTNER


                                By:      /s/ Melvin A. Rhinelander
                                     -----------------------------------------
                                     Melvin A. Rhinelander
                                     Chairman of the Board and Chief
                                     Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Coventry Care
Melvin A. Rhinelander                       Holdings, Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Executive Treasurer and
Mark W. Durishan                            Director of Coventry Care Holdings,
                                            Inc. (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Coventry Care Holdings,
                                            Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                               HAVEN CARE, LP

                               By:  COVENTRY CARE HOLDINGS, INC., AS
                                    GENERAL PARTNER


                               By:      /s/ Melvin A. Rhinelander
                                    -----------------------------------------
                                    Melvin A. Rhinelander
                                    Chairman of the Board and Chief
                                    Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Coventry Care
Melvin A. Rhinelander                       Holdings, Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Executive Treasurer and
Mark W. Durishan                            Director of Coventry Care Holdings,
                                            Inc. (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Coventry Care Holdings,
                                            Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                               MEADOW CARE, LP

                               By:  COVENTRY CARE HOLDINGS, INC., AS
                                    GENERAL PARTNER


                               By:      /s/ Melvin A. Rhinelander
                                    -----------------------------------------
                                    Melvin A. Rhinelander
                                    Chairman of the Board and Chief
                                    Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Coventry Care
Melvin A. Rhinelander                       Holdings, Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Executive Treasurer and
Mark W. Durishan                            Director of Coventry Care Holdings,
                                            Inc. (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Coventry Care Holdings,
                                            Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                OAK HILL CARE, LP

                                By:  COVENTRY CARE HOLDINGS, INC., AS
                                     GENERAL PARTNER


                                By:     /s/ Melvin A. Rhinelander
                                     -----------------------------------------
                                     Melvin A. Rhinelander
                                     Chairman of the Board and Chief
                                     Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Coventry Care
Melvin A. Rhinelander                       Holdings, Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Executive Treasurer and
Mark W. Durishan                            Director of Coventry Care Holdings,
                                            Inc. (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Coventry Care Holdings,
                                            Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 29, 2002.

                                 STONEBRIDGE CARE, LP

                                 By:  COVENTRY CARE HOLDINGS, INC., AS
                                      GENERAL PARTNER


                                 By:       /s/ Melvin A. Rhinelander
                                      -----------------------------------------
                                      Melvin A. Rhinelander
                                      Chairman of the Board and Chief
                                      Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                  Date
                ---------                                    -----                                  ----
/s/ Melvin A. Rhinelander                   Chairman of the Board, Chief Executive             July 29, 2002
------------------------------------        Officer and Director of Coventry Care
Melvin A. Rhinelander                       Holdings, Inc. (Principal Executive
                                            Officer)

/s/ Mark W. Durishan                        Vice President, Chief Financial                    July 29, 2002
------------------------------------        Officer, Executive Treasurer and
Mark W. Durishan                            Director of Coventry Care Holdings,
                                            Inc. (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip W. Small                         Senior Vice President, Strategic                   July 29, 2002
------------------------------------        Planning and Investor Relations and
Philip W. Small                             Director of Coventry Care Holdings,
                                            Inc.

                                  EXHIBIT INDEX


    EXHIBIT
    -------
    NUMBER                        DOCUMENT DESCRIPTION
    ------                        --------------------

    (3.1) Restated Certificate of Incorporation of Extendicare Health Services, Inc. (Incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-43549)).

    (3.2) By-Laws of Extendicare Health Services, Inc. (Incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-43549)).

    (3.3)        Certificate of Incorporation of Adult Services Unlimited, Inc.

    (3.4)        Bylaws of Adult Services Unlimited, Inc.

    (3.5) Articles of Organization of Alpine Health and Rehabilitation Center, LLC.

    (3.6)        Articles of Organization of Arbors at Bayonet Point, LLC.

    (3.7)        Articles of Organization of Arbors at Fairlawn Care, LLC.

    (3.8)        Articles of Organization of Arbors at Fairlawn Realty OH, LLC.

    (3.9)        Articles of Organization of Arbors at Sylvania Care, LLC.

    (3.10)       Articles of Organization of Arbors at Sylvania Realty OH, LLC.

    (3.11)       Articles of Organization of Arbors at Tampa, LLC.

    (3.12)       Articles of Incorporation of Arbors at Toledo, Inc.

    (3.13)       Code of Regulations of Arbors at Toledo, Inc.

    (3.14)       Certificate of Incorporation of Arbors East, Inc.

    (3.15)       Code of Regulations of Arbors East, Inc.

    (3.16)       Articles of Organization of Arbors West Care, LLC.

    (3.17)       Articles of Organization of Arbors West Realty OH, LLC.

    (3.18)       Articles of Organization of Blanchester Care, LLC.

    EXHIBIT
    -------
    NUMBER                        DOCUMENT DESCRIPTION
    ------                        --------------------


    (3.19)       Articles of Organization of Canton Care, LLC.

    (3.20)       Articles of Organization of Colonial Care, LLC.

    (3.21)       Articles of Organization of Columbus Rehabilitation Care, LLC.

    (3.22)       Articles of Organization of Columbus Rehabilitation Realty OH,
                 LLC.

    (3.23)       Articles of Organization of Concordia Manor, LLC.

    (3.24)       Certificate of Incorporation of Coventry Care Holdings, Inc.

    (3.25)       Articles of Incorporation of Coventry Care, Inc.

    (3.26)       By-laws of Coventry Care, Inc.

    (3.27)       Articles of Organization of Dayton Care, LLC.

    (3.28)       Articles of Organization of Delaware Care, LLC.

    (3.29)       Certificate of Formation of Edgewood Care, LP.

    (3.30)       Articles of Incorporation of Edgewood Nursing Center, Inc.

    (3.31)       By-laws of Edgewood Nursing Center, Inc.

    (3.32)       Certificate of Formation of Eldercrest Care, LP.

    (3.33)       Articles of Incorporation of Elder Crest, Inc.

    (3.34)       By-laws of Elder Crest, Inc.

    (3.35)       Certificate of Incorporation of Extendicare Great Trail, Inc.

    (3.36)       By-laws of Extendicare Great Trail, Inc.

    (3.37)       Articles of Incorporation of Extendicare Health Facilities,
                 Inc.

    (3.38)       By-laws of Extendicare Health Facilities, Inc.

    EXHIBIT
    -------
    NUMBER                        DOCUMENT DESCRIPTION
    ------                        --------------------


    (3.39) Certificate of Incorporation of Extendicare Health Facility Holdings, Inc.

    (3.40)       By-laws of Extendicare Health Facility Holdings, Inc.

    (3.41)       Certificate of Incorporation of Extendicare Health Network,
                 Inc.

    (3.42)       By-laws of Extendicare Health Network, Inc.

    (3.43)       Certificate of Incorporation of Extendicare Homes, Inc.

    (3.44)       By-laws of Extendicare Homes, Inc.

    (3.45)       Certificate of Incorporation of Extendicare of Indiana, Inc.

    (3.46)       By-laws of Extendicare of Indiana, Inc.

    (3.47) Certificate of Incorporation of Fir Lane Terrace Convalescent Center, Inc.

    (3.48)       Bylaws of Fir Lane Terrace Convalescent Center, Inc.

    (3.49) Articles of Organization of First Coast Health and Rehabilitation Center, LLC.

    (3.50)       Certificate of Formation of Fiscal Services Group, LLC.

    (3.51)       Articles of Organization of Gallipolis Care, LLC.

    (3.52)       Articles of Organization of Great Trail Care, LLC.

    (3.53)       Articles of Organization of Greenbriar Care, LLC.

    (3.54)       Articles of Organization of Greenbrook Care, LLC.

    (3.55)       Certificate of Formation of Haven Care, LP.

    (3.56)       Articles of Incorporation of Haven Crest, Inc.

    (3.57)       By-laws of Haven Crest, Inc.

    (3.58)       Articles of Incorporation of Health Poconos, Inc.

    EXHIBIT
    -------
    NUMBER                        DOCUMENT DESCRIPTION
    ------                        --------------------


    (3.59)       Bylaws of Health Poconos, Inc.

    (3.60)       Articles of Organization of Heritage Care, LLC.

    (3.61)       Articles of Organization of Hilliard Care, LLC.

    (3.62)       Articles of Organization of Jackson Heights Rehabilitation
                 Center, LLC.

    (3.63)       Articles of Organization of Jacksonville Care, LLC.

    (3.64)       Articles of Organization of Kaufman Street, WV, LLC.

    (3.65)       Articles of Organization of Kissimmee Care, LLC.

    (3.66)       Articles of Organization of Lady Lake Care, LLC.

    (3.67)       Articles of Organization of London Care, LLC.

    (3.68)       Articles of Organization of Marietta Care, LLC.

    (3.69)       Certificate of Incorporation of Marshall Properties, Inc.

    (3.70)       Code of Regulations of Marshall Properties, Inc.

    (3.71)       Certificate of Formation of Meadow Care, LP.

    (3.72)       Articles of Incorporation of Meadow Crest, Inc.

    (3.73)       By-laws of Meadow Crest, Inc.

    (3.74)       Articles of Organization of Milford Care, LLC.

    (3.75)       Certificate of Formation of New Castle Care, LLC.

    (3.76)       Articles of Organization of New Horizon Care, LLC.

    (3.77)       Articles of Organization of North Rehabilitation Care, LLC.

    (3.78)       Certificate of Incorporation of Northern Health Facilities,
                 Inc.

    EXHIBIT
    -------
    NUMBER                        DOCUMENT DESCRIPTION
    ------                        --------------------


    (3.79)       By-laws of Northern Health Facilities, Inc.

    (3.80)       Certificate of Formation of Oak Hill Care, LP.

    (3.81)       Articles of Incorporation of Oak Hill Home of Rest and Care,
                 Inc.

    (3.82)       By-laws of Oak Hill Home of Rest and Care, Inc.

    (3.83)       Articles of Organization of Orange Park Care, LLC.

    (3.84)       Articles of Organization of Oregon Care, LLC.

    (3.85)       Articles of Formation of Palm Court Care, LLC.

    (3.86)       Certificate of Formation of Partners Health Group -- Florida,
                 LLC.

    (3.87)       Certificate of Formation of Partners Health Group -- Louisiana,
                 LLC.

    (3.88)       Certificate of Formation of Partners Health Group -- Texas,
                 LLC.

    (3.89)       Certificate of Formation of Partners Health Group, LLC.

    (3.90)       Articles of Organization of Port Charlotte Care, LLC.

    (3.91)       Articles of Organization of Richey Manor, LLC.

    (3.92)       Articles of Organization of Rockledge Care, LLC.

    (3.93)       Articles of Organization of Rockmill Care, LLC.

    (3.94)       Articles of Organization of Rocksprings Care, LLC.

    (3.95)       Articles of Organization of Safety Harbor Care, LLC.

    (3.96)       Articles of Organization of Sarasota Care, LLC.

    (3.97)       Articles of Organization of Seminole Care, LLC.

    (3.98) Articles of Organization of South Heritage Health and Rehabilitation Center, LLC.

   EXHIBIT
    -------
    NUMBER                        DOCUMENT DESCRIPTION
    ------                        --------------------


    (3.99)       Certificate of Formation of Stonebridge Care, LP.

    (3.100) Articles of Organization of The Oaks Residential and Rehabilitation Center, LLC.

    (3.101)      Articles of Incorporation of The Progressive Step Corporation.

    (3.102)      By-laws of The Progressive Step Corporation.

    (3.103)      Articles of Organization of Treasure Isle Care Center, LLC.

    (3.104)      Articles of Incorporation of United Professional Services, Inc.

    (3.105)      By-laws of United Professional Services, Inc.

    (3.106)      Articles of Organization of Waterville Care, LLC.

    (3.107)      Articles of Organization of Winter Haven Care, LLC.

    (3.108) Articles of Organization of Winter Haven Health and Rehabilitation Center, LLC.

    (3.109)      Articles of Organization of Woodsfield Care, LLC.

    (3.110)      By-Laws of Coventry Care Holdings, Inc.

    (4.1) Indenture, dated as of December 2, 1997, between Extendicare Health Services, Inc., the Guarantors named therein and the Bank of Nova Scotia Trust Company of New York, as Trustee (Incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-43549)).

    (4.2) Purchase Agreement, dated as of June 20, 2002, between Extendicare Health Services, Inc., the Guarantors named therein, Lehman Brothers, Inc., ABN AMRO Incorporated and U.S. Bancorp Piper Jaffrey Inc.

    (4.3) Indenture, dated as of June 28, 2002, among Extendicare Health Services, Inc., the Guarantors named therein, as Guarantors, and U.S. Bank, N.A., as Trustee.

    (4.4) Exchange and Registration Rights Agreement, dated as of June 28, 2002, among Extendicare Health Services, Inc., the Guarantors named therein, Lehman Brothers Inc., ABN AMRO Incorporated and U.S. Bancorp Piper Jaffrey Inc.

    (4.5) Credit Agreement, dated as of June 28, 2002, among Extendicare Holdings, Inc., Extendicare Health Services, Inc., Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, U.S. Bank National Association, as Syndication Agent, GE Capital Corporation, Residential Funding Corporation d/b/a GMAC-RFC Health Capital, LaSalle Bank National Association, as Co-Documentation

    EXHIBIT
    -------
    NUMBER                        DOCUMENT DESCRIPTION
    ------                        --------------------



                 Agent and other lenders thereto.


                 Pursuant to Item 601(b) (4) (iii) of Regulation S-K, the Registrants agree to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-4. No such instrument authorizes securities in excess of 10% of the total assets of Extendicare Health Services, Inc. or the subsidiary guarantors, as the case may be.

    (5)          Opinion of Foley & Lardner (including consent of counsel).

    (12) Statement regarding computation of ratios of earnings to fixed charges.

   (23.1)        Consent of KPMG LLP.

   (23.2)        Consent of Foley & Lardner (filed as part of Exhibit (5)).

    (25) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank, N.A.

    (99.1) Schedule II -- Valuation and Qualifying Accounts and related Independent Auditors Report.

    (99.2)       Form of Letter of Transmittal.

    (99.3)       Form of Notice of Guaranteed Delivery.

    (99.4) Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    (99.5)       Form of Letter to Clients.

    (99.6) Form of Instructions to Registered Holder and/or Participants in DTC from Beneficial Owners.

    (99.7)       Form of Letter to Nominees.